Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of February 7, 2019

among

ACY SN 19002 LIMITED

ACY SN 19003 LIMITED

ACY E-175 LLC

and

ACY SN 15129 LLC

as Borrowers

THE PARTICIPANTS PARTY HERETO

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH

as Agent

NORDDEUTSCHE LANDESBANK GIROZENTRALE

as Swap Counterparty

WILMINGTON TRUST COMPANY

as Security Trustee

Aircraft Credit Facility

Up to $47,000,000

___________________

Norddeutsche Landesbank Girozentrale, New York Branch

Mandated Lead Arranger

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TABLE OF CONTENTS

(continued)

Annex A	–	Definitions and Construction

Schedule I	–	Address for Notices and Payment Instructions
Schedule II	–	Aircraft; Lessors; Lessees; Loan Amounts; Applicable Margins; Maturity Dates; Leases
Schedule III	–	Local Law Requirements
Schedule IV	–	Repayment Schedules

Exhibit A	–	Form of Notice of Borrowing
Exhibit B-1	–	Form of Borrower Pledge Agreement
Exhibit B-2	–	Form of Borrower Parent Pledge Agreement

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CREDIT AGREEMENT, dated as of February 8, 2019 (this “Agreement”), among ACY SN 19002 LIMITED, a limited liability company incorporated under the laws of England (the “19002 Borrower”), ACY SN 19003 LIMITED, a limited liability company incorporated under the laws of England (the “19003 Borrower ”), ACY E-175 LLC, a limited liability company organized under the laws of the State of Delaware (the “Republic Borrower”), ACY SN 15129 LLC, a limited liability company organized under the laws of the State of Delaware (the “Adria Borrower” and, together with the 19002 Borrower, the 19003 Borrower and the Republic Borrower, each individually a “Borrower” and, collectively, the “Borrowers”), each of the participants that is a signatory hereto identified under the caption “PARTICIPANTS” on the signature pages hereto or which, pursuant to Section 7.4 hereof, shall become a “Participant” hereunder (individually, a “Participant” and, collectively, the “Participants”), NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH (“Nord/LB”), as agent (in such capacity, the “Agent”), NORDDEUTSCHE LANDESBANK GIROZENTRALE, as swap counterparty (in such capacity, the “Swap Counterparty”) and WILMINGTON TRUST COMPANY, as security trustee (the “Security Trustee”).

WHEREAS, each of the parties hereto has agreed to enter into this Agreement to provide for the financing of certain aircraft by the Participants; and

WHEREAS, such aircraft will be mortgaged to, and the Lease associated with such aircraft will be assigned to, the Security Trustee, for the benefit of the Participants, pursuant to the Security Agreement (as defined in Annex A to this Agreement).

NOW THEREFORE, for good and valuable consideration, the receipt of which has been duly received, the parties hereto agree as follows:

Section 1.       Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in Part I of Annex A to this Agreement and the Loan Operative Documents shall be interpreted in accordance with the rules of construction set forth in Part II of Annex A to this Agreement.

Section 2.      The Loans.

2.1       Commitments to Lend.

(a)       Subject to the terms and conditions of this Agreement, on the Drawdown Date for each Aircraft, each Participant agrees to fund an amount equal to its Participation Percentage of the Loan Amount for such Aircraft to the Security Trustee to enable a loan (a “Loan”) for such Aircraft to be made to the Borrower of such Loan during the Availability Period. The 19002 Borrower shall be the “Borrower” for the Loan secured by the 19002 Aircraft. The 19003 Borrower shall be the “Borrower” for the Loan secured by the 19003 Aircraft. The Republic Borrower shall be the “Borrower” for each of the Loans secured by a Republic Aircraft. The Adria Borrower shall be the “Borrower” for the Loan secured by the Adria Aircraft. Unless the context shall otherwise require, for all purposes of this Agreement and the other Loan Operative Documents, the Loan for any Aircraft shall be equal to the aggregate outstanding principal amount of the Loan Certificates relating thereto.

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(b)       Subject to Section 5.1(s), no Loan shall be advanced unless the Basic Rent for the related Lease shall, on a Dollar-for-Dollar basis, support the debt service requirements for such Loan specified in Section 2.5 (other than any balloon pursuant to Section 2.5(c)). If the condition specified in the first sentence of this Section 2.1(b) is not satisfied, then the Loan Amount of such Loan shall be reduced to such Loan Amount as shall satisfy the debt service coverage condition.

2.2       Notice of Borrowing. The relevant Borrower of a Loan shall deliver to the Agent a Notice of Borrowing by 2:00 p.m. (New York time) at least three Business Days (or such shorter period as the Participants may otherwise agree) before the intended Drawdown Date for such Loan, which notice:

(a)       shall specify:

(i)       the Business Day on which the Drawdown Date is proposed to occur (for any Loan, its “Scheduled Drawdown Date”);

(ii)      the Loan Amount of such Loan; and

(iii)     wire instructions for the disbursement of such Loan on the Drawdown Date therefor; and

(b)       shall specify the manufacturer’s serial number and registration number of the relevant Aircraft and the manufacturer’s serial numbers of each Engine relating to such Aircraft; and

(c)       shall contain an indemnity by the Borrower of such Loan in favor of the Participants and the Swap Counterparty for any Liquidity Breakage, any LIBOR Breakage, any Swap Breakage Loss and interest and other expenses incurred pursuant to and in the manner specified in Sections 2.2(c) in respect of such Loan associated with a failure to borrow such Loan for any reason, other than a failure by the Participants to fund following the satisfaction of all conditions precedent thereto; such indemnity shall be guaranteed by the Borrower Parent.

Promptly following receipt of any Notice of Borrowing, the Agent shall transmit the same to each Participant.

2.3       Funding Procedure. Not later than 2:00 p.m. (New York time) on the applicable Scheduled Drawdown Date, the Participants shall make available their ratable share of the Loan to be funded on such Scheduled Closing Date, in immediately available funds, to the Security Trustee (such amounts being referred to in the aggregate as the “Deposit”). At such time as the Participants and the Agent are satisfied that the conditions precedent to a Drawdown Date have been satisfied or will be satisfied concurrently with funding, the Participants shall direct the Security Trustee to make the funds so received from the Participants immediately available to the Borrower of such Loan on such Scheduled Drawdown Date to the account specified by such Borrower in the Notice of Borrowing for such Loan.

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2.4       Deposit; Commitment Cancellation.

(a)       If, for any reason, any Loan to be made hereunder on its Scheduled Drawdown Date shall not be so made on such date, the Deposit, and earnings thereon, will be, to the extent available, invested and reinvested by the Security Trustee at the sole discretion, for the account and at the risk of the relevant Borrower in an overnight deposit selected by the Security Trustee. The Borrower of such Loan agrees to pay to each Participant interest on the amount of the Deposit furnished by such Participant at the Debt Rate therefor, which interest (i) shall accrue to but excluding the earlier of the actual Drawdown Date or the fifth Business Day next succeeding the Scheduled Drawdown Date therefor (the “Cutoff Date”) and (ii) shall be payable on such earlier date.

(b)       If for any reason, other than the failure of any Participant to comply with the terms hereof, the Drawdown Date with respect to any Loan shall not have occurred on or prior to the applicable Cutoff Date, then each Participant may cancel, terminate or otherwise unwind any funding arrangements made in the London interbank market or otherwise to fund its Participation Percentage of the Loan Amount in respect of such Loan, and such Participant shall notify the Security Trustee thereof, and the Security Trustee shall return its Commitment to be funded on such Drawdown Date to such Participant.

(c)       In the event of the occurrence of the events described in Section 2.4(b) above, the applicable Borrower agrees to pay within three Business Days of the applicable Cutoff Date (A) to the Swap Counterparty, any Swap Breakage Loss and (B) to each Participant, without duplication of the amounts covered by the preceding clause (A), any Liquidity Breakage and any LIBOR Breakage and all reasonable out-of-pocket costs and expenses of such Participant (including, without limitation, reasonable legal costs and expenses) incurred by such Participant.

(d)       The Participants’ Commitments for all Loans shall be automatically terminated at 4:00 p.m. (New York time) on the Availability Termination Date.

(e)       If an Event of Default shall have occurred and be continuing, then in every such case, the Agent shall, upon receipt of written demand therefor from the Required Participants, at any time by delivery of written notice or notices to the Borrowers cancel all remaining unutilized Commitments, whereupon such unutilized Commitments shall be cancelled, without presentment, demand, protest or notice, all of which are hereby waived; provided that all unutilized Commitments will automatically be cancelled without any action by the Agent or the Participants and without presentment, demand, protest or notice, all of which are hereby waived, in the case of the occurrence and continuance of an Event of Default under Section 4.02(g) of the Security Agreement.

2.5       Debt Rate; Hedging; Amortization Schedules.

(a)       Each Loan shall bear interest at a floating rate of interest from the relevant Drawdown Date to the relevant Maturity Date. At least two Business Days prior to each Interest Period, the Agent shall determine the Debt Rate for such Interest Period, which determination shall be conclusive absent manifest error, and shall notify the relevant Borrower of such Debt Rate. The Agent’s failure to so notify such Borrower of such Debt Rate shall not relieve such Borrower of its obligation to pay interest payable hereunder nor shall it give rise to any claim against the Agent or any Participant by such Borrower. The relevant Debt Rate shall include the Liquidity Margin for such Loan.

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(b)       Two Business Days prior to the Drawdown Date in respect of a Loan, the relevant Borrower shall enter into a Swap Transaction in respect of such Loan. Each Swap Transaction shall be evidenced by a Swap Agreement to hedge the interest rate risk arising from the mismatch between the fixed basic rentals under the relevant Lease to which the relevant Borrower or Lessor, as the case may be, is party and the relevant Debt Rate (the “Exposure”). At all times, 100% (and not more than 100%) of the Exposure will be hedged through such Swap Transaction. All payments to be made by the Swap Counterparty to the Borrowers under any Swap Agreement shall be paid directly by the Swap Counterparty into the relevant Collateral Account relating to the related Lease. All payments to be made by the Borrowers to the Swap Counterparty under any Swap Agreement shall be sourced exclusively from distributions made under Article III of the Security Agreement or from the Borrower Parent or other Affiliate of the Borrowers. The Security Trustee shall be granted a first priority, perfected security interest in each Swap Agreement entered into pursuant hereto. The Borrowers agree that they shall not enter into any other derivatives agreements or other hedging arrangements not provided for under this Section 2.5(b).

(c)        (i)    Each Loan with respect to a Republic Aircraft shall amortize monthly on each relevant Payment Date on a mortgage-style basis such that the principal amount payable on the Maturity Date with respect to such Loan shall be equal to zero in the manner provided in Schedule IV. The principal balance of such Loan outstanding on such Maturity Date shall be due and payable on such date.

(ii)       The Loan with respect to the Adria Aircraft shall amortize monthly on each relevant Payment Date on a mortgage-style basis with a balloon payment payable on the Maturity Date with respect to such Loan in the manner provided in Schedule IV.

The principal balance of such Loan outstanding on such Maturity Date shall be due and payable on such date.

(iii)       Each Loan with respect to an Air Nostrum Aircraft shall amortize quarterly on each relevant Payment Date on a mortgage-style basis with a balloon payment payable on the Maturity Date with respect to such Loan in the manner provided in Schedule IV. The principal balance of such Loan outstanding on such Maturity Date shall be due and payable on such date.

(iv)       For the purposes of the foregoing calculations, the interest component of debt service on any particular Loan shall be deemed to be the amount thereof determined by utilizing the Swap Rate under the related Swap Transaction effected in accordance with the Section 2.5(b) (calculated on the basis of a 360 day year and the actual number of days elapsed).

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(v)       The amortization schedule for each Loan (to be appended to each applicable Loan Certificate) shall be prepared by the Agent based on the foregoing methodology, which shall be conclusive absent manifest error.

(d)       Before the discontinuation of the LIBOR Rate as a benchmark U.S. Dollar interest rate (which is currently planned to occur on or before December 31, 2021), each of the Borrowers, the Agent and the Participants will agree:

(i)       a replacement benchmark U.S. Dollar interest rate with respect to interest payable on each Loan, which:

(1)        the Borrowers, the Agent and the Participants anticipate at such time is likely to be a benchmark rate that is generally accepted and adopted by applicable market participants; and

(2)       will be implemented on a non-discriminatory basis with respect to each Participant’s similar (in terms of structure, product type and debtor profile) commercial aviation finance transactions; and

(ii)      any related necessary amendments to this Agreement and the other Loan Operative Documents, including any necessary amendments to (or replacements of) the definitions of “1 Month LIBOR Rate”, “3 Month LIBOR Rate”, “Market Disruption Event”, “Quotation Day” and “Screen Rate”.

2.6       Manner of Payment. Each Loan shall be disbursed by the Security Trustee to the applicable Borrower at such account or accounts as shall be directed in accordance with Section 2.2 in immediately available funds.

2.7	Fees.

(a)       The Borrowers agree to pay the fees set forth in the Fee Letter at such times as are required by the terms thereof.

(b)       The Borrowers agree to pay to the Agent annually in advance its administrative fee (the “ Agency Fee ”) in the amount of $10,000 per Aircraft on the Closing Date and on each anniversary thereof (or, if such anniversary is not a Business Day, the next immediately succeeding Business Day). To the extent that the Closing Date and the initial Drawdown Date occur on the same Business Day, the Agency Fee due and payable on the Closing Date shall be set off against the portion of the Loans funded by NordLB on the initial Drawdown Date.

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2.8       Air Nostrum Aircraft Payments. In respect of each Loan for an Air Nostrum Aircraft, the sum of any amounts paid by Bombardier Inc. under the relevant Residual Value Guarantee (the “RVG Payment Amount”) and any sales proceeds (including any purchase deposits) received by the relevant Borrower from the sale of such Air Nostrum Aircraft (together with the relevant RVG Payment Amount, in respect of such Air Nostrum Aircraft, the “Air Nostrum Proceeds”) shall be applied (i) first, to any amounts outstanding under the relevant Loan Certificates, together with any Swap Breakage Loss, LIBOR Breakage and Prepayment Fee (in accordance with Section 2.10 of the Security Agreement) in respect of such Aircraft and (ii) second, to any amounts outstanding under the relevant Loan Certificates for the other Air Nostrum Aircraft, together with any Swap Breakage Loss, LIBOR Breakage and Prepayment Fee (in accordance with Section 2.10 of the Security Agreement) in respect of such Aircraft. To the extent the Air Nostrum Proceeds are in excess of the amounts outstanding under the Loans related to the Air Nostrum Aircraft on the relevant date of prepayment (such excess, an “Air Nostrum Excess Amount”), such Air Nostrum Excess Amount shall either be applied to any amounts outstanding under the Loan related to the Adria Aircraft in accordance with Section 2.10 of the Security Agreement or, at the election of the Adria Borrower, deposited in the Cash Collateral Account as security for such Loan in accordance with the Security Agreement. To the extent the Adria Borrower elects to deposit the Air Nostrum Excess Amount in the Cash Collateral Account, the Air Nostrum Excess Amount shall remain in the Cash Collateral Account until the Lien in respect of the Adria Aircraft is terminated in accordance with Section 9.01 of the Security Agreement.

Section 3.	Conditions Precedent.

3.1       Conditions Precedent to the Closing Date. The effectiveness of this Agreement is subject to the following conditions precedent having been complied with to the satisfaction of or waived in writing by the Participants on or before the Closing Date (each document, instrument, certificate, opinion or other paper referred to below to be in form and substance reasonably satisfactory to the Participants and, unless otherwise specified, to be dated the Closing Date):

(a)      The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Finance Parties), and an executed copy of each (other than with respect to the Finance Parties) shall have been delivered to each Participant and the Security Trustee:

(i)	this Agreement;

(ii)	the Security Agreement;

(iii)	the Fee Letter;

(iv)	the Borrower Parent Pledge Agreements;

(v)	the Indemnity Agreement; and

(vi)	the Swap Master Agreements.

(b)      Each Participant and the Security Trustee shall have received the following:

(i)       a copy of the organizational documents of each Borrower and the Borrower Parent, certified by an authorized representative of such Person, a good standing certificate (if applicable), and other evidence authorizing execution, delivery and performance by such Person of each Operative Document to which such Person is or will be a party;

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(ii)       a copy of the organizational documents of the Security Trustee, certified by a Secretary or an Assistant Secretary of the Security Trustee, and other evidence authorizing the execution, delivery and performance by the Security Trustee of this Agreement and each other Operative Document to which the Security Trustee is or will be a party;

(iii)       an incumbency certificate of each Borrower and the Borrower Parent as to the person or persons authorized to execute and deliver Loan Operative Documents to which it is a party and the specimen signature of such person or persons;

(iv)       an incumbency certificate of or in respect of the Persons authorized to execute documents on behalf of the Security Trustee and the specimen signature of such persons;

(v)       copies of all documents delivered by the Borrower Parent under the Borrower Parent Pledge Agreements;

(vi)       all documentation and other information (including originals if required under regulation or policy) required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), that has been requested not less than five Business Days prior to the Closing Date; and

(vii)       such other documents and evidence with respect to each Borrower, the Borrower Parent and the Security Trustee as any Participant or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the other Operative Documents, the taking of all corporate proceedings in connection therewith, compliance with the conditions herein or therein set forth and compliance with any money laundering informational requirements the Participants may have.

(c)        All approvals and authorizations of any trustee or holder of the indebtedness or obligation of each Borrower, the Borrower Parent or any of their Affiliates which are required in connection with any of the transactions contemplated by this Agreement shall have been duly obtained, and evidence thereof shall have been delivered to each Participant and the Security Trustee.

(d)        On the Closing Date, the Security Trustee and the Participants shall have received evidence reasonably satisfactory to it that all of the Borrower Parent Pledged Collateral is held by the Borrower Parent free and clear of all Liens other than the Borrower Parent Pledge Agreements.

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(e)       The Uniform Commercial Code financing statements covering all the Liens created by or pursuant to the Borrower Parent Pledge Agreements and the Security Agreement shall have been authorized by the Borrower Parent and the Borrowers, as applicable, and such financing statements or other statements or documents for the same purpose shall have been authorized to be filed in all places which the Security Trustee or its special counsel shall deem necessary or advisable.

(f)       The Security Trustee and the Participants shall have received an opinion addressed to the Security Trustee, the Agent and the Participants as of the Effective Date, from, in each case in form and substance reasonably satisfactory to such Participants:

(i)       Christopher Tigno, General Counsel to the Borrower Parent, with respect to the Borrower Parent;

(ii)       Withers Bergman LLP, special New York and Delaware counsel to the Borrower Parties; and

(iii)      Vedder Price LLP, special English counsel to the Agent;

in each case covering such additional matters as the Security Trustee or any Participant may reasonably request, including, in respect of clauses (ii) and (iii) above, as to the enforceability of each Swap Master Agreement under the laws of the State of New York and the due execution of each Swap Master Agreement by the relevant Borrower.

(g)       The Borrowers shall have paid the fees due on the Closing Date pursuant to the Fee Letter and to Section 2.7(b).

(h)       Each Participant shall have received its internal credit approvals to execute and deliver this Agreement and the other Operative Documents to which such Participant is party, and to consummate the transactions contemplated hereby and thereby.

3.2       Conditions Precedent to a Drawdown Date. The obligation of the Participants to fund their Participation Percentages of the Loan Amount in respect of a Loan to be made to the applicable Borrower in respect of an Aircraft on a Drawdown Date is subject to the occurrence of the Closing Date and the following conditions precedent having been complied with to the satisfaction of or waived in writing by the Participants on or before such Drawdown Date (each document, instrument, certificate, opinion or other paper referred to below to be in form and substance reasonably satisfactory to the Participants and, unless otherwise specified, to be dated such Drawdown Date):

(a)       Each Participant shall have received a Notice of Borrowing with respect to such Loan pursuant to Section 2.2.

(b)       The conditions specified in Section 2.1(b) hereof shall be satisfied.

(c)       The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Finance Parties), and an executed copy of each (other than with respect to the Finance Parties) shall have been delivered to each Participant and the Security Trustee:

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(i)          the Security Agreement Supplement in respect of such Aircraft;

(ii)         the Loan Certificate for each Participant, duly completed (the original of each to be delivered to such Participant by the Agent promptly following such Drawdown Date);

(iii)        the Swap Agreement in respect of such Loan;

(iv)        the Funds Flow Agreement in respect of such Loan;

(v)         the Lessee Parties Acknowledgement for such Aircraft;

(vi)        if such Aircraft is the Adria Aircraft, the Adria Repossession Deed;

(vii)       if such Aircraft is an Air Nostrum Aircraft, the relevant Residual Value Guarantee and the relevant RVG Notice and Acknowledgment;

(viii)      if such Aircraft is an Air Nostrum Aircraft, the relevant Lease Management Agreement;

(ix)        if such Aircraft is the 19003 Aircraft, the Consent and Recognition of Rights Agreement;

(x)         the Deregistration Powers of Attorney for such Aircraft, if applicable;

(xi)        the IDERA for such Aircraft, if applicable;

(xii)       the Warranty Agreements for such Aircraft, if applicable;

(xiii)      the Lease Operative Documents with respect to such Aircraft;

(xiv)      the Lease Assignment with respect to such Aircraft, if applicable;

(xv)       the Local Law Mortgage with respect to such Aircraft, if applicable; and

(xvi)      the relevant Borrower Pledge Agreement, if applicable.

(d)       Such Aircraft shall not have suffered an Event of Loss (or an event which, with the passage of time would constitute an Event of Loss) and will be in the condition and state of repair required under the terms of the Lease with respect to such Aircraft.

(e)       Since September 1, 2018, in the reasonable opinion of the Security Trustee (acting in good faith), no material adverse changes in the business, operational or financial condition of the relevant Lessee shall have occurred that have materially and adversely affected its ability to perform its obligations under the relevant Lease.

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(f)       On such Drawdown Date, no change shall have occurred since the Closing Date in applicable law which, in the reasonable opinion of any Participant, would make it illegal under applicable law for such Participant to make available its Participation Percentage of the Loan Amount in respect of such Loan.

(g)       On such Drawdown Date, the following statements shall be correct, and the Security Trustee and the Participants shall have received evidence reasonably satisfactory to it to the effect that:

(i)        (A) in respect of the Adria Aircraft, the Borrower Parent has transferred title to such Aircraft to the Adria Borrower and (ii) in respect of each Aircraft, the relevant Lessor or the relevant Borrower, as the case may be, has good and legal title to such Aircraft free and clear of all Liens other than the Lease with respect to such Aircraft, the security created by the Security Agreement and the other Loan Operative Documents and the Permitted Liens (as defined in such Lease);

(ii)       after giving effect to the filings and registrations contemplated hereby, the Security Trustee has a first priority and duly perfected Lien of record in and to such Aircraft and the Airframe and Engines included in such Aircraft, and the Lease with respect thereto;

(iii)      the international interests of the Security Agreement as supplemented by the Security Agreement Supplement for such Aircraft and the Local Law Mortgage for such Aircraft, if applicable, with respect to the Airframe and each Engine included in such Aircraft shall be in a position to be registered with the International Registry on such Drawdown Date, and there shall exist no other registered international interest on the International Registry in relation thereto other than registrations being terminated or further assigned on such Drawdown Date, including the Lease with respect to such Aircraft;

(iv)      all Local Law Requirements that are specified as conditions precedent in respect of such Aircraft in Schedule III shall have been satisfied as contemplated in Schedule III; and

(v)       no event shall have occurred and be continuing which constitutes (x) an Event of Default or (y) to the Borrower of such Loan’s Actual Knowledge, a Lease Default or Lease Event of Default under the Lease with respect to such Aircraft except for, solely in respect of the Adria Aircraft, any Lease Event of Default that occurs as a result of any default by the Lessee of the Adria Aircraft in the payment when due of any installment of Rent due under the relevant Lease and such Lease Event of Default has been continuing for a period equal to or less than 60 days.

(h)       All approvals and authorizations of any trustee or holder of the indebtedness or obligation of each Borrower or any of their Affiliates which are required in connection with any of the transactions contemplated by this Agreement shall have been duly obtained, and evidence thereof shall have been delivered to each Participant and the Security Trustee.

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(i)        On such Drawdown Date, the Security Trustee and the Participants shall have received evidence reasonably satisfactory to it that all of the Borrower Pledged Collateral with respect to the relevant Lessor is held by the related Borrower free and clear of all Liens other than the relevant Borrower Pledge Agreement.

(j)        The Uniform Commercial Code financing statements covering all the Liens created by or pursuant to the Security Agreement and the relevant Borrower Pledge Agreement with respect to the relevant Eligible Entities, such Aircraft and the Lease with respect to such Aircraft shall have been authorized by the Borrower of such Loan, such Lessor or the Lessee of such Aircraft, as the case may be, and such financing statements or other statements or documents for the same purpose shall have been authorized to be filed in all places which the Security Trustee or its special counsel shall deem necessary or advisable.

(k)       The Security Trustee shall have received a duly executed letter of undertaking from the insurance broker of the related Lessee, in form and substance reasonably satisfactory to the Security Trustee and the Participants, together with a certificate of insurance and/or reinsurance from such broker as to the due compliance with the terms of the Lease with respect to such Aircraft, in each case, to the extent required under such Lease. In addition, the Agent shall have received from its insurance advisor a favorable opinion concerning the insurances and reinsurances evidenced by such certificate(s).

(l)        The Security Trustee and the Participants shall have received an opinion addressed to it and each of the Security Trustee, the Agent and the Participants as of such Drawdown Date, from, in each case in form and substance reasonably satisfactory to such Participants:

(i)       Withers Bergman LLP, special New York and Delaware counsel to the Borrowers and the Borrower Parent; and

(ii)       (A) in respect of each Borrower in respect of a Loan related to an Air Nostrum Aircraft, Vedder Price LLP, special English counsel to the Agent and (B) in respect of a Loan related to a Republic Aircraft, Morris James LLP, special Delaware counsel to the relevant Lessor;

(iii)      special counsel in the State of Registration of such Aircraft; and

(iv)      special counsel to the Lessee of such Aircraft,

in each case covering such additional matters as the Security Trustee or any Participant may reasonably request, including, in respect of clauses (i) and (ii) above, as to the enforceability of the relevant Swap Agreement under the laws of the State of New York and the due execution of such Swap Agreement by the relevant Borrower.

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(m)       On such Drawdown Date, the statements set forth in this paragraph shall be true and correct and the Security Trustee and each Participant shall have received a certificate signed by an authorized officer or representative in the name and on behalf of the Borrower of such Loan and each relevant Lessor certifying that (i) its representations and warranties contained in this Agreement or any other Loan Operative Document are correct in all material respects as though made on and as of such Drawdown Date, except to the extent that such representations and warranties relate to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) to its Actual Knowledge, there are no Liens affecting the Mortgaged Property or any part thereof (other than Lessor Liens arising pursuant to the Loan Operative Documents or the Lease (including those permitted by such Lease) with respect to such Aircraft), (iii) no event has occurred and is continuing which constitutes, or with notice or lapse of time or both would constitute, due to any action or omission on the part of such officer, an Event of Default, (iv) all of the covenants and agreements of such person required to be performed on or as of such Drawdown Date, have been performed and (v) to its Actual Knowledge, no event has occurred and is continuing which constitutes a Lease Default or Lease Event of Default under the Lease with respect to such Aircraft except for, solely in respect of the Adria Aircraft, any Lease Event of Default that occurs as a result of any default by the Lessee of the Adria Aircraft in the payment when due of any installment of Rent due under the relevant Lease and such Lease Event of Default has been continuing for a period equal to or less than 60 days.

(n)       The Security Trustee and the Participants shall have received the most recent unaudited financial statements of such Borrower, certified by an officer of such Borrower, and the most recent audited financial statements of the Lessee Parties most recently delivered to such Lessor or such Borrower, as the case may be, in accordance with the Lease with respect to such Aircraft or otherwise delivered to such Lessor in accordance with the standard of a first class aircraft lessor, and the Participants shall have obtained all necessary approvals and consents to enter into the transaction.

(o)       The Security Trustee and the Participants shall (i) have received and reviewed the Lease with respect to such Aircraft, the Lease Operative Documents related thereto and, in respect of each Air Nostrum Aircraft, the relevant Residual Value Guarantee and all conditions precedent required to be delivered thereunder and (ii) subject to Section 5.1(s), be satisfied that the scheduled Basic Rent payable under the Lease is sufficient to satisfy the Borrower of such Loan’s debt service obligations in respect of the Loan Certificates related to such Loan (other than any balloon pursuant to Section 2.5(c)).

(p)       On such Drawdown Date, no material disruption shall have occurred in the London (or other relevant) interbank market that may have an adverse effect upon any Participant’s ability to raise funds in US Dollars;

(q)       The Agent shall have received (or will receive on such Drawdown Date) copies of (i) the certificate of airworthiness of such Aircraft issued by the Aviation Authority in respect thereof, (ii) the certificate of registration of such Aircraft issued by the Aviation Authority in respect thereof, (iii) all other government licenses and certificates required by any governmental entity in the State of Registration of such Aircraft required for the operation of such Aircraft and (iv) the operator’s license (or similar license or certificate) of the relevant Lessee, in each case as in effect on such Drawdown Date;

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(r)       The Agent shall have received a copy of each bill of sale (on a back-to-birth basis) for such Aircraft.

(s)       The Collateral Account with respect to the Lease relating to such Aircraft shall have been established and pledged to the Security Trustee in accordance with the terms of the Security Agreement. The Cash Collateral Account shall have been established and pledged to the Security Trustee in accordance with the terms of the Security Agreement.

(t)       If such Drawdown Date is in respect of the Adria Aircraft, the relevant Borrower shall have deposited the Adria Cash Collateral Amount in the Cash Collateral Account.

(u)       If applicable, each Participant and the Security Trustee shall have received the following:

(i)       a copy of the organizational documents of such Lessor, certified by an authorized representative of such Person, a good standing certificate (if applicable), and other evidence authorizing execution, delivery and performance by such Person of each Operative Document to which such Person is or will be a party;

(ii)      an incumbency certificate of such Lessor as to the person or persons authorized to execute and deliver Loan Operative Documents to which it is a party and the specimen signature of such person or persons;

(iii)     all documentation and other information (including originals if required under regulation or policy) required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), that has been requested not less than five Business Days prior to such Drawdown Date; and

(iv)     such other documents and evidence with respect to such Lessor as any Participant or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the other Operative Documents, the taking of all corporate proceedings in connection therewith, compliance with the conditions herein or therein set forth and compliance with any money laundering informational requirements the participants may have.

(v)       The Agent shall have received from each of the relevant Borrower and the Borrower Parent a “bring-down” certificate of an authorized representative of such Person certifying that the organizational documents, evidence authorizing execution, delivery and performance, incumbency certificate and specimen signatures of such Person certified on the Closing Date pursuant to Sections 3.1(b)(i) and 3.1(b)(iii) are true, correct and complete as of such Drawdown Date.

(w)       The Security Trustee, the Agent and each Participant shall have received evidence of the acceptance of appointment of process agents in New York in respect of the relevant Borrower, the Borrower Parent and the relevant Lessor, if applicable.

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(x)       All appropriate action required to have been taken by any governmental or political agency, subdivision or instrumentality of the relevant State of Registration, the relevant jurisdiction of incorporation of the Borrower Parent, the relevant Borrower and the relevant Lessor, if applicable, or the United States on or prior to such Drawdown Date in connection with the transactions contemplated by this Agreement to occur on or prior to such Drawdown Date shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Drawdown Date in connection with the transactions contemplated by this Agreement to occur on or prior to such Drawdown Date shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on such Drawdown Date.

(y)       If applicable, the Agent, the Security Trustee and each Participant shall have received an executed copy of a payoff letter or undertaking, a release agreement and such other documentation, including any relevant UCC searches, tax lien searches and litigation searches with respect to such Lessor and/or such Borrower, as the case may be, as it shall reasonably request evidencing that any indebtedness in respect of such Aircraft, such Lease or any other related Mortgaged Property has been, or will simultaneously with the advance of such Loan be, paid in full and all security interests and Liens (other than Permitted Liens) on such Aircraft, such Lease or such Mortgaged Property have been, or will simultaneously with the advance of such Loan be, released.

(z)       The Agent shall have received such other documentation, and such other conditions shall have been fulfilled, as the Agent or its counsel shall reasonably request in light of circumstances occurring following the Closing Date.

3.3       Conditions Subsequent. Promptly following the closing on a Drawdown Date for an Aircraft:

(a)       international interests in the relevant Airframe and each relevant Engine, in the name of the Security Trustee, shall be duly registered on the International Registry with respect to the Security Agreement as supplemented by the Security Agreement Supplement with respect to such Aircraft, and the Local Law Mortgage with respect to such Aircraft, if applicable;

(b)       all Local Law Requirements that are specified as conditions subsequent for such Aircraft in Schedule III shall have been completed or satisfied in a manner reasonably satisfactory to the Security Trustee within the allotted timeframes specified in such Schedule III, and evidence of such completion and/or satisfaction shall have been delivered to the Security Trustee;

(c)       the Borrower of such Loan shall have paid to Vedder Price P.C., special New York counsel to the Participants, the Agent and the Security Trustee, such firm’s reasonable legal fees and expenses (including filing and registration costs) promptly after such Drawdown Date, as shall have been invoiced at least three Business Days prior to such Drawdown Date.

Section 4.	Representations and Warranties.

4.1       Borrowers. Each Borrower jointly and severally represents and warrants to each Participant and the Security Trustee as follows, such representations and warranties being made on the date of the execution and delivery of this Agreement, the Closing Date and each Drawdown Date applicable to such Borrower, except to the extent that such representations and warranties relate to an earlier date (in which case such representations and warranties are correct on and as of such earlier date):

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(a)       Organization, Corporate Authority, Etc. Such Borrower (i) is duly formed, validly existing, and in good standing (if applicable) under the laws of its jurisdiction of incorporation and is qualified to do business in all jurisdictions where it does business, except where the failure to so qualify would not have a material adverse effect on the assets, business, or condition (financial or otherwise) of such Borrower, (ii) has full power to carry on its business as it is now being conducted and to enter into, legally bind itself by, and perform its obligations under, this Agreement and each other Loan Operative Document to which it is a party and has complied with all material statutory and other requirements relative to the business carried on by it and (iii) such Borrower has duly executed and delivered this Agreement, and each of the Loan Operative Documents to which such Borrower is a party.

(b)       Authorization, Etc. This Agreement and the other Operative Documents to which such Borrower is party have been duly authorized, executed and delivered by such Borrower. This Agreement and the other Operative Documents to which such Borrower is party constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by the general principles of equity (regardless whether such enforceability is considered in a proceeding at law or in equity).

(c)       No Violation. None of the execution, delivery or performance by such Borrower of this Agreement or the other Operative Documents to which such Borrower is party, nor the consummation of any of the transactions contemplated hereby or thereby, will (i) contravene any applicable law binding on such Borrower or any of its property, or any provision of the organizational documents of such Borrower, or will result in a breach of, or constitute a default under, or contravene any provision of, any agreement or instrument to which such Borrower is a party or by which such Borrower or any of its property is bound; (ii) cause any limitation on such Borrower, or the power of its officers and directors, whether imposed by or contained in its organizational documents or any existing law, agreement or otherwise, to be exceeded; or (iii) result in the imposition of, or oblige it to create, any Lessor Lien (other than pursuant to a Loan Operative Document or the Lease).

(d)       No Consents or Approvals. None of the execution, delivery or performance by such Borrower of this Agreement or any other of the Operative Documents to which such Borrower is party, nor the consummation by such Borrower of any of the transactions contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, except such as has been obtained or effected on or prior to the effective date hereof or is to be obtained or effected on or prior to the Closing Date and/or each Drawdown Date, except the filings necessary to perfect Liens in favor of the Security Trustee, the notices, filings and registrations set forth in Section 3.3 and the Local Law Requirements.

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(e)       No Defaults. Such Borrower is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its assets may be bound and the Borrower Parent is not subject to any bankruptcy or similar type of event.

(f)       No Litigation. There are not pending or, to such Borrower’s Actual Knowledge, threatened investigations, suits or proceedings against such Borrower or affecting such Borrower or its properties.

(g)       Liens. The Mortgaged Property is free and clear of Liens attributable to such Borrower or any Lessor (other than Lessor Liens arising pursuant to the Loan Operative Documents or any Lease (including those permitted by such Lease) and there are no Liens affecting the title of the relevant Lessor or such Borrower to any Aircraft or resulting from any act or claim against such Borrower arising out of any event or condition not related to (i) the ownership, leasing, use or operation of such Aircraft or to (ii) any other transaction contemplated by this Agreement or any related documents.

(h)       [Intentionally Omitted].

(i)        Cape Town Convention. Each Lessor and such Borrower is (or will be) a transacting user entity or is otherwise duly qualified to consent to the registration of all applicable international interests or other registrations to be made by or on behalf of the Security Trustee on the International Registry on a Drawdown Date; is “situated”, for the purposes of the Cape Town Convention, in a “Contracting State”; and has the power to “dispose” (as such term is used in the Cape Town Convention) of the relevant Airframe and related Engines, and the relevant Lease (if applicable); the Airframe and related Engines financed on a Drawdown Date are “aircraft objects” (as defined in the Cape Town Convention).

(j)        Filings, Registrations, etc. With respect to any Aircraft, it is not necessary to ensure the legality, validity or enforceability in the State of Registration of such Aircraft or the United States of America of the Loan Operative Documents that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the State of Registration of such Aircraft or the United States of America, except as expressly specified on Schedule III with respect to such Aircraft, or that any stamp, registration or similar tax be paid in the State of Registration of such Aircraft or the United States of America on or in relation to any of the Loan Operative Documents, and no further action in the State of Registration of such Aircraft or the United States of America, including any filing or recording of any document, is necessary or permissible to establish and perfect such Borrower’s or any relevant Lessor’s title to and interest in, and the Security Trustee’s security interest in, such Aircraft, the relevant Lease, the relevant Pledged Collateral and the other relevant Mortgaged Property as against the relevant Lessee, such Borrower and any third parties except for (1) the filings and registrations set forth in Schedule III with respect to such Aircraft, (2) the Cape Town Registrations and (3) the filing of financing statements under the Uniform Commercial Code in any applicable jurisdiction.

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(k)       Security Interest. On the Drawdown Date for a Loan, the security interest in the Mortgaged Property created pursuant to the Security Agreement on such date will be validly created, and no action (other than the filings referred to in Schedule III with respect to the relevant Aircraft) is required to be taken by any person (other than the taking and retaining of possession of the original counterparts of the Lease with respect to such Aircraft and any instruments or investment property), in order for the full benefit of the security interest created thereby to vest in the Security Trustee on behalf of the Participants. The security interest in the Pledged Collateral created pursuant to each Borrower Pledge Agreement has been validly created on the date hereof, and no action (other than, if applicable, the taking and retaining of possession by the Security Trustee of all certificates evidencing the ownership interests pledged under such document (if any) and the other ancillary documents delivered pursuant to such document) is required to be taken by any person (other than the filings referred to in Section 4.1(j)) in order for the full benefit of the security interest created thereby to vest in the Security Trustee on behalf of the Participants or in order to ensure the first priority perfected security interest of the Security Trustee for the benefit of the Participants in the Pledged Collateral will be maintained.

(l)        Title. Each Lessor and such Borrower will have legal title to its assets including any Aircraft in which it holds title, any Lease in which it holds title and the related Mortgaged Property which is to be held by it free and clear of Liens attributable to such Borrower or such Lessor (other than Lessor Liens arising pursuant to the Loan Operative Documents or any such Lease (including those permitted by such Lease)).

(m)      Ownership. All of the Borrower Pledged Collateral is held by the Borrowers free and clear of all Liens (other than Lessor Liens arising pursuant to the Loan Operative Documents).

(n)       Borrower Location. The location of each of the 19002 Borrower and the 19003 Borrower for purposes of Article 9 of the New York Uniform Commercial Code is England. The location of each of the Republic Borrower and the Adria Borrower for purposes of Article 9 of the New York Uniform Commercial Code is Delaware. The location of each Lessor for purposes of Article 9 of the New York Uniform Commercial Code is Delaware.

(o)       Complete Documents. On the Drawdown Date for an Aircraft, the copies of the Lease and the related Lease Operative Documents with respect to such Aircraft and, in respect of each Air Nostrum Aircraft, the relevant Residual Value Guarantee, furnished to the Agent by the relevant Lessor or such Borrower, as the case may be, are true, correct and complete in all respects, and there are no amendments, supplements, letters or written or oral understandings modifying the terms of such copies.

(p)       Anti-Corruption Laws and Sanctions . Each Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by such Borrower and its directors, officers, employees, agents and Affiliates (including Eligible Entities) with Anti-Corruption Laws and applicable Sanctions. None of the Borrowers nor any of their Affiliates (including any Lessor), directors or officers (i) is a Sanctioned Person or (ii) has in the past five years knowingly engaged in any activity or conduct which would violate any applicable Anti-Corruption Laws. No Borrower will directly or knowingly indirectly use the proceeds of a Loan or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or in a manner that will constitute a violation of applicable Anti-Corruption Laws or Sanctions by any Person.

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(q)       Special Purpose. Such Borrower and each Lessor has been formed for the sole purpose of negotiating, entering into and performing the transactions contemplated by the Operative Documents and matters reasonably incidental thereto, and since its formation, it has not entered into any transaction or conducted any business except as required or contemplated by the Operative Documents.

Section 5.       Certain Covenants.

5.1       The Borrowers. Each Borrower jointly and severally covenants and agrees as follows:

(a)       Transfer. Except as expressly contemplated by the Operative Documents, none of the Borrowers nor any Lessor shall directly or indirectly assign, convey otherwise transfer any of its right, title or interest in and to the Mortgaged Property, the Pledged Collateral, this Agreement or any of the other Operative Documents, without the prior written consent of the Security Trustee and the Participants, which consent may be withheld in their sole discretion.

(b)       Event of Default; an Event of Loss; Claims. Each Borrower shall inform the Agent with reasonable promptness upon its Actual Knowledge of the occurrence of (i) a Default or an Event of Default as set out in the Security Agreement, (ii) any event which, with or without the passage of time, could reasonably be expected to constitute an Event of Loss, (iii) any material claim with respect to any liability filed against Borrower or (iv) the occurrence of a Lease Event of Default under any Lease.

(c)       Registration. Each Borrower covenants that it will not consent to and shall procure that the Lessor of an Aircraft shall not consent to any change in the State of Registration of such Aircraft without the prior written consent of the Security Trustee, such consent not to be unreasonably withheld or delayed.

(d)       Liens. Each Borrower covenants that no Borrower Party will directly or indirectly create, incur, assume or suffer to exist any Liens (other than Lessor Liens arising pursuant to the Loan Operative Documents or any Lease (including any Liens permitted by such Lease)) attributable to it, with respect to any of the properties or assets constituting Mortgaged Property or the Pledged Collateral, that it shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any such Lien (other than Lessor Liens arising pursuant to the Loan Operative Documents or any Lease (including any Liens permitted by such Lease)), and that it will cause restitution to be made to the Mortgaged Property or the Pledged Collateral in the amount of any diminution of the value thereof as the result of any Liens thereon attributable to it (other than Lessor Liens arising pursuant to the Loan Operative Documents or any Lease (including any Liens permitted by such Lease)).

(e)       Existence, Etc. Each Borrower will and will procure that each Lessor will:

(i)       preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises and not change its location for purposes of Article 9 of the New York Uniform Commercial Code or name without the Security Trustee’s prior written consent;

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(ii)       comply with the material requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities;

(iii)       pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(iv)       keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

(v)       permit representatives of any Participant, the Agent or the Security Trustee, during normal business hours and with prior written notice, to examine and copy from the books and records of such Borrower and such Lessor, as the case may be, and to discuss its business and affairs with their respective representatives or officers, as the case may be, all to the extent reasonably requested by such Participant, the Agent or the Security Trustee, as the case may be.

(f)        Special Purpose. No Borrower shall, and each Borrower shall not permit any Lessor to, without the prior written consent of the Required Participants:

(i)         have any employees earning compensation;

(ii)        except for (w) Intercompany Indebtedness, (x) the Loans, (y) any other indebtedness as is consented to by the Agent and (z) as expressly contemplated hereby (including as a result of engaging in the activities permitted under this Section 5.1(f)), incur or contract to incur any indebtedness;

(iii)       engage in any activity other than the execution, delivery and performance of the Operative Documents and activities incidental thereto (including any equity infusion made by a Borrower to a Lessor and including the purchase of Aircraft (whether directly or through Borrower’s acquisition of 100% of the ownership interests in an entity owning an Aircraft), as well as ordinary corporate or limited liability company, as applicable, housekeeping activities;

(iv)       maintain or have any obligation to make contributions to any “employee benefit plan” or “multiemployer plan” (each as defined in ERISA);

(v)       except as contemplated or permitted under the Operative Documents (including so as to meet its obligations under the Lease Operative Documents and the relevant Residual Value Guarantee, if applicable, to which it is a party), make or agree to make any capital expenditure;

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(vi)        create or own any subsidiary other than any Lessor;

(vii)       except as contemplated or permitted under the Operative Documents (including so as to meet its obligations under the Lease Operative Documents and any Residual Value Guarantee, if applicable, to which it is a party and including equity infusions made by a Borrower to a Lessor), make any investments or pledge any of its assets;

(viii)      except as required to perform its obligations under the Operative Documents, declare or make any dividend payment or distribution to its members, beneficial owners or shareholders, as the case may be (other than in respect of Excluded Payments or any other payments which either Borrower is entitled to receive under the Security Agreement);

(ix)        incur any material obligation to any third party (excluding any payment or other obligation incurred pursuant to the Operative Documents and activities incidental thereto, as well as obligations under purchase agreements with respect to Aircraft (or ownership interests of entities owning Aircraft) and ordinary corporate or limited liability company, as applicable, housekeeping activities); or

(x)         amend its formation or organizational documents.

(g)       Obligations. Each Borrower shall, and shall cause each Lessor to duly and punctually perform its obligations under the Operative Documents to which it is a party.

(h)       Preservation of the Property. Each Borrower agrees that such Borrower shall, and shall cause each Lessor to, take all steps reasonably required by the Security Trustee or the Agent to preserve or protect their respective interests and the interests of the Security Trustee in the Mortgaged Property and the Pledged Collateral. Each Borrower hereby authorizes, and will cause each Lessor to authorize, the Security Trustee to instruct its counsel to file one or more UCC financing or continuation statements on its behalf, and amendments thereto, or any similar document, with respect to (i) all or any part of the Mortgaged Property mortgaged by the Borrowers and all or any part of the Pledged Collateral pledged by the Borrowers and (ii) all or any part of the Mortgaged Property mortgaged by any Lessor, in each case, without the signature of the Borrowers or such Lessor.

(i)        Use of Proceeds. Each Borrower agrees that it will use the proceeds of each Loan borrowed by it hereunder to refinance the acquisition of the Aircraft with respect to such Loan (in compliance with all applicable legal and regulatory requirements) and the payment of fees and other costs associated thereto under this Agreement and the other Operative Documents; provided that none of the Security Trustee, the Agent or any Participant shall have any responsibility as to the use of any of such proceeds.

(j)        Insurance. Each Borrower shall, or shall procure that the Lessor of an Aircraft will, direct the Lessee of such Aircraft (i) to name the Security Trustee as the sole loss payee (or, in the case of insurance that incorporates AVN67B, a contract party) and the Finance Parties as additional insureds in any insurance and reinsurance maintained pursuant to the Lease with respect to such Aircraft, (ii) to maintain hull and hull war risk insurance at all times in an amount not less than 120% of the amount of the Loan with respect to such Aircraft and of a scope and coverage at least as comprehensive as customarily maintained by such Lessee’s fleet policy for similar aircraft, with a financier endorsement at least as comprehensive as AVN67B and (iii) to maintain hull and liability insurance as required by such Lease.

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(k)       Information.

(i)       Each Borrower shall, or shall procure that the Lessor of an Aircraft will, grant the Agent or its authorized representatives the right to request information regarding any monthly reports on such Aircraft that are to be delivered by the Lessee of such Aircraft to such Lessor or such Borrower, as the case may be, under the Lease with respect to such Aircraft in the form set out in such Lease (A) on an annual basis, (B) after the occurrence of a Lease Event of Default under such Lease that is continuing and

(C) after an Event of Default that has occurred and is continuing.

(ii)       Each Borrower shall, or shall procure that the Lessor of an Aircraft will, grant the Agent an independent inspection right as and when permitted under the Lease with respect to such Aircraft or will nominate the Agent as its representative for such inspection thereunder, and in case the relevant Lessor will not have made use of its annual inspection right under such Lease, the Agent shall be entitled to instruct such Lessor or such Borrower, as the case may be, to initiate such inspection. If requested by the Security Trustee, such Borrower and the Lessor of an Aircraft will fully involve the Security Trustee in relation to any inspection of such Aircraft to the extent permitted by the Lease with respect to such Aircraft.

(iii)       Each Borrower shall permit the Agent (or its designated representative) to periodically inspect, during normal business hours and with prior written notice, the books and records of such Borrower (and the Lessor owned by such Borrower) relating to the Loans and associated Aircraft; provided that, so long as no Event of Default is continuing, such inspection may not occur more frequently than once annually.

(l)        Subleasing. Each Borrower shall, or shall procure that the Lessor of an Aircraft will, take any such action as required by the Security Trustee (acting reasonably and having regards to the terms of the Lease) in relation to any subleasing of such Aircraft to the extent permitted by the Lease with respect to such Aircraft.

(m)       KYC. Each Borrower will, upon request, deliver such additional information about itself or any Lessor reasonably requested by a Participant, the Security Trustee or the Agent based on prevailing banking law requirements in order to satisfy such Participant’s, the Security Trustee’s or the Agent’s “know your customer” requirements.

(n)       Compliance with the Leases.

(i)       Each Borrower will, or will procure that each Lessor of an Aircraft, take commercially reasonable actions in accordance with the standards of reputable internationally recognized aircraft lessors to procure compliance with all provisions of the Lease with respect to such Aircraft that relate to the operation of such Aircraft, including, without limitation, the insurance, maintenance, registration, possession and use of such Aircraft.

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(ii)       Except for Day-to-Day Operational Matters, each Borrower will, or will procure that no Lessor of an Aircraft shall, (A) exercise any discretion granted to it under the Lease with respect to such Aircraft without the consent of the Security Trustee (which consent shall not be unreasonably withheld) or (B) amend or modify any Lease, Lease Operative Document or Residual Value Guarantee, if applicable, or grant any waiver of any term or condition of any Lease without the prior written consent of the Security Trustee.

(iii)       Subject to Section 4.03 of the Security Agreement, each Borrower will not, or will procure that no Lessor of an Aircraft will, terminate the Lease with respect to such Aircraft or waive any Lease Event of Default thereunder without the approval of the Security Trustee.

(o)       Blue Sky Event . Each Borrower agrees and shall cause each Lessor to grant further aircraft mortgages in the event that any mortgage delivered on the Drawdown Date for an Aircraft becomes unenforceable or inadequate to protect the Security Trustee’s Lien in the Collateral securing the relevant Loan.

(p)       Financial Statements, Etc. Each Borrower shall deliver and shall cause each Lessor of an Aircraft to, deliver, in English, to the Security Trustee and each Participant:

(i)       within 180 days of the last day of each fiscal year of the Lessee of such Aircraft, commencing with the fiscal year ending in 2018, the financial statements of such Lessee or the Lessee Parties delivered to the relevant Lessor or such Borrower, as the case may be, under the Lease with respect to such Aircraft (if any) (provided that if such financial statements are not provided in the English language, such Borrower shall procure, promptly following receipt thereof, a certified English translation);

(ii)       within 180 days of the last day of each fiscal year of the Borrowers, the unaudited financial statements of the Borrowers and each Lessor certified by an officer of the relevant Borrower;

(iii)       promptly after such Borrower has Actual Knowledge that (x) any Lease Event of Default has occurred, (y) any Default has occurred or (z) any Lien has been levied on an Aircraft (other than Lessor Liens arising pursuant to the Loan Operative Documents or any Lease (including any Liens permitted by such Lease)), a notice describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Borrower has taken or proposes to take with respect thereto;

(iv)       maintenance reports with respect to each Aircraft (A) on an annual basis (if requested by the Security Trustee), (B) after each scheduled maintenance event, (C) after each major unscheduled maintenance event and (D) constituting a utilization report of such Aircraft (delivered quarterly), in each case to the extent such report is received from the Lessee of such Aircraft;

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(v)       notice of all material litigation against such Borrower and any Lessor; and

(vi)      from time to time such other information available to such Borrower or the Lessor of an Aircraft pursuant to the Lease with respect to such Aircraft, or as would otherwise be provided to such Borrower or Lessor, as the case may be, in accordance with the standard of a first class aircraft lessor, regarding (A) such Aircraft (including, without limitation, its maintenance status) as any Participant may reasonably request or (B) the financial condition, operations, business or prospects of such Borrower or, to the extent available the Lessee of such Aircraft, as any Participant may reasonably request.

(q)       Anti-Corruption Laws; Sanctions. Each Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by such Borrower, and, in each case, its respective directors, officers, employees, agents and Affiliates (including Eligible Entities) with Anti-Corruption Laws and applicable Sanctions. No Borrower will directly or knowingly indirectly use the proceeds of a Loan to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or in a manner that will violate Anti-Corruption Laws.

(r)       Ownership Interest. The Borrowers shall not encumber or dispose of the shares or ownership interest in any Lessor to any person other than the Security Trustee.

(s)       Adria Cash Collateral Amount.

(i)       To the extent the monthly Rent payable on a Basic Rent Payment Date under the Lease related to the Adria Aircraft is less than the sum of the principal and interest payable on the Payment Date in respect of the Loan related to the Adria Aircraft immediately following such Basic Rent Payment Date (the relevant “Adria Shortfall”), the Security Trustee shall promptly transfer an amount equal to such Adria Shortfall from the Cash Collateral Account to the Collateral Account in respect of the Adria Aircraft for application in accordance with Section 3.01 of the Security Agreement. The amount of the Adria Cash Collateral Amount in the Cash Collateral Account shall be reduced by the amount of such Adria Shortfall.

(ii)       Upon receipt by the Adria Borrower and/or the Security Trustee of any late Rent from the Lessee in respect of the Adria Aircraft, such late Rent shall be deposited by the Adria Borrower or the Security Trustee, as the case may be, in the Cash Collateral Account and the Adria Cash Collateral Amount shall be increased by the amount of such late Rent.

(t)       Republic Aircraft Event of Loss.

(i)       With respect to an Event of Loss in respect of a Republic Aircraft, to the extent the Lessee of such Republic Aircraft elects to replace such Republic Aircraft in accordance with Section 8(a)(i) of the relevant Lease with a replacement airframe and replacement engines (together, a “Replacement Republic Aircraft”) in lieu of paying the relevant insurance proceeds in respect of such Event of Loss to the relevant Lessor, the relevant Borrower may replace such Republic Aircraft with such Replacement Republic Aircraft hereunder and under the other Loan Operative Documents (a “Republic Replacement”); provided that:

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(1)       such Borrower shall provide the Security Trustee with (A) a description of the proposed Replacement Republic Aircraft (including the model and serial number of the replacement airframe and each replacement engine) and information as to the current maintenance status of the proposed Replacement Republic Aircraft as soon as possible after such Borrower receives notice from such Lessee of its election to replace such Republic Aircraft and (B) written notice of the proposed date of such Republic Replacement no later than ten Business Days prior to the proposed date of such Republic Replacement;

(2)       on or prior to the date of the Republic Replacement, the relevant Borrower shall comply with Section 3.2, to the extent applicable, as if such Replacement Republic Aircraft was the subject of a Drawdown Date hereunder and as if references to Drawdown Date were references to the date of such Republic Replacement;

(3)       no Event of Default shall have occurred and be continuing at the time of such Republic Replacement or shall result therefrom;

(4)       such Replacement Republic Aircraft shall be free and clear of all Liens (other than Permitted Liens) on the date of the Republic Replacement;

(5)       such Replacement Republic Aircraft shall be of the same or newer make and model as such Republic Aircraft and shall have a value, utility and remaining useful life at least equal to such Republic Aircraft; and

(6)       such Republic Replacement shall be subject to the internal appraisal and approval processes of the Participants, in their sole discretion.

(ii)       Upon completion of a Republic Replacement, all references to the relevant replaced Republic Aircraft hereunder and under the other Loan Operative Documents shall thereafter be deemed to refer to the relevant Replacement Republic Aircraft in lieu of such Republic Aircraft.

(iii)       The Borrowers and the Finance Parties shall enter into any amendments to this Agreement and the other Loan Operative Documents required to reflect a Republic Replacement, to the extent reasonably necessary.

(iv)       In connection with a Republic Replacement, after completion of such Republic Replacement in accordance with this Section 5.1(t):

(1)       the relevant Borrower may direct the Security Trustee to execute and deliver to or as directed in writing by such Borrower an appropriate instrument releasing the relevant Republic Aircraft and the Engines associated therewith from the Lien of the Security Agreement and the relevant Local Law Mortgage and the Mortgagee shall execute and deliver such instrument as aforesaid and give written notice thereof to the relevant Lessee;

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(2)       no mandatory prepayment in respect of the Event of Loss in respect of such Republic Aircraft under Section 2.10(b)(i) of the Security Agreement shall be required; and

(3)       no mandatory prepayment in respect of the release and disposition of such Republic Aircraft under Section 2.10(b)(ii) of the Security Agreement shall be required.

5.2       Section 2.13 of the Security Agreement. Each of the Participants (on its behalf and the behalf of its Affiliates) and the Borrowers hereby agree to the terms of Section 2.13 of the Security Agreement and shall be bound by the provisions thereof as if Section 2.13 of the Security Agreement were incorporated in this Credit Agreement mutatis mutandis.

5.3       No Action Contrary to Lessee’s Rights Under the Lease. Notwithstanding any of the provisions of any Loan Operative Document to the contrary, and so long as no Lease Event of Default shall have occurred and be continuing under a Lease with respect to an Aircraft, no Participant, or any person lawfully claiming through any of them, will take any action contrary to the Lessee of such Aircraft’s rights under such Lease, including the right to possession and use of, and the quiet enjoyment of, such Aircraft.

5.4       Ownership Interests. The Borrowers shall procure that the Borrower Parent shall not encumber or dispose of the shares or ownership interest in the Borrowers to any person other than the Security Trustee.

5.5       Residual Value Guarantees. In respect of the relevant Residual Value Guarantee, each of the 19002 Borrower and the 19003 Borrower shall:

(a)       not amend or agree to any amendment of such Residual Value Guarantee, or waive any right under such Residual Value Guarantee, without the prior written consent of the Agent;

(b)       not agree to any of the procedures in relation to the obligations under such Residual Value Guarantee, including the return conditions contemplated thereby, without the prior written consent of the Agent;

(c)       exercise its rights under such Residual Value Guarantee, including any right or requirement to appoint Bombardier Inc. as “remarketing agent” within the timeframes contemplated by such Residual Value Guarantee, solely on the instruction of the Agent;

(d)       procure that any proceeds payable by Bombardier Inc. under such Residual Value Guarantee will be paid to an account of the Security Trustee for application in accordance with this Agreement and the Security Agreement;

(e)       immediately notify the Agent about any termination of such Residual Value Guarantee;

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(f)       promptly deliver to the Agent (i) all information that the Agent may reasonably request in relation to such Residual Value Guarantee and (ii) a copy of any notice received from Bombardier Inc. under or in accordance with such Residual Value Guarantee;

(g)       not provide any consent under such Residual Value Guarantee without the prior written consent of the Agent;

(h)       to the extent any cooperation is required under such Residual Value Guarantee, provide any such cooperation on the instruction of the Agent; and

(i)       not rescind, cancel, terminate or permit the termination of such Residual Value Guarantee or enter into any agreement with Bombardier Inc. and/or the relevant Lessee (in relation to the relevant Lease or otherwise) which would rescind, cancel or terminate such Residual Value Guarantee (or any part thereof) without the prior written consent of the Agent.

Section 6.	The Agent and Security Trustee.

6.1       Appointment, Powers and Immunities.

(a)       Each holder of a Loan Certificate hereby irrevocably appoints and authorizes Wilmington Trust Company (“Wilmington”) to act as Security Trustee hereunder and under the other Operative Documents with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and of the other Operative Documents, together with such other powers as are reasonably incidental thereto. Wilmington accepts such appointment. The Security Trustee (which term as used in this sentence and in Section 6.4 and the first sentence of Section 6.5 shall include reference to Wilmington’s Affiliates and its own and its Affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Operative Documents, and shall not by reason of this Agreement or any other Operative Document be a trustee for any holder of a Loan Certificate; (b) shall not be responsible to the holder of a Loan Certificate for (i) any recitals, statements, representations or warranties contained in this Agreement or in any other Operative Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Operative Document, or for (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Loan Certificate or any other Operative Document or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Operative Document; and (d) shall not be responsible to the holder of any Loan Certificate for any action taken or omitted to be taken by it hereunder or under any other Operative Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Security Trustee may employ agents and attorneys-in-fact and shall not be responsible to the holder of any Loan Certificate for the negligence or misconduct of any such agent or attorneys-in-fact selected by it in good faith.

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(b)       Each holder of a Loan Certificate hereby appoints and authorizes Nord/LB to act as Agent hereunder and under the other Operative Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Operative Documents, together with such other powers as are reasonably incidental thereto. Nord/LB accepts such appointment. The Agent (which term as used in this sentence and in Section 6.4 and the first sentence of Section 6.5 hereof shall include reference to Nord/LB’s Affiliates and its own and its Affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Operative Documents, and shall not by reason of this Agreement or any other Operative Document be a trustee for any holder of a Loan Certificate; (b) shall not be responsible to the holder of a Loan Certificate for (i) any recitals, statements, representations or warranties contained in this Agreement or in any other Operative Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Operative Document, or for (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Loan Certificate or any other Operative Document or any other document referred to or provided for herein or therein or for any failure by each Borrower or any other person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Operative Document; and (d) shall not be responsible to any holder of a Loan Certificate for any action taken or omitted to be taken by it hereunder or under any other Operative Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible to the holder of any Loan Certificate for the negligence or misconduct of any such agent or attorneys-in-fact selected by it in good faith.

6.2       Reliance by Agent and Security Trustee. The Agent and Security Trustee shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy or e-mail) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent or the Security Trustee. As to any matters not expressly provided for by this Agreement or any other Operative Document, the Agent and the Security Trustee shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Participants.

6.3       Defaults. The Agent and the Security Trustee shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loan Certificate) unless the Agent or the Security Trustee has received notice from a holder of a Loan Certificate or a Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Agent or the Security Trustee receives such a notice of the occurrence of a Default, the Agent or the Security Trustee, as the case may be, shall give prompt notice thereof to the holders of Loan Certificates (and shall give each holder of a Loan Certificate and the Borrowers prompt notice of each such non-payment). The Agent and Security Trustee shall (subject to Section 6.6) take such action with respect to such Default as shall be directed by the Required Participants.

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6.4       Indemnification. The holders of Loan Certificates agree to indemnify the Agent and Security Trustee ratably in accordance with their respective Loan Certificates, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent or Security Trustee (including by any holder of a Loan Certificate) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Operative Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no holder of a Loan Certificate shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent or the Security Trustee.

6.5       Non-Reliance on Agent, Security Trustee and Other Holder of a Loan Certificate. Each holder of a Loan Certificate agrees that it has, independently and without reliance on the Agent, the Security Trustee or any other holder of a Loan Certificate, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Lessee and decision to enter into the Operative Documents to which it is or is to be a party and that it will, independently and without reliance upon the Agent, the Security Trustee or any other holder of a Loan Certificate, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Each of the Agent and the Security Trustee shall not be required to keep itself informed as to the performance or observance by the Borrowers or the Lessees of this Agreement or any of the other Operative Documents or any other document referred to or provided for herein or therein or to inspect their respective properties or books. Except for notices, reports and other documents and information expressly required to be furnished to the holders of Loan Certificates by the Agent or Security Trustee hereunder, the Agent or the Security Trustee, as the case may be, shall not have any duty or responsibility to provide any holder of a Loan Certificate with any credit or other information concerning the affairs, financial condition or business of the Borrowers or the Lessees (or any of their Affiliates) that may come into the possession of the Agent or Security Trustee or any of its Affiliates.

6.6       Failure to Act. Except for action expressly required of the Agent and the Security Trustee hereunder and under the other Operative Documents, the Agent and the Security Trustee shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the holders of Loan Certificates of their indemnification obligations under Section 6.4 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

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6.7       Resignation or Removal of Agent and Security Trustee. Subject to the appointment and acceptance of a successor Agent or Security Trustee as provided below, one or both of the Agent or the Security Trustee may resign at any time by giving notice thereof to the holders of Loan Certificates and the Borrowers, and the Agent or the Security Trustee may be removed at any time with or without cause by the Required Participants. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Agent or Security Trustee, as the case may be, which shall be a bank with a combined capital and surplus of at least $500,000,000 experienced in aircraft financing transactions. If no successor Agent or Security Trustee, as the case may be, shall have been so appointed by the Required Participants and shall have accepted such appointment within 30 days after the retiring Agent’s or Security Trustee’s giving of notice of resignation or the Required Participants’ removal of the retiring Agent or Security Trustee, then the retiring Security Trustee shall, on behalf of the holders of Loan Certificates, appoint a successor Security Trustee, that shall be a bank with a combined capital and surplus of at least $500,000,000 experienced in aircraft financing transactions. Upon the acceptance of any appointment as Agent or Security Trustee hereunder by a successor Agent or Security Trustee, such successor Agent Security Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Security Trustee, and the retiring Agent or Security Trustee shall be discharged from its duties and obligations hereunder. After any retiring Agent or Security Trustee’s resignation or removal hereunder as Agent or Security Trustee, the provisions of this Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent or Security Trustee. Unless an Event of Default has occurred and is continuing, any successor Agent or Security Trustee shall be reasonably acceptable to the Borrowers.

6.8       Consents Under Operative Documents. Except as otherwise provided in Article VIII of the Security Agreement, the Security Trustee may, with the prior consent of the Required Participants (but not otherwise), consent to any modification, supplement or waiver under any of the Operative Documents, provided that, without the prior consent of each Participant, the Security Trustee shall not (except as provided in the Security Agreement) release any collateral or otherwise terminate any Lien under any Operative Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Operative Document), except that no such consent shall be required, and the Security Trustee is hereby authorized, to release any Lien covering property which is the subject of a disposition of property permitted hereunder or to which the Required Participants have consented.

Section 7.       Miscellaneous.

7.1       Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, personally delivered or delivered by a commercial carrier, or by facsimile or by e-mail, and addressed to such address as set forth in Schedule I hereto. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement. Any notice given as provided in this Section 7.1 shall be deemed effective and given for the purposes of the Operative Documents on the date on which it is received (or delivery refused or rejected) by the addressee.

7.2       Rights Cumulative. The rights and remedies of the Agent, Security Trustee and the Participants under this Agreement, the Security Agreement, the Loan Certificates and the other Operative Documents shall be cumulative and not exclusive of nor limiting upon any rights or remedies that it otherwise has, and no failure or delay by the Security Trustee, the Agent or any Participant in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

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7.3       Waivers; Amendments. Notwithstanding any provision in any Loan Operative Document to the contrary, no term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Borrowers and the Required Participants (or the Agent on behalf of the Required Participants or all the Participants if required by Section 8.01 of the Security Agreement) with the written approval of the Swap Counterparty if required by Section 8.01 of the Security Agreement; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.4	Assignment.

(a)       All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Participant shall bind the successors and assigns of such holder.

(b)       Subject to the conditions set forth in paragraph (c) and (d) below and specified in Section 2.07 of the Security Agreement, following the relevant Drawdown Date, without the consent of the Borrowers or any other Person, any Participant may assign to one or more Persons that is (i) a Participant or an Affiliate of a Participant, (ii) a bank, financial institution, insurance company, trust, fund (other than a hedge fund) or other entity regularly engaged in or established for the purpose of making, purchasing, or investing in loans, securities or other financial assets, (iii) a member of the European System of Central Banks or (iv) any special purpose company or vehicle (each, an “Assignee”) all or a portion of its Loan Certificates in respect of the relevant Loan (each, an “Assignment” and collectively, the “Assignments”); provided that if an Event of Default has occurred and is continuing, subject to Section 7.4(d), any Participant may effect an assignment to any Person without the consent of the relevant Borrower or any other Person.

(c)       No Assignment shall cause any Borrower any increase in any cost, liability or obligation under or in respect of the Operative Documents at the time of such Assignment (including, without limitation, under Sections 2.02(e), 2.13 and 2.14 of the Security Agreement), in each case measured based upon the applicable law in effect on the date of such Assignment and laws that have been enacted prior to such date but are scheduled to take effect after such date. The Assignee shall be responsible for paying the reasonable costs and expenses (if any) of a single counsel to the Borrowers in connection with any Assignment.

(d)       Each Participant shall be entitled to assign its Participation Percentage in the Loans to a trustee in connection with the issuance of any Pfandbrief issued in accordance with the German Pfandbrief Act, as amended, so long as such Assignment does not increase any obligation or cost or diminish any right of the Borrowers, measured based upon the applicable law in effect on the date of such Assignment and laws that have been enacted prior to such date but are scheduled to take effect after such date.

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(e)       Any Participant may assign and pledge its Participation Percentage in the Loans (and any Loan Certificates) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time, and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Participant from its obligations hereunder.

7.5       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.6       Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

7.7       Governing Law; Counterpart Form. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7.8	Indemnification.

(a)       General Indemnification. Subject to Section 7.8(c), each Borrower hereby jointly and severally indemnifies the Security Trustee, the Agent, the Swap Counterparty and the Participants and agrees to hold the Security Trustee, the Agent, the Swap Counterparty and the Participants harmless, on an after-Tax basis, against any and all liabilities, damages, losses, claims, reasonable and documented costs, or expenses whatsoever, and to promptly reimburse the Security Trustee, the Agent, the Swap Counterparty and the Participants for any reasonable and documented fees or expenses (including but not limited to the fees and expenses of expert witnesses) (it being agreed and understood that reimbursement for fees, costs and expenses of legal counsel shall be limited to the reasonable and documented fees and expenses of one primary counsel to all Finance Parties and one local counsel for all Finance Parties in any relevant jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel to each affected person) (i) incurred by it in connection with any claim or defending or, in the event any Event of Default shall have occurred and be continuing, prosecuting any action or proceeding relating to this Agreement and any Operative Document or (ii) incurred by it in connection with the ownership, possession leasing, use, operations, maintenance or design of any Aircraft.

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(b)       Additional Indemnification by Borrowers. Subject to Section 7.8(c), each Borrower hereby jointly and severally indemnifies, on an after-Tax basis, the Security Trustee, the Agent, the Swap Counterparty and the Participants and agrees to hold the Security Trustee, the Agent, the Swap Counterparty and the Participants harmless against any and all liabilities, damages, losses, claims, reasonable and documented costs, or expenses whatsoever and to promptly reimburse the Security Trustee, the Agent, the Swap Counterparty and the Participants for any reasonable and documented legal or other fees or expenses, without duplication, (including but not limited to the fees and expenses of expert witnesses) (it being agreed and understood that reimbursement for fees, costs and expenses of legal counsel shall be limited to the reasonable and documented fees and expenses of one primary counsel to all Finance Parties and one local counsel for all Finance Parties in any relevant jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel to each affected person) incurred by the Security Trustee, the Agent, the Swap Counterparty and the Participants in connection with (i) such Borrower’s obligations pursuant to Section 4.2(i), (ii) the consequences of its own gross negligence or willful misconduct or the failure to use ordinary care in the administration of funds or in the preservation of the Mortgaged Property pursuant to the terms of the Security Agreement, and (iii) any material breach of warranty or material misrepresentation by such Borrower or any material misrepresentation or material omission from any certificate, instrument, or paper delivered or to be delivered by such Borrower to the Agent and Participant pursuant to this Agreement or any Loan Operative Document or in connection with the transactions contemplated herein or therein.

(c)       Exclusions to Indemnification. None of the foregoing obligations to indemnify the Security Trustee, the Agent, the Swap Counterparty and the Participants shall apply to the extent that the liabilities, damages, losses, claims, costs, fees, or expenses arise from, are connected with or related to (i) Taxes (other than amounts necessary to make payments on an after-Tax basis), (ii) the gross negligence, bad faith or willful misconduct of the Security Trustee, the Agent, the Swap Counterparty or any of the Participants, (iii) any breach of warranty, misrepresentation or material omission in any Operative Document of the Security Trustee, the Agent, the Swap Counterparty or any of the Participants, or any breach of, or failure to comply with or perform any obligation under the Operative Documents by the Security Trustee, the Agent, the Swap Counterparty or any of the Participants, (iv) the offering of securities or investment interests by the Security Trustee, the Agent, the Swap Counterparty or any of the Participants, (v) ordinary and usual operating and overhead expenses of the Security Trustee, the Agent, the Swap Counterparty or any of the Participants, or (vi) disputes between and among Finance Parties.

7.9       Waiver of Jury. EACH BORROWER, EACH PARTICIPANT, THE SWAP COUNTERPARTY, THE AGENT AND THE SECURITY TRUSTEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE SECURITY AGREEMENT, THE LOAN CERTIFICATES OR THE OTHER OPERATIVE DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

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7.10      Jurisdiction. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purpose of all legal proceedings arising out of or relating to this Agreement, the other Operative Documents or the transactions contemplated hereby and thereby. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.11      Expenses. Each Borrower jointly and severally agrees to pay or reimburse each of the Participants, the Agent, the Swap Counterparty and the Security Trustee for paying: (a) all documented out-of-pocket costs and expenses of the Participants, the Agent, the Swap Counterparty and the Security Trustee reasonably incurred by them (including, without limitation, the reasonable fees and out-of-pocket expenses, each pursuant to properly vouched invoices, of Vedder Price P.C., special New York counsel to the Participants, the Swap Counterparty and the Agent as a whole, any local counsel to the Agent and of Willis Towers Watson, insurance advisor to the Agent), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the extension of credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Operative Documents which arise from a specific request of a Borrower; (b) all reasonable costs and expenses of the Participants and the Security Trustee (including, without limitation, reasonable counsels’, fees in each case pursuant to properly vouched invoices; provided, however, that it is understood that no Borrower will be responsible for the fees and expenses of separate counsel for the Participants, the Agent, the Swap Counterparty and the Security Trustee, but only for one lead counsel) in connection with (i) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated), of the obligations of any Borrower hereunder other than costs or expenses (x) resulting directly from a Lease Event of Default for which a Lessee is required to indemnify under any Lease and (y) which do not arise from a specific request by a Borrower to restructure the transactions contemplated by the Loan Operative Documents, and (ii) the enforcement of this Section 7.11; and (c) all charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Operative Document or any other document referred to therein; it being understood and agreed that, so long as no Event of Default shall have occurred and be continuing, no Borrower shall pay or reimburse the Participants, the Agent, the Swap Counterparty or the Security Trustee for any costs and expenses incurred in connection with the preparation, negotiation, documentation, or execution of any assignment of, transfer of, or participation in this Agreement, any of the other Loan Operative Documents or the Loans.

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7.12      Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound (banking, in the case of the Participant) practices, the terms of this Agreement and the other Operative Documents and, in the case of the Participant and the Agent, any non-public information supplied to it by the Borrowers pursuant to the terms of each of this Agreement, the other Operative Documents and any document, agreement or instrument delivered in connection with the foregoing, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by applicable statute, rule, regulation, rule of any applicable regulatory body (including any stock exchange), (ii) to legal counsel, auditors, bank examiners or accountants for any party hereto, in each case who agree to keep such information, the terms of this Agreement and the terms of any other Operative Document confidential, (iii) to any subsidiary, shareholder, investor (or potential investor) in or Affiliate of the Agent or Participant (and any of their respective legal counsel and other advisors), in each case who agrees to keep such information, the terms of this Agreement and the terms of any other Operative Document confidential, (iv) to any assignee (or prospective assignee) of Participant (and its legal counsel and other advisors) who agrees to keep such information, the terms of this Agreement and the terms of any other Operative Document confidential, (v) to the extent such non-public information is or becomes available in the public domain other than as a result of an authorized disclosure by any party hereto or (vi) with the prior written consent of the other parties hereto.

7.13      Money Laundering. For the purposes of the German Money Laundering Act (Geldwäschegesetz) (“GMLA”), each Borrower hereby confirms that it is acting in its own name and for its own account. Each Borrower agrees to provide such information as each Participant reasonably requests in order to comply with the GMLA (without reference to internal interpretations thereof).

7.14      Compliance with Anti-Money Laundering, Sanctions and OFAC Laws.

(a)       Each Borrower shall comply at all times with the requirements of all applicable Anti-Money Laundering Laws.

(b)       Each Borrower shall provide the Agent, the Security Trustee and the Participants any information regarding such Borrower, its Affiliates and subsidiaries necessary for the Agent, the Security Trustee and the Participants to comply with all Anti-Money Laundering Laws.

(c)       Each Borrower shall comply at all times with the requirements of all applicable OFAC Laws.

(d)       No Borrower shall knowingly conduct business with or knowingly engage in any transaction with any person or entity named in the OFAC SDN List or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List.

(e)       If a Borrower obtains Actual Knowledge or receives any written notice that suche Borrower, any Affiliate, subsidiary or any person or entity holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Violation”), such Borrower shall immediately (i) give written notice to the Agent, the Security Trustee and the Participants of such OFAC Violation, and (ii) comply with all applicable laws with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and each Borrower hereby authorizes and consents to the Security Trustee’s taking any and all steps the Security Trustee deems reasonably necessary, in its sole discretion, to comply with all applicable laws with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC).

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(f)       Upon the Agent’s request from time to time, each Borrower shall deliver a certification confirming its compliance with the covenants set forth in this Section 7.14.

(g)       Each Borrower acknowledges that in order for each Participant to comply with the requirements under Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) (Public Law 107-56), such Borrower must provide such Participant with certain information or supporting documentation (collectively, “Documentation”) at the time of execution of this Agreement. Each Participant is required by the USA Patriot Act to verify and record any Documentation provided by the Borrowers to validate each Borrower’s identity. Documentation that may be requested from the Borrowers may include, but is not limited to, a Federal Employer Identification Number (FEIN), a certificate of good standing to validate a Borrower’s existence, a certificate of incumbency to authenticate the management of such Borrower and other government issued certified documents to validate such Borrower’s authorization to conduct business.

(h)       In relation to any provision in any Loan Operative Document that contains a representation or undertaking related to Sanctions (“Sanction Provision”): Any Sanction Provision shall only apply for the benefit of a Participant to the extent that the Sanctions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute. The preceding sentence does not apply to the New York branch of Nord/LB.

For purposes of this Section 7.14, the following terms shall mean:

“Anti-Money Laundering Laws” shall mean any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. §§ 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. § 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. § 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. part 103; and any similar laws or regulations currently in force or hereafter enacted.

“OFAC” shall mean the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Laws” shall mean any laws, regulations, and Executive Orders relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. §§ 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

35

[Credit Agreement]

“OFAC SDN List” shall mean the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

7.15     Contractual Bail-In. Notwithstanding any other term of any Loan Operative Document or any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges and accepts that any liability of any such party to any other such party under or in connection with the Operative Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges, accepts and agrees to be bound by the effect of:

(a)        any Bail-In Action in relation to any such liability, including (without limitation):

(i)       a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)       a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)      a cancellation of any such liability; and

(b)        a variation of any term of any Loan Operative Document (other than the Lessee Parties Acknowledgement) to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

7.16     Non-Recourse Obligations.

(a)       Each Borrower and each Lessor, as security for the Secured Obligations, shall mortgage, collaterally assign and create a Lien in favor of the Security Trustee in and upon the Collateral upon and subject to the terms of the Loan Operative Documents.

(b)       In recognition of each Borrower and each Lessor granting the security referred to in Section 7.16(a), each of the Security Trustee, the Agent, the Swap Counterparty and each Participant hereby agrees that, notwithstanding the provisions of any Loan Operative Document to the contrary, any and all liability of the Borrowers and the Lessors that is created hereunder or under any other Loan Operative Document shall, in the absence of fraud, gross negligence or willful misconduct in performing their respective obligations under the Loan Operative Documents to which they are a party, be limited to the aggregate assets from time to time of the Borrowers and the Lessors. Except as specified above, the Borrowers and the Lessors shall not be personally liable for any shortfall that may arise as a result thereof. The provisions of this Section 7.16(b) shall only limit the personal liability of the Borrowers and the Lessors for the discharge of its obligations as specified above and shall not (i) limit or restrict in any way the accrual of interest on any such unpaid amount, or (ii) derogate from or otherwise limit the right of recovery, realization or application by the Security Trustee, the Agent, the Swap Counterparty and each Participant under or pursuant to any of the Loan Operative Documents on anything assigned, mortgaged, charged, pledged or secured (by way of security) to or for the benefit of the Security Trustee, the Agent, the Swap Counterparty and each Participant under or pursuant to any of the Loan Operative Documents.

36

[Credit Agreement]

(c)       Each of the Security Trustee, the Agent, the Swap Counterparty and each Participant hereby acknowledges and agrees that each Borrower’s and each Lessor’s obligations under this Agreement and the other Loan Operative Documents are solely the corporate obligations of such Borrower or such Lessor, as the case may be, and that none of the Security Trustee, the Agent, the Swap Counterparty or the Participants shall have any recourse against any of the directors, shareholders, officers or employees of such Borrower or such Lessor, as the case may be, for any claims, losses, damages, liabilities, indemnities or other obligations of the Borrowers and the Lessors under this Agreement and the other Loan Operative Documents.

*          *          *

37

[Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their duly authorized officers or attorneys in fact all as of the day and year first written above.

BORROWERS

ACY SN 19002 LIMITED, as Borrower

By:	/s/ Barry Mills
Name:	Barry Mills
Title:	Director

ACY SN 19003 LIMITED, as Borrower

By:	/s/ Barry Mills
Name:	Barry Mills
Title:	Director

[Credit Agreement]

ACY E-175 LLC, as Borrower

By: AeroCentury Corp., its Manager

By:	/s/ Toni M. Perazzo
Name:	Toni Perazzo
Title:	SVP Finance

ACY SN 15129 LLC, as Borrower

By: AeroCentury Corp., its Manager

By:	/s/ Toni M. Perazzo
Name:	Toni Perazzo
Title:	SVP Finance

[Credit Agreement]

PARTICIPANTS

Norddeutsche Landesbank Girozentrale, NEW YORK BRANCH, as a Participant

By:	/s/ Oliver Gruenke
Name:	Oliver Gruenke
Title:	Managing Director

By:	/s/ Andreas Trunk
Name:	Andreas Trunk
Title:	Senior Director

[Credit Agreement]

Norddeutsche Landesbank Girozentrale, as Swap Counterparty

By:	/s/ Sebastian Schlichting
Name:	Sebastian Schlichting
Title:	Legal Counsel
Norddeutsche Landesbank - Girozentrale
-authorized signatory-

By:	/s/ Carsten Meinecke
Name:	Carsten Meinecke
Title:	SENIOR Legal Counsel
Norddeutsche Landesbank - Girozentrale
-authorized signatory-

Norddeutsche Landesbank Girozentrale, as Agent

By:	/s/ Oliver Gruenke
Name:	Oliver Gruenke
Title:	Managing Director

By:	/s/ Andreas Trunk
Name:	Andreas Trunk
Title:	Senior Director

[Credit Agreement]

WILMINGTON TRUST COMPANY, as Security Trustee

By:	/s/ Robert P. Hines Jr.
Name:	Robert P. Hines Jr.
Title:	Vice President

[Credit Agreement]

ANNEX A

DEFINITIONS AND CONSTRUCTIONS

ANNEX A

[Definitions]

ANNEX A

DEFINITIONS AND CONSTRUCTION

1.       Definitions. Unless the context otherwise requires, the following terms shall have the following meanings.

“17000168 Aircraft” shall mean the Embraer model E175LR aircraft bearing manufacturer’s serial number 17000168 and on lease to Republic Airways Inc. (formerly known as Republic Airline Inc.), as more specifically described in the relevant Security Agreement Supplement.

“17000172 Aircraft” shall mean the Embraer model E175LR aircraft bearing manufacturer’s serial number 17000172 and on lease to Republic Airways Inc. (formerly known as Republic Airline Inc.), as more specifically described in the relevant Security Agreement Supplement.

“17000173 Aircraft” shall mean the Embraer model E175LR aircraft bearing manufacturer’s serial number 17000173 and on lease to Republic Airways Inc. (formerly known as Republic Airline Inc.), as more specifically described in the relevant Security Agreement Supplement.

“19002 Aircraft” shall mean the Bombardier model CRJ-1000 aircraft bearing manufacturer’s serial number 19002 and on lease to Air Nostrum Lineas Aereas del Mediterraneo, S.A., as more specifically described in the relevant Security Agreement Supplement.

“19002 Borrower” shall have the meaning set forth in the preamble to the Credit Agreement.

“19003 Aircraft” shall mean the Bombardier model CRJ-1000 aircraft bearing manufacturer’s serial number 19003 and on lease to Air Nostrum Lineas Aereas del Mediterraneo, S.A., as more specifically described in the relevant Security Agreement Supplement.

“19003 Borrower” shall have the meaning set forth in the preamble to the Credit Agreement.

“1 Month LIBOR Rate ” shall mean (i) for an Interest Period commencing on a Drawdown Date for a Loan that is not a Payment Date for such Loan, the cost of funds for a Participant for such Interest Period, (ii) for an Interest Period commencing on the Payment Date immediately prior to the Maturity Date for a Loan and terminating on the Maturity Date for such Loan, the cost of funds for a Participant for such Interest Period and (iii) for any one-month Interest Period or other relevant period, the applicable Screen Rate as of 11:00 a.m. on the applicable Quotation Day for Dollars and a period equal in length to that Interest Period.

Annex A Page 1

[Definitions]

“3 Month LIBOR Rate ” shall mean (i) for an Interest Period commencing on a Drawdown Date for a Loan that is not a Payment Date for such Loan, the cost of funds for a Participant for such Interest Period, (ii) for an Interest Period commencing on the Payment Date immediately prior to the Maturity Date for a Loan and terminating on the Maturity Date for such Loan, the cost of funds for a Participant for such Interest Period and (iii) for any three-month Interest Period or other relevant period, the applicable Screen Rate as of 11:00 a.m. on the applicable Quotation Day for Dollars and a period equal in length to that Interest Period.

“Actual Knowledge” shall mean, as it applies to any Lessor, any Borrower, any Participant, the Swap Counterparty, any Mortgagor or the Mortgagee, as the case may be, actual knowledge of a Vice President or more senior officer of such person or any other officer of such person in each case having responsibility for the transactions contemplated by the Operative Documents.

“Additional Costs” shall have the meaning set forth in Section 2.14 of the Security Agreement.

“Adria Aircraft” shall mean the Bombardier model CRJ-900 aircraft bearing manufacturer’s serial number 15129 and on lease to Adria Airways Slovenski Letalski Prevoznik, d.o.o., as more specifically described in the relevant Security Agreement Supplement.

“Adria Borrower” shall have the meaning set forth in the preamble to the Credit Agreement.

“Adria Cash Collateral Amount” shall mean an amount equal to $750,000.

“Adria Prepayment Amount” shall have the meaning set forth in Section 2.10(a)(iii) of the Security Agreement.

“Adria Repossession Deed” shall mean, in respect of the Adria Aircraft, the notarial repossession deed with direct enforceability dated on or prior to the relevant Drawdown Date between the Adria Borrower and Adria Airways Slovenski Letalski Prevoznik d.o.o., together with any powers of attorney granted by the Adria Borrower in favor of Nord/LB and/or the Security Trustee in relation to such repossession deed.

“Adria Shortfall” shall have the meaning set forth in Section 5.1(s) of the Credit Agreement.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person, or if such Person is a partnership, any general partner of such Person or a Person controlling such general partner. For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to the Credit Agreement.

Annex A Page 2

[Definitions]

“Agreed Investments” shall mean any of the following investments so long as the issuer thereof has a senior unsecured long term rating of at least “A” by S&P and “A2” by Moody’s (and the related investment would have the benefit of such ratings): (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof (having original maturities of no more than 30 days, or such lesser time as is required for the distribution of funds); (b) any obligation which is a direct obligation of or guaranteed by any state of the U.S. or any subdivision thereof or any agency of any such state or subdivision (having original maturities of no more than 30 days, or such lesser time as is required for the distribution of funds), and which has the highest rating published by Moody’s or S&P; or (c) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $500,000,000 (including the Security Trustee and its Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers’ acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market funds investing solely in securities backed by the full faith and credit of the United States.

“Air Nostrum Aircraft” shall mean either or both of the 19002 Aircraft and the 19003 Aircraft, as the context may require.

“Air Nostrum Excess Amount” shall have the meaning set forth in Section 2.8 of the Credit Agreement.

“Air Nostrum Proceeds” shall have the meaning set forth in Section 2.8 of the Credit Agreement.

“Aircraft” shall mean, (i) individually, each Airframe, together with the related Engines, whether or not any of such Engines may at any time of determination be installed on such Airframe or installed on any other airframe, and the Aircraft Documents in respect thereof and (ii) collectively, all such Aircraft. Each of the Republic Aircraft, the Air Nostrum Aircraft and the Adria Aircraft are “Aircraft” hereunder.

“Aircraft Documents” shall mean, with respect to an Aircraft, whether in paper, photographic, digital, electronic or other medium, the documents, data, logs and records maintained in respect of such Aircraft pursuant to the terms of the relevant Lease, and all additions, renewal, revisions and replacements from time to time made in accordance with such Lease.

“Airframe” shall mean (i) an airframe associated with the Adria Aircraft, each Air Nostrum Aircraft and each Republic Aircraft bearing the manufacturer’s serial number and registration and nationality mark as specified on Schedule II to the Credit Agreement and as more specifically described in the relevant Security Agreement Supplement; and (ii) any and all Parts related to such Airframe so long as the same shall have been furnished with, installed on or appurtenant to such Airframe on Delivery of such Airframe, or title to which has, or should have, passed to the relevant Mortgagor pursuant to the Lease with respect to such Airframe.

Annex A Page 3

[Definitions]

“Airframe Warranties” shall mean, with respect to an Aircraft, all remaining and assignable warranties (if any) relating to such Aircraft and related equipment manufactured by the relevant Airframe manufacturer that were assigned to the relevant Mortgagor in connection with its purchase of such Aircraft or that were subsequently granted to such Mortgagor.

“Amortization Schedule” shall mean, with respect to each Loan Certificate for any Loan, the amortization schedule for such Loan Certificate and Loan established pursuant to Section 2.3 of the Credit Agreement.

“Anti -Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to any of the Borrowers or the Borrower Parent or, in each case, its subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 7.14 of the Credit Agreement.

“Applicable Margin” shall mean, with respect to any Loan as of any date, the Applicable Margin for such Loan specified in Schedule II to the Credit Agreement.

“Associated Rights” is defined in the Cape Town Convention.

“Availability Period” shall mean the period from (and including) the Closing Date to (but excluding) the Availability Termination Date.

“Availability Termination Date” shall mean March 31, 2019.

“Aviation Authority” shall mean, with respect to any Aircraft, any governmental authority that is or shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the State of Registration under applicable law.

“Bail-In Action” shall mean the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” shall mean, in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“Basic Rent” shall mean, with respect to any Lease, any amounts of “Basic Rent” or similar term (as defined in such Lease) paid by the applicable Lessee to or for the account of the lessor pursuant to the terms of such Lease.

“Basic Rent Payment Date” shall mean, with respect to any Lease, the first day of each Rental Period under such Lease.

“Borrower” shall have the meaning set forth in the preamble to the Credit Agreement.

Annex A Page 4

[Definitions]

“Borrower Parent” shall mean AeroCentury Corp., a corporation incorporated under the laws of the State of Delaware.

“Borrower Parent Pledge Agreement” shall mean, in respect of a Borrower, a pledge agreement or share charge in respect of the ownership interests of such Borrower dated the Closing Date between the Borrower Parent and the Security Trustee, substantially in the form of Exhibit B-2 to the Credit Agreement or otherwise in form and substance reasonably satisfactory to the Security Trustee.

“Borrower Parent Pledged Collateral ” shall mean, the “Pledged Collateral”, “Collateral”, “Shares”, “Security Asset” or like term as defined in any Borrower Parent Pledge Agreement.

“Borrower Parties” shall mean each Lessor, each Borrower and the Borrower Parent.

“Borrower Pledge Agreement” shall mean, in respect of a Lessor, a membership interest pledge agreement in respect of the ownership interests of such Lessor between the applicable Borrower and the Security Trustee, substantially in the form of Exhibit B-1 to the Credit Agreement.

“Borrower Pledged Collateral” shall mean, the “Pledged Collateral”, “Collateral”, or like term as defined in any Borrower Pledge Agreement.

“Breakage Event” shall mean (i) any failure to borrow a Loan under Section 2.2 of the Credit Agreement despite all of the conditions precedent set forth in Section 3.1 and 3.2 of the Credit Agreement having been satisfied, other than due to a failure by the Participants to fund following the satisfaction of all conditions precedent thereto, (ii) the acceleration of the Loans or (iii) payment or prepayment (other than by acceleration) of principal or interest on any Loan Certificate held by it not being made on the date irrevocably scheduled therefor (including a prepayment that is not received by the Security Trustee on the date specified in a notice delivered by the relevant Borrower pursuant to Section 2.10 of the Security Agreement).

“Business Day” shall mean (a) any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are not authorized or required to close in New York, New York, San Francisco, California and Hannover, Germany and (b) if such day relates to the giving of notices or quotes in connection with a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Loan or a notice by a Borrower with respect to any such borrowing, payment, prepayment or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

“Cape Town Convention” shall mean the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa on November 16, 2001.

Annex A Page 5

[Definitions]

“Cape Town Registrations” shall mean, with respect to any Aircraft, the registration on the International Registry of (1) international interests in respect of the Airframe and each Engine related to such Aircraft to evidence the Security Agreement as supplemented by the Security Agreement Supplement with respect to such Aircraft, (2) international interests in respect of the Airframe and each Engine related to such Aircraft to evidence the Local Law Mortgage (if any), (3) if the Lessee of such Aircraft is situated in a Contracting State (as defined in the Cape Town Convention), the assignment of the international interests in respect of the Airframe and each Engine related to such Aircraft which evidence the Lease with respect to such Aircraft under the Security Agreement as supplemented by the Security Agreement Supplement and (4) if the Lessee of such Aircraft is situated in a Contracting State (as defined in the Cape Town Convention), the transfer of the right to discharge the international interests in respect of the Airframe and each Engine related to such Aircraft which evidence the Lease with respect to such Aircraft.

“Cash Collateral Account” shall have the meaning set forth in Section 2.03(b) of the Security Agreement.

“Closing Date” shall mean the date on which the conditions specified in Section 3.1 of the Credit Agreement shall be satisfied.

“Code” shall means the Internal Revenue Code of 1986, as amended.

“Collateral Accounts” shall have the meaning set forth in Section 2.03(a) of the Security Agreement.

“Commitment” shall mean, for each Participant, the obligation of such Participant to fund portions of the Loans at any one time in an aggregate amount up to but not exceeding the amount set opposite the name of such Participant in Schedule I to the Credit Agreement under the caption “Commitment” as the same may be varied in accordance with any assignment of Commitments pursuant to Section 7.4 of the Credit Agreement; provided that no such variation of Schedule I to the Credit Agreement shall change the amount of the Total Commitment.

“Consent and Recognition of Rights Agreement” shall mean, in respect of the 19003 Aircraft, the consent and recognition of rights agreement, related to the Engine bearing manufacturer’s serial number 194975 and dated on or about the relevant Drawdown Date, among the 19003 Borrower, as lessor and owner, Air Nostrum Lineas Aereas del Mediterraneo, S.A., as lessee and sublessor, HEH Aviation “Sevilla” Beteiligungsgesellschaft mbH & Co. KG, as airframe lessor and airframe owner, Mediterranean Aviation Operations Company Limited, as sublessee, and the Security Trustee.

“Credit Agreement” shall mean the Credit Agreement.

“Cutoff Date” shall have the meaning set forth in Section 2.4(a) of the Credit Agreement.

“Day-to -Day Operational Matters” shall mean any matter relating to a Lease and/or the relevant Lessee which is purely of administrative or non-material or routine operational nature.

“Debt Rate” shall mean for each day during an Interest Period and for any Loan, the sum of the LIBOR Rate for such Loan for such day plus the Applicable Margin for such Loan.

Annex A Page 6

[Definitions]

“Default” shall mean any event or condition which with the giving of notice or the lapse of time or both would become an Event of Default.

“Delivery” shall mean, with respect to an Aircraft, an Airframe or an Engine, the “Delivery” thereof or similar term (as defined in any Lease).

“Deposit” shall have the meaning set forth in Section 2.3 of the Credit Agreement.

“Deregistration Power of Attorney” shall mean, with respect to an Aircraft, (i) if and to the extent required under the applicable Lease, the power of attorney executed by the applicable Lessee related thereto in favor of, inter alios, the Security Trustee and/or (ii) the power of attorney executed by the applicable Borrower or Lessor, as the case may be, in favor of the Security Trustee, in each case in connection with the repossession, re-export and deregistration of such Aircraft and as the context may require.

“Documentation” shall have the meaning set forth in Section 7.14(g) of the Credit Agreement.

“Dollars” and “$” shall mean the lawful currency of the United States of America.

“Drawdown Date” shall mean, with respect to any Loan and any Aircraft, the date on which such Loan is advanced by the Participants to the Borrower of such Loan pursuant to the terms of the Credit Agreement.

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“Enforcement Notice” shall have the meaning set forth in Section 4.04(a) of the Security Agreement.

“Engine” shall mean (i) each engine that is identified by manufacturer’s model and serial number that is associated with an Air Nostrum Aircraft, a Republic Aircraft or the Adria Aircraft and is set forth in Schedule II to the Credit Agreement and in the applicable Security Agreement Supplement, whether or not attached to the Airframe related thereto or any other airframe, or (ii) a Replacement Engine, together in each case with any and all related Parts so long as the same shall have been furnished with, installed on or appurtenant to such Engines on Delivery of such Aircraft, or title to which has, or should have, passed to the relevant Mortgagor pursuant to the Lease with respect to such Aircraft.

“Engine Warranties” shall mean, with respect to an Aircraft, all remaining and assignable warranties (if any) relating to the Engines related to such Aircraft and related equipment manufactured by the Engine manufacturer relating to such Engines that were assigned to the relevant Mortgagor in connection with its purchase of such Aircraft or that were subsequently granted.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Annex A Page 7

[Definitions]

“EU Bail -In Legislation Schedule” shall mean the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” shall have the meaning specified in Section 4.02 of the Security Agreement.

“Event of Loss ” shall mean, with respect to an Aircraft, an Airframe or an Engine, (i) at any time such Aircraft, Airframe or Engine is subject to a Lease, a “Total Loss” or similar term (as defined such Lease) or formulation used in such Lease and (ii) at any time such Aircraft, Airframe or Engine is not subject to a Lease, a “Total Loss” or similar term (as defined in the Lease with respect to such Aircraft, Airframe or Engine which was in effect on the Drawdown Date for the Aircraft related thereto or formulation used in such Lease).

“Event of Loss Date” shall mean, with respect to an Aircraft, an Airframe or an Engine, (i) at any time such Aircraft, Airframe or Engine is subject to a Lease, the “Total Loss Date” or similar term (as defined such Lease) and (ii) at any time such Aircraft, Airframe or Engine is not subject to a Lease, the “Total Loss Date” or similar term (as defined in the Lease with respect to such Aircraft, Airframe or Engine which was in effect on the Drawdown Date for the Aircraft related thereto).

“Event of Loss Excess Proceeds” shall have the meaning set forth in Section 2.10(b)(i) of the Security Agreement.

“Event of Loss Prepayment Amount” shall have the meaning set forth in Section 2.10(b)(i) of the Security Agreement.

“Excess Sales Proceeds” shall have the meaning set forth in Section 2.10(b)(ii) of the Security Agreement.

“Excluded Payments” shall mean:

(i)       indemnity payments or similar obligations paid or payable by any Lessee to or in respect of any Borrower Party, including each of its respective shareholders, members, partners, Affiliates, directors, officers, employees, servants and agents, pursuant to any Lease;

(ii)       proceeds of public liability insurance in respect of an Aircraft payable as a result of insurance claims made, or losses suffered, by any Borrower Party, which are payable directly to any Borrower Party for its own account or for the account of any Borrower Party, including any of its shareholders, members, partners, Affiliates, directors, officers, employees, servants and agents;

(iii)       if the related Aircraft is subject to a Lease, proceeds of insurance maintained with respect to such Aircraft by or for the benefit of any Borrower Party for its own account or benefit, or for the account or benefit of any Borrower Party, including any of its shareholders, members, partners, Affiliates, directors, officers, employees, servants and agents;

(iv)       any interest that pursuant to the Operative Documents may from time to time accrue in respect of any of the amounts described in clauses (i) through (iii) above;

Annex A Page 8

[Definitions]

(v)       any right to enforce the payment of any amount described in clauses (i) through (iv) above (provided that the rights referred to in this clause (v) shall not be deemed to include the exercise of any remedies provided for in any Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant); and

(vi)       any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, the foregoing.

“Excluded Tax Payment” shall have the meaning set forth in Section 2.13(m) of the Security Agreement.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Participant, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Participant, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Participant with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment under Section 2.13(c) of the Security Agreement) or (ii) such Participant changes its lending office, except in each case to the extent that, pursuant to Section 2.13 of the Security Agreement, amounts with respect to such Taxes were payable either to such Participant's assignor immediately before such Participant acquires such interest or to such Participant immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(f) of the Security Agreement and (d) any withholding Taxes imposed under FATCA.

“FATCA” shall have the meaning set forth in Section 2.13(k) of the Security Agreement.

“Fee Letter” shall mean the Fee Letter, dated as of February 7, 2019, among the Borrowers and the Agent.

“Finance Parties” shall mean, collectively, the Swap Counterparty, the Participants, the Agent and the Security Trustee.

“Funds Flow Agreement” shall mean any funds flow agreement or payment direction letter entered into among any Borrower, the Security Trustee and any existing security trustee, agent or lender in respect of existing financing being paid off on the relevant Drawdown Date in respect of an Aircraft, in form and substance reasonably satisfactory to the Security Trustee and the Participants.

“GMLA” shall have the meaning set forth in Section 7.13 of the Credit Agreement.

Annex A Page 9

[Definitions]

“Governmental Authority” shall have the meaning set forth in Section 5.5 of the Credit Agreement.

“Granting Clause” shall mean the portion of the Security Agreement under the heading “GRANTING CLAUSE.”

“Granting Clause Documents” shall mean, collectively, the documents, contracts and instruments subject to the Granting Clause.

“IDERA” shall mean, in respect of an Aircraft, if the State of Registration of such Aircraft is a “contracting state” as defined in the Cape Town Convention that has made a declaration pursuant to Article XXX(1) of the Cape Town Convention that Article XIII of the Cape Town Convention shall apply, an irrevocable deregistration and export request authorization issued by the relevant Lessee or the relevant Borrower or Lessor, as the case may be, in favor of the Security Trustee, as authorized party.

“Illegality Event” shall mean an event or condition that would cause the making or maintaining of any Loan or Commitment by any Participant or the performance by any Borrower of any of its obligations under any Loan Operative Documents to be unlawful by reason of any change after the Closing Date in any law or in any requirement of any monetary authority whether or not having the force of law.

“Indemnitee” or “Indemnitees” shall mean the Security Trustee, the Agent, the Swap Counterparty, the Participants and each of their respective successors, permitted assigns, directors, officers, and employees, and for purposes of Section 2.13(i) of the Security Agreement, shall include the Borrower Parties or any Affiliate thereof, and each of their respective successors, permitted assigns, directors, officers, employees and Affiliates.

“Indemnity Agreement” shall mean that certain indemnity agreement dated on or about the Closing Date among the Borrower Parent, the Participants, the Agent, the Swap Counterparty and the Security Trustee.

“Intercompany Indebtedness” shall mean debt for borrowed money loaned by the Borrower Parent to any Borrower or Lessor which shall be subordinate to the Secured Obligations on terms reasonably satisfactory to the Agent.

“Interest Period” shall mean, for each Loan, each period commencing on (and including) a Payment Date (or its Drawdown Date, as the case may be) and ending on (but excluding) the next Payment Date.

“International Interest” is defined in the Cape Town Convention.

“International Registry” is defined in the Cape Town Convention.

“IRS” shall have the meaning set forth in Section 2.13(a) of the Security Agreement.

“Lease” shall mean, in respect of an Aircraft, the lease agreement entered into by the relevant Borrower or Lessor, as the case may be, in respect thereof, as amended, supplemented and modified from time to time, pursuant to which such Borrower or such Lessor, as the case may be, leases such Aircraft to the Lessee related thereto, as identified on the related Security Agreement Supplement.

Annex A Page 10

[Definitions]

“Lease Assignment” shall mean, in respect of an Aircraft, a security assignment of the relevant Lease between the relevant Borrower or Lessor, as the case may be, and the Security Trustee.

“Lease Default” shall mean any default under a Lease which is not or has not become, through the giving of notice and/or passage of time or otherwise, a Lease Event of Default.

“Lease Event of Default” shall mean any default under a Lease which, through the giving of notice, the passage of time or otherwise, has become an “event of default” or similar term (as defined and used in such Lease) thereunder; provided that, except with respect to Sections 3.2(g)(v)(y) and 3.2(m)(v) of the Credit Agreement, in respect of the Lease related to the Adria Aircraft, any default by the relevant Lessee of any installment of Rent due under such Lease that has occurred and been continuing for fewer than 120 days shall not be a Lease Event of Default.

“Lease Expiration Date” shall mean, in respect of a Lease, the date on which the term of such Lease is scheduled to expire in accordance with its terms, as specified in a Security Agreement Supplement for such Aircraft.

“Lease Management Agreement” shall mean, in respect of an Air Nostrum Aircraft, the lease management agreement for such Air Nostrum Aircraft entered into by the Borrower Parent and the relevant Borrower.

“Lease Operative Documents” shall mean, with respect to any Lease, such Lease and any credit support agreement or instrument furnished by the related Lessee or other Lessee Party to the relevant Borrower or Lessor, as the case may be, under such Lease, which are identified in Annex A to a Security Agreement Supplement relating thereto as “Lease Operative Documents” and any other documents which may be entered into between the relevant Borrower or Lessor, as the case may be, and any Lessee Parties from time to time.

“Lease Termination Notice” shall have the meaning set forth in Section 4.03(b)(ii) of the Security Agreement.

“Lessee” shall mean, with respect to any Lease with respect to an Aircraft, the lessee under such Lease as specified in Schedule II to the Credit Agreement and Annex A to the relevant Security Agreement Supplement for such Aircraft (or any further supplement thereto) (it being understood that “Lessee” shall not include any Borrower or any Lessor).

“Lessee Parties” shall mean, with respect to any Lease, the related Lessee and any of the other Persons obligors under any Lease Operative Documents (other than the Lease) identified in Annex A to a Security Agreement Supplement relating thereto as “Lessee Parties”, and any other Person which may enter into an agreement with the relevant Borrower or Lessor, as the case may be, under such Lease and/or any other Lessee Party in respect of such Lease from time to time.

Annex A Page 11

[Definitions]

“Lessee Parties Acknowledgement” shall mean, with respect to each Lease, a Notice and Acknowledgement dated the Drawdown Date for the Aircraft subject to such Lease among the relevant Borrower or Lessor, as the case may be, the Security Trustee and the Lessee Parties party thereto, in form and substance reasonably satisfactory to the Security Trustee.

“Lessor” shall mean, with respect to a Republic Aircraft, Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee of the trust that owns such Republic Aircraft.

“Lessor Lien” shall mean, with respect to an Aircraft, (i) at any time such Aircraft, is subject to a Lease, a “Lessor Lien”, “Permitted Lien” or similar term (as defined such Lease) and (ii) at any time such Aircraft is not subject to a Lease, a “Lessor Lien”, “Permitted Lien” or similar term (as defined in the Lease with respect to such Aircraft which was in effect on the Drawdown Date for the Aircraft related thereto).

“LIBOR Breakage” shall mean the amount, if any, required to compensate each Participant for any losses (excluding loss of profit and the type of losses, costs and expenses included in Swap Breakage Loss or Liquidity Breakage) which it incurs (on an actual or notional basis) as the result of any failure to borrow a Loan under Section 2.2 of the Credit Agreement following the issuance of the relevant Notice of Borrowing or payment or prepayment (by acceleration or otherwise) of principal or interest on any Loan Certificate held by it on a date other than a Payment Date or the failure to make any such payment on the date scheduled therefor, including, without limitation, losses incurred in connection with unwinding or liquidating any deposits or funding arrangements with its funding sources, as reasonably determined by such Participant, which determination shall be conclusive absent manifest error.

“LIBOR Rate” shall mean (i) in respect of a Loan related to an Air Nostrum Aircraft, the 3 Month LIBOR Rate and (ii) in respect of a Loan related to a Republic Aircraft or the Adria Aircraft, the 1 Month LIBOR Rate.

“Lien” shall mean any mortgage, pledge, security interest, lien, encumbrance, lease, or other charge of any kind on property.

“Liquidity Breakage” shall mean the amount, if any, required to compensate each Participant for any losses (excluding loss of profit and the type of losses, costs and expenses included in Swap Breakage Loss or LIBOR Breakage) which it incurs (on an actual or notional basis) as the result of (x) any failure to borrow a Loan under Section 2.2 of the Credit Agreement following the issuance of the relevant Notice of Borrowing or (y) any acceleration under Section 4.04(b) of the Security Agreement or prepayment after acceleration under Section 4.04(b) of the Security Agreement of principal or interest on any Loan Certificate held by it or the failure to make any such payment on the date scheduled therefor, including, without limitation, losses incurred in connection with unwinding or liquidating any liquidity arrangements in connection with the establishment of any Liquidity Margin, as reasonably determined by such Participant, which determination shall be conclusive absent manifest error.

Annex A Page 12

[Definitions]

“Liquidity Margin” shall mean a rate per annum equal to the liquidity cost to Nord/LB of funding a Loan for the period commencing on the relevant Drawdown Date through the relevant Maturity Date, as determined by the Treasury desk of Nord/LB on the date that is three Business Days (or such shorter period agreed to by Nord/LB in its sole discretion) prior to the Scheduled Drawdown Date. The Liquidity Margin, as so determined, shall be conclusive and binding absent manifest error.

“Loan” shall have the meaning set forth in Section 2.1 of the Credit Agreement.

“Loan Amount” shall mean, in respect of a Loan, the amount of such Loan specified in the Notice of Borrowing relating thereto; provided that, with respect to any Loan, an indicative maximum of the Loan Amount of such Loan shall be set forth opposite such Aircraft on Schedule II to the Credit Agreement.

“Loan Certificate Register” shall have the meaning set forth in Section 2.07 of the Security Agreement.

“Loan Certificates” shall mean, with respect to a Loan, the loan certificates in substantially the form of Exhibit B to the Security Agreement outstanding under the Loan Operative Documents.

“Loan Operative Documents” shall mean this Security Agreement, each Security Agreement Supplement, each Loan Certificate, the Credit Agreement, the Consent and Recognition of Rights Agreement, the Indemnity Agreement, the Fee Letter, each Swap Agreement, each Lessee Parties Acknowledgement, each Local Law Mortgage, each RVG Notice and Acknowledgment, any Warranty Agreement, any Funds Flow Agreement, each Borrower Parent Pledge Agreement and each Borrower Pledge Agreement.

“Local Law Mortgage” shall mean (i) with respect to an Aircraft, a mortgage in respect of such Aircraft governed by a law other than New York law, including, in respect of the Adria Aircraft, the Slovenian Mortgage or (ii) with respect to an Aircraft registered in the United States of America, a mortgage of such Aircraft governed by New York law and filed with the Federal Aviation Administration.

“Local Law Requirements” shall mean, with respect to any Aircraft, the conditions precedent and subsequent to the Drawdown Date for such Aircraft set forth on Schedule III to the Credit Agreement. The Local Law Requirements for any Aircraft shall be determined based on advice received from local counsel retained by the Agent (with the advice of the relevant Borrower) in the applicable jurisdictions and shall be reasonably necessary in order to (i) establish and/or maintain the perfection of the Security Trustee’s interests in the Mortgaged Property, Borrower Pledged Collateral and Borrower Parent Pledged Collateral, (ii) ensure the enforceability and validity of the Loan Operative Documents and (iii) take all shall mean, in respect of an Interestsuch other action in such jurisdiction as may be recommended or customary, as determined based on such local counsel’s advice.

“Mandated Lead Arranger” shall mean Nord/LB.

“Mandatory Prepayment Event” shall mean any of the events giving rise to prepayment of a Loan under Section 2.10(b) of the Security Agreement.

Annex A Page 13

[Definitions]

“Market Disruption Event” shall mean, in respect of an Interest Period with respect to a Loan, (i) the applicable Screen Rate is not available or (ii) any Participant advises the Agent that the LIBOR Rate for such Interest Period will not accurately reflect the cost to such Participant of maintaining or funding its respective portion of such Loan for such Interest Period (as a result of a market-wide disruption and not as a result of an idiosyncratic change to the creditworthiness of such Participant (unless such change is caused by a market-wide disruption)).

“Material Lease Breach” shall mean, in respect of a Lease, any of (i) subject to Section 4.03(a) of the Security Agreement, a default by the relevant Lessee in the payment when due of any amounts under such Lease greater than $25,000, (ii) an insolvency or bankruptcy event in respect of the relevant Lessee, (iii) a failure by the relevant Lessee to insure the relevant Aircraft in accordance with the terms of such Lease and (iv) a failure by the relevant Lessee to comply with a material maintenance obligation pursuant to the terms of such Lease.

“Maturity Date” shall mean, with respect to any Loan, the Maturity Date for such Loan specified in Schedule II to the Credit Agreement; provided that in the case of an Air Nostrum Aircraft, such date shall be the later of (a) such Maturity Date specified in Schedule II to the Credit Agreement and (b) the earlier of (i) the date of receipt of an RVG Payment Amount under the relevant Residual Value Guarantee and (ii) 30 days after such Maturity Date specified in Schedule II to the Credit Agreement

“Mortgaged Property” shall have the meaning specified in the Granting Clause.

“Mortgagee” shall have the meaning set forth in the preamble to the Security Agreement.

“Mortgagee Event” shall mean either: (i) the Loan Certificates shall have become due and payable pursuant to Section 4.04(b) of the Security Agreement; or (ii) the Mortgagee has taken action or notified the Mortgagors that it intends to take action to foreclose the Lien of the Security Agreement or otherwise commence the exercise of any significant remedy under the Security Agreement or any Lease.

“Mortgagee’s Office” shall mean the Mortgagee’s address set forth in Section 9.06 of the Security Agreement or such other office in the United States as the Mortgagee may from time to time specify to the Mortgagor and the Lessee.

“Mortgagor” shall have the meaning set forth in the preamble to the Security Agreement.

“Nord/LB” shall have the meaning set forth in the preamble to the Credit Agreement.

“Notice of Borrowing” shall mean, with respect to any Loan, a notice of borrowing delivered by a Borrower to the Agent substantially in the form of Exhibit A to the Credit Agreement.

“OFAC” shall have the meaning set forth in Section 7.14 of the Credit Agreement.

“OFAC Laws” shall have the meaning set forth in Section 7.14 of the Credit Agreement.

Annex A Page 14

[Definitions]

“OFAC SDN List” shall have the meaning set forth in Section 7.14 of the Credit Agreement.

“OFAC Violation” shall have the meaning set forth in Section 7.14(e) of the Credit Agreement.

“Operative Documents” shall mean the Loan Operative Documents and the Lease Operative Documents.

“Original Amount” shall mean, for any Loan Certificate, the principal amount of a Loan funded by the applicable Participant on the Drawdown Date for such Loan or, in respect of any Loan Certificate issued after the Drawdown Date for such Loan, the principal amount of the applicable Participant’s portion of such Loan outstanding at the time of such Loan Certificate’s original issuance.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Operative Document, or sold or assigned an interest in any Loan or Loan Operative Document).

“Participant” shall have the meaning set forth in the preamble to the Credit Agreement.

“Participation Percentage” shall mean, for any Participant, the percentage set opposite the name of such Participant in Schedule I to the Credit Agreement, or if there is only one Participant, 100%.

“Parts” shall mean, in respect of an Airframe or an Engine, any and all appliances, parts, instruments, components, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than complete Engines or engines and cargo containers) which are either (i) furnished with, installed on or appurtenant to the Airframe and Engines at Delivery of the related Aircraft or title to which has passed to the relevant Borrower or Lessor, as the case may be, under the related Lease.

“Past Due Rate” shall mean, in respect of any principal of or interest on any Loan Certificate or any other amount under any other Loan Operative Document that is not paid by the relevant Mortgagor when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.0% plus the Debt Rate.

“Payment Date” shall mean, in respect of a Loan, (i) each day specified as a “Payment Date” in the Amortization Schedule for such Loan and (ii) the applicable Maturity Date.

Annex A Page 15

[Definitions]

“Person” shall mean any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Pledged Collateral” shall mean, collectively, the Borrower Pledged Collateral and the Borrower Parent Pledged Collateral.

“Prepayment Fee” shall mean, with respect to the prepayment of any Loan pursuant to Section 2.10(a)(i) of the Security Agreement, (i) on or prior to the one year anniversary of the Drawdown Date for such Loan, an amount equal to 3.0% of the principal amount of such Loan; (ii) after the one year anniversary of such Drawdown Date but on or prior to the two year anniversary of such Drawdown Date, an amount equal to 2.0% of the principal amount of such Loan; (iii) after the two year anniversary of such Drawdown Date but on or prior to the three year anniversary of such Drawdown Date, an amount equal to 1.0% of the principal amount of such Loan. No Prepayment Fee shall be payable in respect of any prepayment pursuant to Section 2.10(a) of the Security Agreement after the third anniversary of the Closing Date, or in respect of a prepayment pursuant to Section 2.10(a)(ii) or 2.10(b) of the Security Agreement or, for the avoidance of doubt, if a Borrower repays its Loan on the relevant Maturity Date.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Regulatory Change” shall mean, with respect to any Participant, any change that occurs after the date hereof in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or financial institutions including such Participant of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) by any court or governmental or monetary authority charged with the interpretation or administration thereof. “Regulatory Change” shall include (i) any adoption of risk-based capital adequacy guidelines described by the Basel Committee on Banking Regulations and Supervisory Practices and commonly known as Basel III and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith

“Rental Period” shall mean, with respect to any Lease, the “Rental Period” or similar term (as defined in such Lease).

“Remarketing Agent” shall mean (i) in respect of the early termination of a Lease prior to the Lease Expiration Date under such Lease by the relevant Borrower or the relevant Lessor, as the case may be, the Borrower Parent, (ii) in respect of the termination of a Lease related to an Air Nostrum Aircraft on the Lease Expiration Date for such Lease, Bombardier Inc. and (iii) any other remarketing agent mutually agreed by the Borrower Parent and the Agent.

“Remarketing Period” shall have the meaning set forth in Section 4.03(b)(ii) of the Security Agreement.

Annex A Page 16

[Definitions]

“Remarketing Period Condition ” shall mean all of the undertakings of the relevant Borrower under Section 4.03(b)(iii) – (v) and (vii) of the Security Agreement during any Remarketing Period.

“Rent” shall mean, with respect to any Lease, the “Rent” or similar term (as defined in such Lease).

“Replacement Engine” shall mean any engine substituted for an Engine in accordance with Section 7.01 of the Security Agreement.

“Replacement Republic Aircraft” shall have the meaning set forth in Section 5.1(t) of the Credit Agreement.

“Republic Aircraft” shall mean any or all of the 17000168 Aircraft, the 17000172 Aircraft and the 17000173 Aircraft, as the case may be.

“Republic Replacement” shall have the meaning set forth in Section 5.1(t) of the Credit Agreement.

“Required Participants” shall mean, as of any date of the determination thereof, the holders of not less than a majority, in aggregate, of the outstanding principal amount of all Loan Certificates as of such date. For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of Loan Certificates, there shall be excluded any Loan Certificates, if any, held by any Borrower or any of its Affiliates.

“Reserve Requirement” shall mean, for any Loan Certificate, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained in respect of such Loan Certificate under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D).

“Residual Value Guarantee” shall mean, in respect of an Air Nostrum Aircraft, the residual value guarantee agreement in respect of such Air Nostrum Aircraft dated December 17, 2010 between Aviacion RC II, A.LE. and Bombardier Inc., as novated to the relevant Borrower and including any side letters relating to such residual value guarantee agreement.

“Return Compensation Payments” shall mean, in respect of an Aircraft, any and all amounts paid or payable, as the context may require, from time to time by the relevant Lessee in relation to the condition of such Aircraft upon any return of such Aircraft pursuant to the relevant Lease.

“RVG Notice and Acknowledgment” shall mean, in respect of an Air Nostrum Aircraft, the notice and acknowledgment of the collateral assignment of the payments and proceeds payable under the relevant Residual Value Guarantee pursuant to the Security Agreement among the relevant Borrower, the Security Trustee and Bombardier Inc.

"RVG Payment Amount" shall have the meaning set forth in Section 2.8 of the Credit Agreement.

Annex A Page 17

[Definitions]

“Resolution Authority” shall mean any body which has authority to exercise any Write-down and Conversion Powers.

“Sanction Provision” shall have the meaning set forth in Section 7.14(h) of the Credit Agreement.

“Sanctioned Country” shall mean at any time, a country or territory, or whose government, which is itself the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (as of the Closing Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or otherwise controlled by any such Person or Persons.

“Sanctions” shall mean economic or financial sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” shall mean the one-month U.S. Dollar London interbank offered rate or the three-month U.S. Dollar London interbank offered rate, as the case may be, administered by ICE Benchmark Administration (or any other person which takes over the administration of that rate) displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate). If the agreed page is replaced or service ceases to be available (or if the prevailing practice in the London interbank market is no longer to use the agreed page for reference), the Agent may, in the case of suspension, for the duration of the suspension, specify another page or service displaying the appropriate or replacement rate after consultation with the Participants and consent of the relevant Borrower.

“Secured Obligations” shall have the meaning set forth in the Granting Clause.

“Secured Parties” shall mean the Finance Parties.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, among, inter alios, the Borrowers and the Security Trustee, as supplemented, modified or amended from time to time.

“Security Agreement Supplement” shall mean a supplement to the Security Agreement, in substantially the form of Exhibit A to the Security Agreement, executed and delivered by any applicable Borrower or Lessor, which shall particularly describe the Aircraft and Lease to which such supplement relates and any Replacement Engine, and which joins such Borrower or Lessor, as the case may be, to the Security Agreement.

“Security Trustee” shall have the meaning set forth in the preamble to the Credit Agreement.

Annex A Page 18

[Definitions]

“Slovenian Mortgage” shall mean, in respect of the Adria Aircraft, that certain Slovenian-law governed debt acknowledgment and first priority mortgage agreement dated on or about the Drawdown Date in respect of the Adria Aircraft between the Adria Borrower, as mortgagor, and Norddeutsche Landesbank Girozentrale, New York Branch, as mortgagee.

“Subject Aircraft” shall have the meaning set forth in Section 4.03(b)(ii) of the Security Agreement.

“Swap Agreement” shall mean, in respect of any Loan, the Swap Master Agreement as modified by a swap confirmation evidencing the Swap Transaction for such Loan between the Swap Counterparty and the related Borrower.

“Swap Break Amount” shall mean, in connection with any Breakage Event, an amount determined reasonably and in good faith by the Swap Counterparty in accordance with its standard “Close-out Amount” methodology for Swap Transactions to be the amount necessary on an after-Tax basis to compensate the Swap Counterparty for any and all losses, costs or expenses (expressed as a positive number (in respect of amounts payable to the Swap Counterparty) or a negative number (in respect of amounts payable by the Swap Counterparty)) as a consequence of any termination or unwind of the Swap Transaction affected by such Breakage Event.

“Swap Breakage Loss” shall mean the absolute value of the Swap Break Amount if the Swap Break Amount is a negative number.

“Swap Counterparty” shall mean Norddeutsche Landesbank Girozentrale, as floating rate payer under a Swap Agreement.

“Swap Margin” shall mean 13 basis points.

“Swap Master Agreement” shall mean, for each Borrower, the 2002 Master Swap Agreement published by ISDA, together with the associated schedules thereto, between such Borrower and the Swap Counterparty.

“Swap Obligations” shall mean all obligations owing from time to time by a Borrower to the Swap Counterparty under a Swap Agreement (if any).

“Swap Rate” shall have the meaning set forth in the definition of Swap Transaction.

“Swap Transaction” shall mean, with respect to a Loan, (i) an interest rate swap transaction entered into by the Borrower of such Loan and the Swap Counterparty pursuant to which (A) such Borrower, as fixed rate payer, agrees to pay to the Swap Counterparty on each Payment Date in respect of such Loan an amount equal to the amount of interest that would accrue on a notional amount equal to the amount of principal with respect to such Loan scheduled to be outstanding during the Interest Period ending on such Payment Date at the fixed rate (the “Swap Rate”) determined by the Swap Counterparty to be, in accordance with its market practice, the fixed rate equivalent of the then-applicable Debt Rate plus the Swap Margin (calculated on the basis of a year of 360 days consisting of 12 30-day months) and (ii) the Swap Counterparty, as floating rate payer, agrees to pay to such Borrower on each Payment Date in respect of such Loan an amount equal to the amount of interest that would have accrued on such notional amount of such Loan for the Interest Period ending on such Payment Date at the applicable Debt Rate (calculated on the basis of a year of 360 days and actual number of days elapsed) as of 11:00 a.m. on the date that fell two London Business Days prior to the first date of such Interest Period.

Annex A Page 19

[Definitions]

“Tax” or “Taxes” shall mean any and all fees (including, without limitation, license, documentation, registration, recording, stamp and document fees), taxes (including, without limitation, income, gross receipts, sale, rental, use, turnovers, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges, other charges, fees, assessments or withholdings of any nature whatsoever, together with any assessment, penalties, fees, additions to tax and interest thereon, imposed by any taxing authority (which term shall include any other governmental authority).

“Total Commitment” shall mean $47,000,000.

“transacting user entity” is defined in the regulations for the International Registry.

“Transferee Participant” shall have the meaning set forth in Section 2.14 of the Security Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any security interest, the Uniform Commercial Code of such jurisdiction.

“Unpaid Obligations” shall have the meaning set forth in Section 4.04(b) of the Security Agreement.

“USA PATRIOT Act” shall have the meaning set forth in Section 7.14(g) of the Credit Agreement.

"Warranty Agreements" shall mean, in respect of an Aircraft and to the extent applicable, any warranty assignment agreement in respect of the relevant Airframe and Airframe Warranties and/or the relevant Engines and Engine Warranties, in each case among the relevant manufacturer, the relevant Borrower or Lessor, as the case may be, the relevant Lessee and the Security Trustee.

“Withholding Taxes” shall have the meaning set forth in Section 2.13(a) of the Security Agreement.

“Write-down and Conversion Powers” shall mean:

(a)       in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

Annex A Page 20

[Definitions]

(b)       in relation to any other applicable Bail-In Legislation, any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

2.	Rules of Construction.

(a)       Section headings and the table of contents in each Loan Operative Document are inserted for convenience of reference only and shall be ignored in the interpretation of such Loan Operative Document.

(b)       In each Loan Operative Document, unless the context otherwise requires:

(i)        references to Sections, Clauses, Annexes, Exhibits and Schedules are to be construed as references to the sections of, clauses of, and appendices, exhibits and schedules to, such Loan Operative Document as in force for the time being and as amended in accordance with the terms of such Loan Operative Document, or, as the case may be, with the agreement of the relevant parties;

(ii)        references to Sub-sections or Sub-clauses are to be construed as references to a sub-section or sub-clause of the Section or Clause in which such reference appears;

(iii)       references to any Operative Document include its Annexes, Exhibits and Schedules;

(iv)       references to any Operative Document shall be construed as references to such Operative Document as in force for the time being and as amended or amended and restated or supplemented from time to time, in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

(v)        words importing any gender shall be construed as including every gender;

(vi)       words importing the plural shall include the singular and vice versa;

(vii)       any reference to any Person (including each of the parties to any Operative Document) shall include such Person and its successors, permitted assigns, and permitted transferees; and

(viii)      the word “including” shall be construed as “including but not limited to.”

Annex A Page 21

[Credit Agreement]

SCHEDULE I

PARTICIPATION COMMITMENTS

Participant	Participation Percentage	Commitment

Norddeutsche Landesbank Girozentrale, New York Branch	100%	$47,000,000

ADDRESS FOR NOTICES/PAYMENT INSTRUCTIONS

Norddeutsche Landesbank Girozentrale, New York Branch

 1114 Avenue of the Americas, 20th Floor

New York, NY 10036

Tel: ****

Attention: ****

Email: ****

with copy to:

Norddeutsche Landesbank Girozentrale

 Aircraft Finance Department

Friedrichswall 10

30159 Hannover, Germany

Tel: ****

Attention: ****

Email: ****

Payment Details:

Bank: JP Morgan Chase Bank, New York

Account No.: ****

Swift: CHASUS33

ABA: ****

Account Name: Norddeutsche Landesbank, New York

Reference: ACY [Republic Aircraft][Adria Aircraft][Air Nostrum Aircraft]

Wilmington Trust Company

 1100 N. Market Street

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Facsimile: ****

Telephone: ****

SCHEDULE I

[Credit Agreement]

ACY SN 19002 Limited

 Third Floor

20 Old Bailey

London EC4M 7AN

United Kingdom

Attention: ****

Facsimile: ****

With a copy to:

AeroCentury Corp.

1440 Chapin Avenue, #310

Burlingame, CA 94010

Attention: General Counsel

Facsimile: ****

ACY SN 19003 Limited

 Third Floor

20 Old Bailey

London EC4M 7AN

United Kingdom

Attention: ****

Facsimile: ****

With a copy to:

AeroCentury Corp.

1440 Chapin Avenue, #310

Burlingame, CA 94010

Attention: General Counsel

Facsimile: ****

ACY E-175 LLC

 c/o AeroCentury Corp.

AeroCentury Corp.

1440 Chapin Avenue, #310

Burlingame, CA 94010

Attention: General Counsel

Facsimile: ****

ACY SN 15129 LLC

c/o AeroCentury Corp.

AeroCentury Corp.

1440 Chapin Avenue, #310

Burlingame, CA 94010

Attention: General Counsel

Facsimile: ****

SCHEDULE I

[Credit Agreement]

SCHEDULE II

AIRCRAFT; LESSORS; LESSEES; LOAN AMOUNTS; APPLICABLE MARGINS; MATURITY DATES; LEASES

Aircraft	Lessor	Lessee	Indicative Loan Amount	Applicable Margin	Maturity Date

1. Bombardier CRJ-1000 bearing MSN 19002 and Spanish registration mark EC-LJR with two CF34-8C5 engines bearing MSNs 194897 and 194896	N/A	Air Nostrum	$10,000,000	3.20% p.a.	10/3/2020

2. Bombardier CRJ-1000 bearing MSN 19003 and Spanish registration mark EC-LJS with two CF34-8C5 engines bearing MSNs 194975 and 194976	N/A	Air Nostrum	$10,000,000	3.20% p.a.	11/7/2020

3. Embraer E175LR bearing MSN 17000168 and US registration number N109HQ with two CF34-8E5 engines bearing MSNs 193478 and 193479	Wells Fargo Delaware Trust Company, National Association, as Owner Trustee	Republic Airways	$6,500,000	2.80% p.a.	4/30/2025

4. Embraer E175LR bearing MSN 17000172 and US registration number N110HQ with two CF34-8E5 engines bearing MSNs 193484 and 193489	Wells Fargo Delaware Trust Company, National Association, as Owner Trustee	Republic Airways	$6,500,000	2.80% p.a.	5/30/2025

5. Embraer E175LR bearing MSN 17000173 and US registration number N111HQ with two CF34-8E5 engines bearing MSNs 193492 and 193499	Wells Fargo Delaware Trust Company, National Association, as Owner Trustee	Republic Airways	$6,500,000	2.80% p.a.	5/30/2025

6. Bombardier CRJ-1000 bearing MSN 15129 and Slovenian registration mark S5-AAL with two CF34-8C5 engines bearing MSNs 194585 and 194584	N/A	Adria Airways d.d.	$7,500,000	3.45% p.a.	12/11/2022

Schedule II Page 1

[Credit Agreement]

Leases

MSN 19002

Operating Lease Agreement dated December 16, 2010 between Aviación RCII, A.I.E., as lessor, and Air Nostrum, Líneas Aéreas del Mediterráneo, S.A., as lessee, as novated, amended and restated pursuant to the Deed of Novation and Restatement dated August 4, 2016 among Aviación RCII, A.I.E., as existing lessor, Air Nostrum, Líneas Aéreas del Mediterráneo, S.A., as lessee, and ACY SN 19002 Limited, as new lessor, as further amended and restated pursuant to the Deed of Amendment and Restatement dated ___________, 2019 between ACY SN 19002 Limited, as lessor, and Air Nostrum, Líneas Aéreas del Mediterráneo, S.A., as lessee.

MSN 19003

Operating Lease Agreement dated December 16, 2010 between Aviación RCII, A.I.E., as lessor, and Air Nostrum, Líneas Aéreas del Mediterráneo, S.A., as lessee, as novated, amended and restated pursuant to the Deed of Novation and Restatement dated August 4, 2016 among Aviación RCII, A.I.E., as existing lessor, Air Nostrum, Líneas Aéreas del Mediterráneo, S.A., as lessee, and ACY SN 19003 Limited, as new lessor, as further amended and restated pursuant to the Deed of Amendment and Restatement dated ___________, 2019 between ACY SN 19003 Limited, as lessor, and Air Nostrum, Líneas Aéreas del Mediterráneo, S.A., as lessee.

MSN 17000168

Lease Agreement [N109HQ] dated as of May 29, 2007 between Wells Fargo Delaware Trust Company, National Association, as owner trustee, as lessor, and Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, as amended by the Amendment No. 1 to Lease Agreement (N109HQ) dated as of October 10, 2016 between Wells Fargo Delaware Trust Company, National Association, as owner trustee, as lessor, and Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, as further amended by Lease Amendment No. 2 (N109HQ) dated June 23, 2017 between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor, as further amended by the Amendment No. 3 to Lease Agreement (N109HQ) dated as of January 31, 2018 between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor, as further amended by Lease Amendment No. 4 (N109HQ) dated on or about the relevant Drawdown Date between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor.

Schedule II Page 2

[Credit Agreement]

Participation Agreement [N110HQ] dated as of May 29, 2007 among Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, Metropolitan Life Insurance Company, as owner participant, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee.

MSN 17000172

Lease Agreement [N110HQ] dated as of June 28, 2007 between Wells Fargo Delaware Trust Company, National Association, as owner trustee, as lessor, and Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, as amended by the Amendment No. 1 to Lease Agreement (N110HQ) dated as of October 10, 2016 between Wells Fargo Delaware Trust Company, National Association, as owner trustee, as lessor, and Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, as further amended by Lease Amendment No. 2 (N110HQ) dated June 23, 2017 between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor, as further amended by Lease Amendment No. 3 (N110HQ) dated December 31, 2018 between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor, as further amended by Lease Amendment No. 4 (N110HQ) dated on or about the relevant Drawdown Date between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor.

Participation Agreement [N110HQ] dated as of June 28, 2007 among Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, Metropolitan Life Insurance Company, as owner participant, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee.

Schedule II Page 3

[Credit Agreement]

MSN 17000173

Lease Agreement [N111HQ] dated as of June 28, 2007 between Wells Fargo Delaware Trust Company, National Association, as owner trustee, as lessor, and Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, as amended by the Amendment No. 1 to Lease Agreement (N111HQ) dated as of October 10, 2016 between Wells Fargo Delaware Trust Company, National Association, as owner trustee, as lessor, and Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, as further amended by Lease Amendment No. 2 (N111HQ) dated June 23, 2017 between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor, as further amended by Lease Amendment No. 3 (N111HQ) dated December 31, 2018 between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor, as further amended by Lease Amendment No. 4 (N111HQ) dated on or about the relevant Drawdown Date between Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee, as lessor.

Participation Agreement [N111HQ] dated as of June 28, 2007 among Republic Airways Inc. (formerly known as Republic Airline Inc.), as lessee, Metropolitan Life Insurance Company, as owner participant, and Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee.

MSN 15129

Aircraft Lease Agreement dated as of December 12, 2014 between AeroCentury Corp., as lessor, and Adria Airways d.o.o., as lessee, as amended by Amendment No. 1 to Aircraft Lease Agreement (15129) dated as of October 4, 2017 between AeroCentury Corp., as lessor, and Adria Airways Slovenski Letalski Prevoznik d.o.o., as lessee, as assigned to ACY SN 15129 LLC pursuant to the Lease Novation Agreement dated January 28, 2019 among Aerocentury Corp., as existing lessor, Adria Airways d.o.o., as lessee, and ACY SN 15129 LLC, as new lessor.

Schedule II Page 4

[Credit Agreement]

SCHEDULE III

LOCAL LAW REQUIREMENTS

MSNs 19002 and 19003

(a)	Conditions Precedent

•              Evidence that the Security Trustee has been appointed as Professional User Entity in respect of each Air Nostrum Aircraft for the purposes of making all International Registry filings contemplated by this Agreement.

•              Filing with the Moveable Property Registry (“Registro de Bienes Muebles”) as entry point in Spain the applications in order to request the Authorizing Entry Point codes regarding the discharge of the following underlying registrations made at the International Registry in respect of each Air Nostrum Aircraft:

MSN 19002:

-           International Interest with file number 1312295 (regarding a mortgage agreement);

-           International Interest with file number 1312298 (regarding a security agreement);

-           Assignment of an International Interest with file number 1312304 (regarding the Lease Agreement for MSN 19002).

MSN 19003:

-           International Interest with file number 1312280 (regarding a mortgage agreement);

-           International Interest with file number 1312283 (regarding a security agreement);

-           Assignment of an International Interest with file number 1312289 (regarding the Lease Agreement for MSN 19003).

•              Filing with the Moveable Property Registry (“Registro de Bienes Muebles”) as entry point in Spain the applications in order to request the Authorizing Entry Point, regarding the registration at the International Registry of the (i) Security Agreement and (ii) the Lease Assignment in respect of each Air Nostrum Aircraft.

•              Execution of the revocation of the irrevocable de-registration and export request authorisations issued in favour of Export Development Canada (“EDC”) as authorised party in respect of each Air Nostrum Aircraft (the “IDERA Revocations”)

Schedule III Page 1

[Credit Agreement]

•              Execution of the irrevocable de-registration and export request authorisations issued in favor of the Security Trustee as authorised party in respect of each Air Nostrum Aircraft (the “New IDERAs”);

(b)	Conditions Subsequent

•              Execution of a Spanish law-governed release deed of the Spanish credit right pledge granted by the 19002 Borrower in favor of EDC by means of a Spanish deed attested by Notary of Madrid, Mr. Andrés de la Fuente O’Connor, with number 1,699 of his records within three Business Days following the relevant Drawdown Date

•              Execution of a Spanish law governed release deed of the Spanish credit right pledge granted by the 19003 Borrower in favor of EDC by means of a Spanish deed attested by Notary of Madrid, Mr. Andrés de la Fuente O’Connor, with number 1,700 of his records within three Business Days following the relevant Drawdown Date

•              Execution and notarization in Spain of a waiver of the Lessor Deregistration Powers of Attorney granted by the 19002 Borrower and the 19003 Borrower in favor of EDC in respect of each Air Nostrum Aircraft within one Business Day following the relevant Drawdown Date

•              Execution and notarization in Spain of a waiver of the Lessee Deregistration Powers of Attorney granted by Air Nostrum in favor of the 19002 Borrower and the 19003 Borrower and EDC in respect of each Air Nostrum Aircraft within three Business Days following the Drawdown Date

•              Execution and notarization in Spain of a new Lessor Deregistration Power of Attorney granted by the 19002 Borrower and the 19003 Borrower in favor of the Security Trustee in respect of each Air Nostrum Aircraft within one Business Day following the relevant Drawdown Date

•              Execution and notarization in Spain of a new Lessee Deregistration Power of Attorney granted by Air Nostrum in favor of the 19002 Borrower and the 19003 Borrower and the Security Trustee in respect of each Air Nostrum Aircraft within three Business Days following the relevant Drawdown Date

•              Notarization in Spain of the signature (legitimación de firmas) of the IDERA Revocations within three Business Days following the Drawdown Date;

•              Notarization in Spain of the signature (legitimación de firmas) of the New IDERAs within three Business Days following the Drawdown Date;

•              Delivery of the original irrevocable de-registration and export request authorisations issued in favor of EDC as authorised party in respect of each Air Nostrum Aircraft to Air Nostrum Líneas Aereas del Mediterráneo, S.A. within 10 Business Days following the Drawdown Date

Schedule III Page 2

[Credit Agreement]

•              Filing of the Revocation IDERAs and the New IDERAs with the Spanish Aviation Authority (Agencia Estatal de Seguridad Aérea) within five Business Days following the Drawdown Date;

•              Discharge of any international interests granted in favor of EDC in respect of each Air Nostrum Aircraft on the International Registry;

•              Filing of (i) the Security Agreement and (ii) the Lease Assignment in respect of each Air Nostrum Aircraft on the International Registry

•              Registering the Security Agreement and the Lease Assignment in respect of each Air Nostrum Aircraft with the Registrar of Companies in England within 21 days of execution

•              English law deed of release in respect of (i) the Liens over the 19002 Aircraft and the 19003 Aircraft, (ii) and the Liens over the shares in the 19002 Borrower and the 19003 Borrower and (iii) the collateral assignment of each Lease Agreement in respect of an Air Nostrum Aircraft in favor of EDC.

•              Removal of the existing Liens registered against the 19002 Borrower and the 19003 Borrower with the Registrar of Companies in England.

MSNs 17000168, 17000172 and 17000173

•              Filing of Local Law Mortgage in respect of each Republic Aircraft with US Federal Aviation Administration

•              Filing of the Security Agreement and the Local Law Mortgage in respect of each Republic Aircraft on the International Registry

MSN 15129

(a)	Conditions Precedent

•              Execution of the Adria Repossession Deed in the form of directly enforceable notarial deed by the Adria Borrower and the Lessee in respect of the Adria Aircraft

•              Confirmation or evidence satisfactory to the Security Trustee exhibiting that there are no undischarged encumbrances pertaining to Adria Aircraft other than the debt acknowledgment and first priority mortgage in favor of MUFG Union Bank, N.A. (the “MUFG Mortgage”)

•              Confirmation that the Deletion Permit in respect of the MUFG Mortgage is held in escrow, to be released following the relevant Drawdown Date upon filing the request to discharge the MUFG Mortgage with the competent court in Slovenia

•              Adria Borrower issuing a Power of Attorney to the Security Trustee, authorizing them to exercise its rights under the Adria Repossession Agreement;

Schedule III Page 3

[Credit Agreement]

(b)	Conditions Subsequent

•              Execution of the Slovenian Mortgage in the form of a directly enforceable notarial deed within one Business Day of the relevant Drawdown Date

•              Filing the request to establish the Slovenian Mortgage with the competent court in Slovenia within three Business Days of the relevant Drawdown Date;

•              Filing the request to discharge the MUFG Mortgage with the competent court in Slovenia within three Business Days of the relevant Drawdown Date;

•              Filing the request with the Slovenian Civil Aviation Authority to enter the Slovenian Mortgage into the Slovenian Aircraft Register;

•              Filing the request with the Slovenian Civil Aviation Authority to remove the discharged MUFG Mortgage from the Slovenian Aircraft Register;

•              Confirmation or evidence satisfactory to the Security Trustee of the due registration of the Slovenian Mortgage with the Slovenian Civil Aviation Agency, within 30 days of the relevant Drawdown Date;

Schedule III Page 4

[Credit Agreement]

SCHEDULE IV

REPAYMENT SCHEDULES

Schedule IV Page 1

AeroCentury Corp. (ACY)

Nostrum 02

act. Date	Notional
Feb 8, 2019	$9,100,000.00
Mar 25, 2019	$8,548,786.68
Jun 24, 2019	$8,059,031.12
Sep 24, 2019	$7,563,185.71
Dec 24, 2019	$7,058,469.42
Mar 24, 2020	$6,546,091.89
Jun 24, 2020	$6,027,028.74
Sep 24, 2020	$5,500,000.00
Oct 5, 2020	$0.00

Nostrum 03

act. Date	Notional
Feb 8, 2019	$9,100,000.00
Mar 25, 2019	$8,548,817.42
Jun 24, 2019	$8,059,041.91
Sep 24, 2019	$7,563,181.31
Dec 24, 2019	$7,058,456.99
Mar 24, 2020	$6,546,077.68
Jun 24, 2020	$6,027,018.29
Sep 24, 2020	$5,500,000.00
Nov 9, 2020	$0.00

Republic 1 - 3

act. Date	Notional Republic 1	Notional Republic 2	Notional Republic 3
Feb 8, 2019	$6,320,000.00	$6,320,000.00	$6,320,000.00
Mar 4, 2019	$6,243,109.73	$6,244,208.12	$6,244,208.12
Apr 4, 2019	$6,172,493.26	$6,174,693.99	$6,174,693.99
May 7, 2019	$6,103,399.05	$6,106,707.61	$6,106,707.61
Jun 4, 2019	$6,029,388.92	$6,033,809.21	$6,033,809.21
Jul 5, 2019	$5,957,779.39	$5,963,317.63	$5,963,317.63
Aug 5, 2019	$5,885,837.12	$5,892,498.57	$5,892,498.57
Sep 4, 2019	$5,812,678.35	$5,820,467.45	$5,820,467.45
Oct 4, 2019	$5,739,190.60	$5,748,112.48	$5,748,112.48
Nov 4, 2019	$5,666,232.65	$5,676,293.64	$5,676,293.64
Dec 4, 2019	$5,592,086.39	$5,603,290.50	$5,603,290.50
Jan 6, 2020	$5,520,121.29	$5,532,478.29	$5,532,478.29
Feb 4, 2020	$5,444,490.61	$5,457,999.47	$5,457,999.47
Mar 4, 2020	$5,368,531.18	$5,383,196.97	$5,383,196.97
Apr 6, 2020	$5,295,460.31	$5,311,296.31	$5,311,296.31
May 5, 2020	$5,218,853.08	$5,235,856.24	$5,235,856.24
Jun 4, 2020	$5,142,695.10	$5,160,872.96	$5,160,872.96
Jul 6, 2020	$5,067,736.33	$5,087,099.40	$5,087,099.40
Aug 4, 2020	$4,990,139.23	$5,010,684.98	$5,010,684.98
Sep 4, 2020	$4,913,700.77	$4,935,440.27	$4,935,440.27
Oct 5, 2020	$4,836,907.14	$4,859,846.00	$4,859,846.00
Nov 4, 2020	$4,759,031.68	$4,783,172.25	$4,783,172.25
Dec 4, 2020	$4,680,806.03	$4,706,153.78	$4,706,153.78
Jan 4, 2021	$4,602,930.24	$4,629,494.31	$4,629,494.31
Feb 4, 2021	$4,524,692.59	$4,552,478.72	$4,552,478.72
Mar 4, 2021	$4,444,056.80	$4,473,058.61	$4,473,058.61
Apr 6, 2021	$4,366,413.17	$4,396,656.93	$4,396,656.93
May 4, 2021	$4,285,113.10	$4,316,582.98	$4,316,582.98
Jun 4, 2021	$4,205,398.69	$4,238,113.69	$4,238,113.69
Jul 6, 2021	$4,125,944.23	$4,159,914.98	$4,159,914.98
Aug 4, 2021	$4,044,253.38	$4,079,471.04	$4,079,471.04
Sep 7, 2021	$3,965,238.37	$4,001,734.26	$4,001,734.26
Oct 4, 2021	$3,881,660.27	$3,919,403.47	$3,919,403.47
Nov 4, 2021	$3,800,071.20	$3,839,089.00	$3,839,089.00
Dec 6, 2021	$3,718,672.61	$3,758,976.75	$3,758,976.75
Jan 4, 2022	$3,635,211.43	$3,676,790.35	$3,676,790.35
Feb 4, 2022	$3,552,477.22	$3,595,348.78	$3,595,348.78
Mar 4, 2022	$3,467,761.16	$3,511,912.44	$3,511,912.44
Apr 4, 2022	$3,384,248.88	$3,429,704.90	$3,429,704.90
May 4, 2022	$3,299,841.30	$3,346,601.47	$3,346,601.47
Jun 6, 2022	$3,216,537.99	$3,264,628.99	$3,264,628.99
Jul 5, 2022	$3,130,894.15	$3,180,294.16	$3,180,294.16
Aug 4, 2022	$3,045,347.32	$3,096,069.42	$3,096,069.42
Sep 6, 2022	$2,960,785.20	$3,012,857.96	$3,012,857.96
Oct 4, 2022	$2,873,585.86	$2,926,977.43	$2,926,977.43
Nov 4, 2022	$2,787,312.72	$2,842,052.46	$2,842,052.46
Dec 5, 2022	$2,700,638.70	$2,756,732.95	$2,756,732.95
Jan 4, 2023	$2,613,157.15	$2,670,603.95	$2,670,603.95
Feb 6, 2023	$2,526,457.28	$2,585,288.38	$2,585,288.38
Mar 6, 2023	$2,437,435.12	$2,497,613.72	$2,497,613.72
Apr 4, 2023	$2,348,404.69	$2,409,945.47	$2,409,945.47
May 4, 2023	$2,259,339.26	$2,322,257.37	$2,322,257.37
Jun 5, 2023	$2,170,550.64	$2,234,871.07	$2,234,871.07
Jul 5, 2023	$2,080,685.46	$2,146,395.86	$2,146,395.86
Aug 4, 2023	$1,990,416.19	$2,057,522.88	$2,057,522.88
Sep 5, 2023	$1,900,337.69	$1,968,867.03	$1,968,867.03
Oct 4, 2023	$1,808,972.61	$1,878,900.86	$1,878,900.86
Nov 6, 2023	$1,718,294.97	$1,789,669.99	$1,789,669.99
Dec 4, 2023	$1,625,881.05	$1,698,656.83	$1,698,656.83
Jan 4, 2024	$1,533,810.37	$1,608,025.46	$1,608,025.46
Feb 5, 2024	$1,441,541.79	$1,517,214.02	$1,517,214.02
Mar 4, 2024	$1,347,966.36	$1,425,057.60	$1,425,057.60
Apr 4, 2024	$1,254,604.34	$1,333,155.17	$1,333,155.17
May 7, 2024	$1,161,184.61	$1,241,225.36	$1,241,225.36
Jun 4, 2024	$1,066,432.55	$1,147,910.86	$1,147,910.86
Jul 5, 2024	$971,762.37	$1,054,720.89	$1,054,720.89
Aug 5, 2024	$876,652.30	$961,097.99	$961,097.99
Sep 4, 2024	$780,968.89	$866,896.11	$866,896.11
Oct 4, 2024	$684,855.23	$772,270.71	$772,270.71
Nov 4, 2024	$588,412.02	$677,335.63	$677,335.63
Dec 4, 2024	$491,432.50	$581,858.01	$581,858.01
Jan 6, 2025	$394,237.87	$486,212.72	$486,212.72
Feb 4, 2025	$296,326.11	$389,802.97	$389,802.97
Mar 4, 2025	$197,944.34	$292,915.82	$292,915.82
Apr 4, 2025	$99,238.68	$195,753.80	$195,753.80
Apr T, JJJJ / May T, JJJJ	$0.00	$98,169.73	$98,169.73
May 30, 2025		$0.00	$0.00

Adria

act. Date	Notional
Feb 8, 2019	$7,150,000.00
Feb 19, 2019	$7,014,552.81
Mar 19, 2019	$6,899,745.89
Apr 23, 2019	$6,792,841.13
May 20, 2019	$6,675,755.47
Jun 19, 2019	$6,561,626.03
Jul 19, 2019	$6,446,896.47
Aug 19, 2019	$6,332,693.61
Sep 19, 2019	$6,217,870.22
Oct 21, 2019	$6,103,512.78
Nov 19, 2019	$5,985,304.49
Dec 19, 2019	$5,867,544.43
Jan 21, 2020	$5,752,250.50
Feb 19, 2020	$5,632,256.72
Mar 19, 2020	$5,511,653.01
Apr 20, 2020	$5,393,334.48
May 19, 2020	$5,271,516.31
Jun 19, 2020	$5,150,926.90
Jul 20, 2020	$5,029,682.25
Aug 19, 2020	$4,906,897.21
Sep 21, 2020	$4,786,046.73
Oct 19, 2020	$4,660,302.80
Nov 19, 2020	$4,536,392.29
Dec 21, 2020	$4,412,603.63
Jan 19, 2021	$4,285,800.35
Feb 19, 2021	$4,159,854.94
Mar 19, 2021	$4,031,037.80
Apr 19, 2021	$3,903,708.11
May 19, 2021	$3,775,002.32
Jun 21, 2021	$3,647,604.78
Jul 19, 2021	$3,516,273.63
Aug 19, 2021	$3,386,146.91
Sep 20, 2021	$3,255,906.64
Oct 19, 2021	$3,123,223.81
Nov 19, 2021	$2,990,961.41
Dec 20, 2021	$2,857,980.35
Jan 19, 2022	$2,723,775.78
Feb 22, 2022	$2,590,775.18
Mar 21, 2022	$2,453,803.24
Apr 19, 2022	$2,317,043.28
May 19, 2022	$2,179,994.28
Jun 20, 2022	$2,042,988.84
Jul 19, 2022	$1,904,140.68
Aug 19, 2022	$1,765,254.26
Sep 19, 2022	$1,625,613.18
Oct 19, 2022	$1,484,928.41
Nov 21, 2022	$1,344,284.70
Dec 12, 2022	$0.00

AeroCentury Corp. (ACY) Ctpy # 80124770 80124771 80124772 80124772 80124772 80124773 Lessee Nostrum 02 Nostrum 03 Republic 1 Republic 2 Republic 3 Adria MSN 19002 19003 17000168 17000172 17000173 15129 Ctpy Name ACY SN 19002 Limited ACY SN 19003 Limited ACY E-175 LLC ACY E-175 LLC ACY E-175 LLC ACY SN 15129 Limited Swap details: Product PV Swap PV Swap PV Swap PV Swap PV Swap Callable Swap Start Feb 8, 2019 Feb 8, 2019 Feb 8, 2019 Feb 8, 2019 Feb 8, 2019 Feb 8, 2019 End Oct 3, 2020 Nov 7, 2020 Apr 30, 2025 May 30, 2025 May 30, 2025 Dec 11, 2022 Notional amount $9,100,000.00 $9,100,000.00 $6,320,000.00 $6,320,000.00 $6,320,000.00 $7,150,000.00 Frequency Quarterly Quarterly Monthly Monthly Monthly Monthly Day of month due 24th 24th 4th 4th 4th 19th ACY receives p.a. (act/360) 3M USD Libor + 3,2000% 3M USD Libor + 3,2000% 1M USD Libor + 2,8000% 1M USD Libor + 2,8000% 1M USD Libor + 2,8000% 1M USD Libor + 3,4500% ACY pays p.a. (act/360) 6.0050% 6.0000% 5.3960% 5.3950% 5.3950% 6.3010% 1st interpolated rate 2.7708% 2.7708% 2.4700% 2.4700% 2.4700% 2.4101% Exercise Date (11:00am NY Time) - - - - - 11/17/2020 Interest Rate: Loan Margin 3.2000% 3.2000% 2.8000% 2.8000% 2.8000% 3.4500% Swap offer rate 2.6750% 2.6700% 2.4660% 2.4650% 2.4650% 2.7210% Swap credit margin 0.1300% 0.1300% 0.1300% 0.1300% 0.1300% 0.1300% Total fixed rate 6.0050% 6.0000% 5.3960% 5.3950% 5.3950% 6.3010% Debt services $619,520.20 $619,432.58 $99,625.42 $98,522.82 $98,522.82 $149,232.78 Nostrum 02 Republic 1 - 3 Adria act. Date Notional act. Date Notional Republic 1 Notional Republic 2 Notional Republic 3 act. Date Notional Feb 8, 2019 $9,100,000.00 Feb 8, 2019 $6,320,000.00 $6,320,000.00 $6,320,000.00 Feb 8, 2019 $7,150,000.00 Mar 25, 2019 $8,548,786.68 Mar 4, 2019 $6,243,109.73 $6,244,208.12 $6,244,208.12 Feb 19, 2019 $7,014,552.81 Jun 24, 2019 $8,059,031.12 Apr 4, 2019 $6,172,493.26 $6,174,693.99 $6,174,693.99 Mar 19, 2019 $6,899,745.89 Sep 24, 2019 $7,563,185.71 May 7, 2019 $6,103,399.05 $6,106,707.61 $6,106,707.61 Apr 23, 2019 $6,792,841.13 Dec 24, 2019 $7,058,469.42 Jun 4, 2019 $6,029,388.92 $6,033,809.21 $6,033,809.21 May 20, 2019 $6,675,755.47 Mar 24, 2020 $6,546,091.89 Jul 5, 2019 $5,957,779.39 $5,963,317.63 $5,963,317.63 Jun 19, 2019 $6,561,626.03 Jun 24, 2020 $6,027,028.74 Aug 5, 2019 $5,885,837.12 $5,892,498.57 $5,892,498.57 Jul 19, 2019 $6,446,896.47 Sep 24, 2020 $5,500,000.00 Sep 4, 2019 $5,812,678.35 $5,820,467.45 $5,820,467.45 Aug 19, 2019 $6,332,693.61 Oct 5, 2020 $0.00 Oct 4, 2019 $5,739,190.60 $5,748,112.48 $5,748,112.48 Sep 19, 2019 $6,217,870.22 Nov 4, 2019 $5,666,232.65 $5,676,293.64 $5,676,293.64 Oct 21, 2019 $6,103,512.78 Nostrum 03 Dec 4, 2019 $5,592,086.39 $5,603,290.50 $5,603,290.50 Nov 19, 2019 $5,985,304.49 act. Date Notional Jan 6, 2020 $5,520,121.29 $5,532,478.29 $5,532,478.29 Dec 19, 2019 $5,867,544.43 Feb 8, 2019 $9,100,000.00 Feb 4, 2020 $5,444,490.61 $5,457,999.47 $5,457,999.47 Jan 21, 2020 $5,752,250.50 Mar 25, 2019 $8,548,817.42 Mar 4, 2020 $5,368,531.18 $5,383,196.97 $5,383,196.97 Feb 19, 2020 $5,632,256.72 Jun 24, 2019 $8,059,041.91 Apr 6, 2020 $5,295,460.31 $5,311,296.31 $5,311,296.31 Mar 19, 2020 $5,511,653.01 Sep 24, 2019 $7,563,181.31 May 5, 2020 $5,218,853.08 $5,235,856.24 $5,235,856.24 Apr 20, 2020 $5,393,334.48 Dec 24, 2019 $7,058,456.99 Jun 4, 2020 $5,142,695.10 $5,160,872.96 $5,160,872.96 May 19, 2020 $5,271,516.31 Mar 24, 2020 $6,546,077.68 Jul 6, 2020 $5,067,736.33 $5,087,099.40 $5,087,099.40 Jun 19, 2020 $5,150,926.90 Jun 24, 2020 $6,027,018.29 Aug 4, 2020 $4,990,139.23 $5,010,684.98 $5,010,684.98 Jul 20, 2020 $5,029,682.25 Sep 24, 2020 $5,500,000.00 Sep 4, 2020 $4,913,700.77 $4,935,440.27 $4,935,440.27 Aug 19, 2020 $4,906,897.21 Nov 9, 2020 $0.00 Oct 5, 2020 $4,836,907.14 $4,859,846.00 $4,859,846.00 Sep 21, 2020 $4,786,046.73 Nov 4, 2020 $4,759,031.68 $4,783,172.25 $4,783,172.25 Oct 19, 2020 $4,660,302.80 Dec 4, 2020 $4,680,806.03 $4,706,153.78 $4,706,153.78 Nov 19, 2020 $4,536,392.29 Jan 4, 2021 $4,602,930.24 $4,629,494.31 $4,629,494.31 Dec 21, 2020 $4,412,603.63 Feb 4, 2021 $4,524,692.59 $4,552,478.72 $4,552,478.72 Jan 19, 2021 $4,285,800.35 Mar 4, 2021 $4,444,056.80 $4,473,058.61 $4,473,058.61 Feb 19, 2021 $4,159,854.94 Apr 6, 2021 $4,366,413.17 $4,396,656.93 $4,396,656.93 Mar 19, 2021 $4,031,037.80 May 4, 2021 $4,285,113.10 $4,316,582.98 $4,316,582.98 Apr 19, 2021 $3,903,708.11 Jun 4, 2021 $4,205,398.69 $4,238,113.69 $4,238,113.69 May 19, 2021 $3,775,002.32 Jul 6, 2021 $4,125,944.23 $4,159,914.98 $4,159,914.98 Jun 21, 2021 $3,647,604.78 Aug 4, 2021 $4,044,253.38 $4,079,471.04 $4,079,471.04 Jul 19, 2021 $3,516,273.63 Sep 7, 2021 $3,965,238.37 $4,001,734.26 $4,001,734.26 Aug 19, 2021 $3,386,146.91 Oct 4, 2021 $3,881,660.27 $3,919,403.47 $3,919,403.47 Sep 20, 2021 $3,255,906.64 Nov 4, 2021 $3,800,071.20 $3,839,089.00 $3,839,089.00 Oct 19, 2021 $3,123,223.81 Dec 6, 2021 $3,718,672.61 $3,758,976.75 $3,758,976.75 Nov 19, 2021 $2,990,961.41 Jan 4, 2022 $3,635,211.43 $3,676,790.35 $3,676,790.35 Dec 20, 2021 $2,857,980.35 Feb 4, 2022 $3,552,477.22 $3,595,348.78 $3,595,348.78 Jan 19, 2022 $2,723,775.78 Mar 4, 2022 $3,467,761.16 $3,511,912.44 $3,511,912.44 Feb 22, 2022 $2,590,775.18 Apr 4, 2022 $3,384,248.88 $3,429,704.90 $3,429,704.90 Mar 21, 2022 $2,453,803.24 May 4, 2022 $3,299,841.30 $3,346,601.47 $3,346,601.47 Apr 19, 2022 $2,317,043.28 Jun 6, 2022 $3,216,537.99 $3,264,628.99 $3,264,628.99 May 19, 2022 $2,179,994.28 Jul 5, 2022 $3,130,894.15 $3,180,294.16 $3,180,294.16 Jun 20, 2022 $2,042,988.84 Aug 4, 2022 $3,045,347.32 $3,096,069.42 $3,096,069.42 Jul 19, 2022 $1,904,140.68 Sep 6, 2022 $2,960,785.20 $3,012,857.96 $3,012,857.96 Aug 19, 2022 $1,765,254.26 Oct 4, 2022 $2,873,585.86 $2,926,977.43 $2,926,977.43 Sep 19, 2022 $1,625,613.18 Nov 4, 2022 $2,787,312.72 $2,842,052.46 $2,842,052.46 Oct 19, 2022 $1,484,928.41 Dec 5, 2022 $2,700,638.70 $2,756,732.95 $2,756,732.95 Nov 21, 2022 $1,344,284.70 Jan 4, 2023 $2,613,157.15 $2,670,603.95 $2,670,603.95 Dec 12, 2022 $0.00 Feb 6, 2023 $2,526,457.28 $2,585,288.38 $2,585,288.38 Mar 6, 2023 $2,437,435.12 $2,497,613.72 $2,497,613.72 Apr 4, 2023 $2,348,404.69 $2,409,945.47 $2,409,945.47 May 4, 2023 $2,259,339.26 $2,322,257.37 $2,322,257.37 Jun 5, 2023 $2,170,550.64 $2,234,871.07 $2,234,871.07 Jul 5, 2023 $2,080,685.46 $2,146,395.86 $2,146,395.86 Aug 4, 2023 $1,990,416.19 $2,057,522.88 $2,057,522.88 Sep 5, 2023 $1,900,337.69 $1,968,867.03 $1,968,867.03 Oct 4, 2023 $1,808,972.61 $1,878,900.86 $1,878,900.86 Nov 6, 2023 $1,718,294.97 $1,789,669.99 $1,789,669.99 Dec 4, 2023 $1,625,881.05 $1,698,656.83 $1,698,656.83 Jan 4, 2024 $1,533,810.37 $1,608,025.46 $1,608,025.46 Feb 5, 2024 $1,441,541.79 $1,517,214.02 $1,517,214.02 Mar 4, 2024 $1,347,966.36 $1,425,057.60 $1,425,057.60 Apr 4, 2024 $1,254,604.34 $1,333,155.17 $1,333,155.17 May 7, 2024 $1,161,184.61 $1,241,225.36 $1,241,225.36 Jun 4, 2024 $1,066,432.55 $1,147,910.86 $1,147,910.86 Jul 5, 2024 $971,762.37 $1,054,720.89 $1,054,720.89 Aug 5, 2024 $876,652.30 $961,097.99 $961,097.99 Sep 4, 2024 $780,968.89 $866,896.11 $866,896.11 Oct 4, 2024 $684,855.23 $772,270.71 $772,270.71 Nov 4, 2024 $588,412.02 $677,335.63 $677,335.63 Dec 4, 2024 $491,432.50 $581,858.01 $581,858.01 Jan 6, 2025 $394,237.87 $486,212.72 $486,212.72 Feb 4, 2025 $296,326.11 $389,802.97 $389,802.97 Mar 4, 2025 $197,944.34 $292,915.82 $292,915.82 Apr 4, 2025 $99,238.68 $195,753.80 $195,753.80 Apr T, JJJJ / May T, JJJJ $0.00 $98,169.73 $98,169.73 May 30, 2025 $0.00 $0.00

[Credit Agreement]

EXHIBIT A

FORM OF NOTICE OF BORROWING

__________, 20__

Norddeutsche Landesbank Girozentrale, New York Branch

1114 Avenue of the Americas, 20th Floor

New York, New York 10036

Attention: Loan Management/****

Telephone ****

Email: ****

Ladies and Gentlemen,

One (1) [_____] model [_____] Aircraft bearing MSN [_____] (the “Aircraft”)

We refer to the Credit Agreement, dated as of February 7, 2019 (as amended, modified and supplemented from time to time, the “Credit Agreement”), among ACY SN 19002 Limited, ACY SN 19003 Limited, ACY E-175 LLC and ACY SN 15192 LLC [(the “Borrower”)], as borrowers, each of the participants party thereto), Norddeutsche Landesbank Girozentrale, New York Branch, as agent (the “Agent”), Norddeutsche Landesbank Girozentrale, as swap counterparty and Wilmington Trust Company, as security trustee. Terms defined in the Credit Agreement shall have the same meanings in this notice.

We hereby give you notice in accordance with Section 2.2(a) of the Credit Agreement that, pursuant to the Credit Agreement, the Borrower wishes to borrow a Loan in an amount of $[_________] (or such lesser amount necessary to satisfy the condition precedent specified in Section 3.2(o)(ii) of the Credit Agreement, in any case as reflected on the face of the Loan Certificate) at an Advance Rate of [_________] upon the terms and subject to the conditions contained therein.

The Drawdown Date for the Loan shall be [________], 20__, which is a day not less than three Business Days after the date hereof (or such shorter period as the Participants may agree).

We agree to indemnify you on demand for any Swap Breakage Loss, any LIBOR Breakage, any Liquidity Breakage and any interest and other expenses incurred pursuant to and in the manner specified in Section 2.2 of the Credit Agreement associated with any failure to borrow the Loan on the date referred to above, other than a failure by the Participants to fund following the satisfaction of all conditions precedent thereto.

The proceeds of the Loan should be credited to:

[insert account details]

and used in accordance with the Credit Agreement.

Exhibit A

[Credit Agreement]

This notice shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

This notice is irrevocable.

*          *          *

Exhibit A

[Credit Agreement]

Yours faithfully,

[_______________], as Borrower

By:
Name:
Title:

AEROCENTURY CORP., as Borrower Parent

By:
Name:
Title:

Exhibit A

[Credit Agreement]

EXHIBIT B-1

FORM OF BORROWER PLEDGE AGREEMENT

Exhibit B-1

BENEFICIAL INTEREST PLEDGE
AGREEMENT (MSN [_________])

dated as of ___________________

between

ACY E-175 LLC

as Pledgor

and

WILMINGTON TRUST COMPANY

as Security Trustee

_______________________________________

Borrower Pledge Agreement

________________________________________

 i

THIS BENEFICIAL INTEREST PLEDGE AGREEMENT (MSN [_______]) dated as of ________________ (this “Agreement”) is between ACY E-175 LLC, a Delaware limited liability company, as pledgor (the “Pledgor”) and WILMINGTON TRUST COMPANY, as security trustee (the “Security Trustee”).

WITNESSETH:

WHEREAS, the Pledgor is the sole beneficial owner of [__________] Trust (the “Trust”) established under the [Trust Agreement] dated as of [____________] between Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) and the Pledgor (as further amended, supplemented and modified from time to time, the “Trust Agreement”) and owns 100% of the Beneficial Interest (as defined below) in the Trust;

WHEREAS, the Pledgor has entered into a Credit Agreement, dated as of ________ __, 2019, among, inter alios, the Pledgor, as a borrower, the participants party thereto (the “Participants ”), Norddeutsche Landesbank Girozentrale, New York Branch, as agent, Norddeutsche Landesbank Girozentrale, as swap counterparty, and the Security Trustee (as it may be modified, supplemented or amended from time to time, the “Credit Agreement”) pursuant to which the Participants agreed to make certain loans available to refinance the Aircraft; and

WHEREAS, it is a condition precedent to the obligations of the Participants under the Credit Agreement that the Pledgor grant to the Security Trustee, a security interest in the Beneficial Interest (as defined below).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and in order to induce the Participants to enter into the transactions contemplated by the Credit Agreement and the other Operative Documents, the Pledgor hereby covenants and agrees with the Security Trustee as follows:

Section 1.       Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Section 2.       Pledge. (a) As security for the payment and performance in full of all of the Secured Obligations (as defined in the Security Agreement), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over, delivers and grants to the Security Trustee a first priority Lien in all right, title and interest of the Pledgor which presently exist or hereafter arise in, to and under the following:

(i)       100% of the beneficial interest in the Trust under and as defined in the Trust Agreement (the “Beneficial Interest”),

(ii)       all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of or all the Beneficial Interest,

[Beneficial Interest Pledge Agreement (MSN [__________])]

(iii)       all certificates or other instruments or documents representing any of the foregoing,

(iv)       all rights and privileges of the Pledgor with respect to the Beneficial Interest and the other property referred to in clauses (i) through (iii) above, and

(v)       all proceeds of any of the foregoing and any property of any character whatsoever into which any of the foregoing may be converted (all items referred to in clauses (i) through (v) being hereinafter collectively referred to as the “Pledged Collateral”).

(b)       For the avoidance of doubt, Excluded Payments (as defined in the Security Agreement) and any supplemental rent, maintenance reserves and security deposits payable to the Owner Trustee under the relevant Lease (received as distributions or otherwise) shall not be Pledged Collateral.

(c)       The Pledgor hereby confirms, as of the date hereof, that it does not hold any certificate(s) in respect of the Beneficial Interest or certificates or other instruments or documents representing the other Pledged Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, title, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Security Trustee, its successors and assigns permitted by the terms of the Credit Agreement; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.       Representations and Warranties of the Pledgor. The Pledgor hereby represents and warrants as of the date hereof:

(a)       it is a limited liability company duly formed and validly existing under the laws of the jurisdiction of its formation and has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

(b)       (i) it has duly authorized, executed and delivered this Agreement and (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c)       the execution, delivery and performance by the Pledgor of this Agreement is not in violation of the Trust Agreement or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or to which any of its property or assets may be subject;

(d)       neither the execution and delivery by the Pledgor of this Agreement nor the consummation by it of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, any agency or authority, except for the filing of Uniform Commercial Code financing statements (and continuations thereof) in respect of the security interests created hereby in the State of Delaware;

2

[Beneficial Interest Pledge Agreement (MSN [__________])]

(e)       the Pledgor is the record owner of the Pledged Collateral, free and clear of any and all Liens or claims of any other Person, except for the Lien granted hereunder (and the rights and remedies of the Security Trustee related to such Lien);

(f)       the Beneficial Interest constitutes the entire Beneficial Interest of the Pledgor at the date hereof;

(g)       it has legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated;

(h)       the Pledgor, as sole beneficial owner of the Trust, has not taken any action or commenced any legal proceedings nor (to the best of its knowledge and belief) has the Owner Trustee taken any or have any been threatened against the Trust for its winding up, dissolution, administration or reorganization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any of all of its assets;

(i)       other than the filing of a UCC -1 financing statement in respect of this Agreement, it is not necessary in order to ensure the validity, enforceability or admissibility in evidence in proceedings of this Pledge Agreement in New York or Delaware or any other relevant jurisdiction that it or any other document be filed or registered with any authority in such jurisdiction or elsewhere or that any tax be paid in respect thereof, and the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Pledged Collateral.

Section 4.       Covenants of the Pledgor. The Pledgor covenants as follows for so long as any Secured Obligations remain outstanding and/or unperformed (other than any contingent liabilities that continue past the termination of the Security Agreement and the other Loan Operative Documents):

(a)       except as contemplated hereby and by the Security Agreement, the Pledgor will not make any sale, assignment, pledge, mortgage, hypothecation or transfer of the Pledged Collateral or the ownership interests of the Trust and, except for the Lien granted hereby, the Pledgor will be the sole legal owner of the Pledged Collateral, free and clear of any and all Liens other than the Liens granted in favor of the Security Trustee;

(b)       as the sole beneficial owner of the Trust, it will not cause the Owner Trustee to issue any further beneficial interests of any class or description or other securities in addition to or in substitution for the Beneficial Interest in existence on the Closing Date; it will hold in trust and will pledge hereunder, immediately upon its acquisition (direct or indirect) thereof, all property (other than Excluded Payments and any supplemental rent, maintenance reserves or security deposits payable under the relevant Lease and other property explicitly permitted to be received and retained by the Trust under the Credit Agreement and the other Loan Operative Documents) or additional beneficial interest of any class or description or other securities of the Trust;

3

[Beneficial Interest Pledge Agreement (MSN [__________])]

(c)       at any time and from time to time, at no expense to the Security Trustee, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Security Trustee may reasonably request, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Security Trustee to exercise and enforce its rights and remedies hereunder;

(d)       as sole beneficial owner of the Trust, it shall not authorize or, to the extent within its power or control, consent to the appointment of a receiver, trustee or liquidator of the Trust or of a substantial part of the Trust’s property, or admit in writing submitted in connection with judicial or other similar procedures the Trust’s inability to pay its debts generally as they come due, or make a general assignment for the benefit of creditors or permit any creditor to exercise a contractual right to assume the operations or financial management of the Trust;

(e)       as sole beneficial owner of the Trust, it shall not authorize the Trust to file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Trust in any such proceedings, or authorize the Trust by voluntary petition, answer or consent to or seek relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with the Trust’s creditors or otherwise for the relief of distressed debtors;

(f)        it shall not commence or join with any other Person in commencing any case, proceeding or action described in the preceding paragraph or seek an order, judgment or decree appointing a receiver, trustee or liquidator of the Trust of all or substantial part of its property, or sequestrating of all or any substantial part of the property of the Trust or otherwise file a petition against the Trust in a proceeding under any bankruptcy, insolvency or other similar laws as now or hereafter in effect;

(g)       as sole beneficial owner of the Trust, it shall not authorize the Trust to incur any indebtedness other than as provided in the Operative Documents;

(h)       as sole beneficial owner of the Trust, it shall not authorize the Trust to engage in any business other than as contemplated by the Operative Documents;

(i)        it shall not, unless (i) it has given at least 20 days’ prior written notice to such effect to the Security Trustee and (ii) all action reasonably necessary to protect and perfect the Lien granted or purported to be granted hereby with respect to the Pledged Collateral, shall have been taken, either (A) change its name, identity or structure or reorganize or (B) reincorporate under the laws of another jurisdiction;

(j)        if it receives distributions from the Trust that were made with funds that the Trust was not entitled to receive under the Security Agreement and the other Loan Operative Documents, it shall hold such funds in trust for the Security Trustee and promptly deposit such funds in the applicable Collateral Account on behalf of the Trust;

4

[Beneficial Interest Pledge Agreement (MSN [__________])]

(k)       it shall defend the Security Trustee’s right, title and Lien in and to the Pledged Collateral against the claims and demands of all Persons; and

(l)        it will not amend, repeal or modify the Trust Agreement without the prior written consent of the Security Trustee (not to be unreasonably withheld, delayed or conditioned).

Section 5.       Delivery of Pledged Collateral. The Pledgor agrees to deliver or cause to be delivered promptly to the Security Trustee any and all other Pledged Collateral, and any and all certificates or other instruments or documents representing any of the Pledged Collateral, which shall be in or come into the Pledgor’s possession during the term of this Agreement. The Pledgor agrees to deliver to the Security Trustee on or prior to the Closing Date a duly executed beneficial interest transfer form in blank in the form of Exhibit A hereto.

Section 6.       Remedies upon Default. If an Event of Default shall have occurred and be continuing, the Security Trustee may exercise all rights of a secured party under the Uniform Commercial Code, as enacted in any applicable jurisdiction, with respect to the Pledged Collateral and, in addition, the Security Trustee may, without being required to give any notice except as herein provided or as may be required by applicable law, sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Security Trustee in its reasonable discretion shall deem appropriate. The Security Trustee shall be authorized at any sale to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act of 1933, as amended (the “Securities Act”). Upon consummation of any sale, the Security Trustee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral sold and all of the voting and consensual rights and powers granted and reserved to the Security Trustee pursuant hereto shall thereupon become vested in such purchaser or purchasers, subject to any reservations or qualifications imposed by the Security Trustee. Each purchaser at any sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, appraisal, reclamation and turnover which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Security Trustee shall give the Pledgor (with a copy to the Owner Trustee) ten days’ written notice (which the Pledgor agrees is reasonable notification within the meaning of Section 9-612 of the Uniform Commercial Code, as enacted in any applicable jurisdiction) of the Security Trustee’s intention to attempt to sell any of the Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale, and, in the case of a sale at a broker’s board or on a securities exchange, shall identify the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or a portion thereof, will first be offered for sale. Any public sale of any of the Pledged Collateral shall be held at such time or times within ordinary business hours and at such place or places as the Security Trustee may state in the notice or publication (if any) of such sale. At any sale, the Pledged Collateral, or any portion thereof to be sold, may be sold as an entirety or in separate parcels, as the Security Trustee may (in its sole and absolute discretion) determine. The Security Trustee shall not be obligated to sell any of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of a sale of such Pledged Collateral may have been given. The Security Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. In case all or any part of the Pledged Collateral is sold on credit or for future delivery, the Pledged Collateral so sold may be retained by the Security Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Security Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon ten days’ notice (which the Pledgor agrees is reasonable notification within the meaning of Section 9-612 of the Uniform Commercial Code, as enacted in any applicable jurisdiction). At any sale made pursuant to this Agreement, to the extent permitted by applicable law, the Security Trustee may bid for or purchase, free from any right of redemption, stay, appraisal, reclamation or turnover on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), any Pledged Collateral offered for sale and may make payment on account thereof by using the amount of Secured Obligations outstanding to it from the Pledgor as a credit against the purchase price, and the Security Trustee may, upon compliance with the terms of sale, hold, retain and dispose of the Pledged Collateral sold without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof and the Security Trustee shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Security Trustee shall have entered into such agreement all Events of Default shall have been remedied. As an alternative to exercising the power of sale herein conferred upon it, the Security Trustee may proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court having competent jurisdiction and/or pursuant to a proceeding of a court-appointed receiver.

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[Beneficial Interest Pledge Agreement (MSN [__________])]

The Pledgor hereby constitutes and appoints the Security Trustee the attorney-in-fact of the Pledgor for the purpose of carrying out after the occurrence and during the continuance of an Event of Default, the provisions of this Agreement and taking any action and executing any instrument which the Security Trustee may deem necessary or reasonably advisable to accomplish the purposes hereof, which appointment is granted as security for the performance of the Pledgor’s obligations hereunder and for valuable consideration, and is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Security Trustee shall have the right, after the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Security Trustee’s name or in the name of the Pledgor, to settle, compromise, prosecute or defend any action, claim or proceeding with respect to the Pledged Collateral and shall have the right to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same.

Section 7.      Cooperation. The Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Security Trustee desires to sell any of the Pledged Collateral at a sale, it will, at any time and from time to time, upon the written request of the Security Trustee, use commercially reasonable efforts to cause the Trust to take such action and prepare, distribute and/or file such documents as are required for the Security Trustee to permit the sale of such Pledged Collateral.

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[Beneficial Interest Pledge Agreement (MSN [__________])]

Section 8.      Private Sales. (a) The Pledgor recognizes that the Security Trustee may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale. The Security Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Trust to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Trust would agree to do so; nor shall the Trust be at any time obligated to register the Beneficial Interest for a public sale.

(b)       The Pledgor further agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 8 valid and binding and in compliance with applicable laws. The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Security Trustee, that the Security Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

Section 9.      Application of Proceeds of Sale and Cash and Securities. The proceeds of any sale of or realization upon the whole or any part of the Pledged Collateral and cash retained by the Security Trustee pursuant to this Agreement shall be applied by the Security Trustee in accordance with Section 3.03 of the Mortgage.

Section 10.     Limitation on Duties Regarding Preservation of Pledged Collateral. Neither the Security Trustee nor any director, officer, employee or counsel of the Security Trustee shall be liable for any action taken or omitted to be taken by it or them relative to any of the Pledged Collateral except for its or their own gross negligence or willful misconduct.

Section 11.     Further Assurances. The Pledgor agrees that at no expense to the Security Trustee, (a) it will duly execute and deliver (to the Security Trustee or otherwise) or cause to be duly executed and delivered (to the Security Trustee or otherwise) and will file or record such notices, financing statements or other documents as may be necessary to enable the perfection of the Lien of the Security Trustee hereunder, or as the Security Trustee may reasonably request, such instruments to be in form and substance reasonably satisfactory to the Security Trustee, and (b) it will do or cause to be done such further acts and things and execute and deliver (to the Security Trustee or otherwise) such additional conveyances, assignments, agreements and instruments, as the Security Trustee may at any time reasonably request in connection with the administration and enforcement of this Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto the Security Trustee its rights, powers and remedies hereunder, including, without limitation, the protection and perfection of the Security Trustee’s Lien in the Pledged Collateral or any part thereof.

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[Beneficial Interest Pledge Agreement (MSN [__________])]

Section 12.     Notices. All notices and other communications shall be in writing and shall be given or made by fax, mail or personal delivery and faxed, mailed or delivered to the intended recipient at the address specified in Schedule 1 to the Credit Agreement or at such other address as shall be designated by the Pledgor or the Security Trustee in a notice to the other party hereto. All such communications shall be deemed to have been duly given when transmitted by fax (provided such transmission by fax is in legible form and is accompanied by or generates a substantially simultaneous confirmation of transmission), or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Section 13.     No Waiver. No failure on the part of the Security Trustee or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Security Trustee or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 14.     GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

Section 15.     Successors and Assigns. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and all holders of the Secured Obligations secured hereby and their respective successors and permitted assigns, except that the Pledgor shall not be permitted to assign or otherwise transfer this Agreement or any rights or interests herein or in the Pledged Collateral or any part thereof, or otherwise to pledge, encumber or grant any option with respect to the Pledged Collateral or any part thereof. The Pledgor shall not be permitted to delegate any of its duties or obligations hereunder. The Security Trustee may assign this Agreement or any or all of its rights hereunder in accordance with the provisions of the Operative Documents.

Section 16.     Waivers; Amendments. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 17.     Termination.

(a)       Upon payment in full of the Secured Obligations, this Agreement shall terminate and the Security Trustee, at the request of the Pledgor, will execute and deliver to the Pledgor, at no cost to the Security Trustee, a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and will duly assign, transfer and deliver to the Pledgor all of the rights and moneys at the time held by the Security Trustee under this Agreement and will execute any other instrument reasonably requested by the Pledgor in connection with the foregoing.

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[Beneficial Interest Pledge Agreement (MSN [__________])]

(b)       Upon (or at any time after) payment in full of the principal amount of and interest on and all other amounts due under all Loan Certificates related to the Republic Aircraft owned by the Trust and provided that no Default or Event of Default shall have occurred and be continuing, the Pledgor may direct the Security Trustee to execute and deliver to or as directed in writing by the Pledgor an appropriate instrument releasing the Pledged Collateral from the Lien of this Agreement and the Security Trustee shall execute and deliver such instrument as aforesaid.

Section 18.      Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Pledgor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 19.      Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 20.      Counterparts. This Agreement may be executed in separate counterparts each of which when so executed and delivered shall be an exchangeable original, but all such counterparts shall together constitute but one and the same agreement.

Section 21.      Entire Agreement. This Agreement together with the Operative Documents constitutes, on and as of the date hereof, the entire agreement of the Pledgor and the Security Trustee with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Security Trustee and the Pledgor with respect to such subject matter are hereby superseded in their entirety.

Section 22.      WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENTS.

Section 23.     Non-Recourse Obligations.

(a)       In recognition of the Pledgor granting the security referred to in Section 2, the Security Trustee hereby agrees that, notwithstanding the provisions of this Agreement or any Loan Operative Document to the contrary, any and all liability of the Pledgor that is created hereunder shall, in the absence of fraud, gross negligence or willful misconduct in performing its obligations under this Agreement, be limited to the aggregate assets from time to time of the Pledgor. Except as specified above, the Pledgor shall not be personally liable for any shortfall that may arise as a result thereof. The provisions of this Section 24(a) shall only limit the personal liability of the Pledgor for the discharge of its obligations as specified above and shall not (i) limit or restrict in any way the accrual of interest on any such unpaid amount, or (ii) derogate from or otherwise limit the right of recovery, realization or application by the Security Trustee, the Agent, the Swap Counterparty and each Participant under or pursuant to any of the Loan Operative Documents on anything assigned, mortgaged, charged, pledged or secured (by way of security) to or for the benefit of the Security Trustee, the Agent, the Swap Counterparty and each Participant under or pursuant to any of the Loan Operative Documents.

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[Beneficial Interest Pledge Agreement (MSN [__________])]

(b)        The Security Trustee hereby acknowledges and agrees that the Pledgor’s obligations under this Agreement and the other Loan Operative Documents are solely the corporate obligations of the Pledgor and that none of the Security Trustee, the Agent, the Swap Counterparty or the Participants shall have any recourse against any of the directors, shareholders, officers or employees of the Pledgor for any claims, losses, damages, liabilities, indemnities or other obligations of the Pledgor under this Agreement and the other Loan Operative Documents.

*         *      *

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[Beneficial Interest Pledge Agreement (MSN [__________])]

IN WITNESS WHEREOF, each of the parties hereto has caused this Beneficial Interest Pledge Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

ACY E-175 LLC, as a Borrower

By: AeroCentury Corp., its Manager

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Security Trustee

By:
Name:
Title:

Acknowledged and Agreed:

WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee of [_________] Trust

By:
Name:
Title:

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[Beneficial Interest Pledge Agreement (MSN [__________])]

EXHIBIT A

FORM OF INTEREST TRANSFER

ACY E-175 LLC (the “Transferor”), for value received does hereby transfer to __________________ (the “Transferee”), its beneficial interest, to hold the same unto the Transferee.

ACY E-175 LLC, as a Borrower

By: AeroCentury Corp., its Manager

By:
Name:
Title:

Exhibit A

[Credit Agreement]

EXHIBIT B-2

FORM OF BORROWER PARENT PLEDGE AGREEMENT

Exhibit B-2

MEMBERSHIP INTEREST PLEDGE

AGREEMENT

dated as of ___________________

between

AEROCENTURY CORP.

as Pledgor

and

WILMINGTON TRUST COMPANY

as Security Trustee

_______________________________________

Borrower Parent Pledge Agreement

________________________________________

 i

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT dated as of ________________ (this “Agreement”) is between AEROCENTURY CORP., a Delaware corporation, as pledgor (the “Pledgor”) and WILMINGTON TRUST COMPANY, as security trustee (the “Security Trustee”).

WITNESSETH:

WHEREAS, the Pledgor is the sole member and manager of [ACY SN 15129 LLC][ACY E-175 LLC], a Delaware limited liability company (the “Company”) pursuant to that certain Operating Agreement, dated as of [____________] (as it may be modified, supplemented or amended from time to time, the “LLC Agreement”) and owns 100% of the Membership Interest (as defined below) in the Company, as evidenced by [Certificate No. 1] dated ________ (the “Certificate”) issued by the Company to the Pledgor;

WHEREAS, the Company has entered into a Credit Agreement, dated as of ________ __, 2019, among, inter alios, the Company, as a borrower, the participants party thereto (the “Participants”), Norddeutsche Landesbank Girozentrale, as swap counterparty, Norddeutsche Landesbank Girozentrale, New York Branch, as agent, and the Security Trustee (as it may be modified, supplemented or amended from time to time, the “Credit Agreement”) pursuant to which the Participants agreed to make certain loans available to refinance the Aircraft;

WHEREAS, the Company has entered into a Security Agreement, dated as of ________ __, 2019, among, inter alios, the Company, as a mortgagor, and the Security Trustee (as it may be modified, supplemented or amended from time to time, the “Mortgage”); and

WHEREAS, it is a condition precedent to the obligations of the Participants under the Credit Agreement that the Pledgor grant to the Security Trustee, a security interest in the Membership Interest (as defined below).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and in order to induce the Participants to enter into the transactions contemplated by the Credit Agreement and the other Operative Documents, the Pledgor hereby covenants and agrees with the Security Trustee as follows:

Section 1.       Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Section 2.       Pledge. (a) As security for the payment and performance in full of all of the Secured Obligations (as defined in the Security Agreement), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over, delivers and grants to the Security Trustee a first priority Lien in all right, title and interest of the Pledgor which presently exist or hereafter arise in, to and under the following:

(i)       the limited liability company interest in the Company held by the Pledgor and the rights of the Pledgor as the sole member of the Company (the “Membership Interest”),

[Borrower Parent Pledge Agreement]

(ii)       all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of or all the Membership Interest and all other options or rights of any nature whatsoever which may be issued or granted by the Company to the Pledgor in respect of the Membership Interest and the books and records of the Company evidencing record ownership and registration of the interests pledged hereunder,

(iii)       all certificates or other instruments or documents representing any of the foregoing, including the Certificate,

(iv)       all rights and privileges of the Pledgor with respect to the Membership Interest and the other property referred to in clauses (i) through (iii) above, and

(v)       all proceeds of any of the foregoing and any property of any character whatsoever into which any of the foregoing may be converted (all items referred to in clauses (i) through (v) being hereinafter collectively referred to as the “Pledged Collateral”).

(b)       For the avoidance of doubt, Excluded Payments (as defined in the Security Agreement) and any supplemental rent, maintenance reserves and security deposits payable to the Company under the relevant Lease (received as distributions or otherwise) shall not be Pledged Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, title, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Security Trustee, its successors and assigns permitted by the terms of the Credit Agreement; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.       Representations and Warranties of the Pledgor. The Pledgor hereby represents and warrants as of the date hereof:

(a)       it is a Delaware corporation duly incorporated and validly existing under the laws of the jurisdiction of its formation and has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

(b)       (i) it has duly authorized, executed and delivered this Agreement and (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c)       the execution, delivery and performance by the Pledgor of this Agreement is not in violation of the LLC Agreement or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or to which any of its property or assets may be subject;

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(d)       neither the execution and delivery by the Pledgor of this Agreement nor the consummation by it of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, any agency or authority, except for the filing of Uniform Commercial Code financing statements (and continuations thereof) in respect of the security interests created hereby in the State of Delaware;

(e)       the Pledgor is the record owner of the Pledged Collateral, free and clear of any and all Liens or claims of any other Person, except for the Lien granted hereunder (and the rights and remedies of the Security Trustee related to such Lien);

(f)       the Membership Interest has been duly authorized and validly issued;

(g)       the Certificate is accurate and the Membership Interest described therein constitutes the entire Membership Interest of the Pledgor at the date hereof;

(h)       it has legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated;

(i)       the Pledgor, as manager and sole member of the Company, has not taken any action or commenced any legal proceedings nor (to the best of its knowledge and belief) has the Company taken any or have any been threatened against the Company for its winding up, dissolution, administration or reorganization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any of all of its assets;

(j)       other than the delivery of the Certificate to the Security Trustee evidencing the Pledged Collateral and the filing of a UCC-1 financing statement in respect of this Agreement, it is not necessary in order to ensure the validity, enforceability or admissibility in evidence in proceedings of this Pledge Agreement in New York or Delaware or any other relevant jurisdiction that it or any other document be filed or registered with any authority in such jurisdiction or elsewhere or that any tax be paid in respect thereof, and the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Pledged Collateral.

Section 4.       Covenants of the Pledgor. The Pledgor covenants as follows for so long as any Secured Obligations remain outstanding and/or unperformed (other than any contingent liabilities that continue past the termination of the Security Agreement and the other Loan Operative Documents):

(a)       except as contemplated hereby and by the Security Agreement, the Pledgor will not make any sale, assignment, pledge, mortgage, hypothecation or transfer of the Pledged Collateral or the ownership interests of the Company and, except for the Lien granted hereby, the Pledgor will be the sole legal owner of the Pledged Collateral, free and clear of any and all Liens other than the Liens granted in favor of the Security Trustee;

(b)       as manager and sole member of the Company, it will not cause the Company to issue any further limited liability company interests of any class or description or other securities in addition to or in substitution for the Membership Interest in existence on the Closing Date; it will hold in trust and will pledge hereunder, immediately upon its acquisition (direct or indirect) thereof, all property (other than Excluded Payments, any supplemental rent, maintenance reserves or security deposits payable under the relevant Lease and other property explicitly permitted to be received and retained by the Company under the Credit Agreement and the other Loan Operative Documents) or additional limited liability company interest of any class or description or other securities of the Company;

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(c)       at any time and from time to time, at no expense to the Security Trustee, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Security Trustee may reasonably request, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Security Trustee to exercise and enforce its rights and remedies hereunder;

(d)       as manager and sole member of the Company, it shall not authorize or, to the extent within its power or control, consent to the appointment of a receiver, trustee or liquidator of the Company or of a substantial part of the Company’s property, or admit in writing submitted in connection with judicial or other similar procedures the Company’s inability to pay its debts generally as they come due, or make a general assignment for the benefit of creditors or permit any creditor to exercise a contractual right to assume the operations or financial management of the Company;

(e)       as manager and sole member of the Company, it shall not authorize the Company to file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceedings, or authorize the Company by voluntary petition, answer or consent to or seek relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with the Company’s creditors or otherwise for the relief of distressed debtors;

(f)       it shall not commence or join with any other Person in commencing any case, proceeding or action described in the preceding paragraph or seek an order, judgment or decree appointing a receiver, trustee or liquidator of the Company of all or substantial part of its property, or sequestrating of all or any substantial part of the property of the Company or otherwise file a petition against the Company in a proceeding under any bankruptcy, insolvency or other similar laws as now or hereafter in effect;

(g)       as manager and sole member of the Company, it shall not authorize the Company to incur any indebtedness other than as provided in the Operative Documents;

(h)       as manager and sole member of the Company, it shall not authorize the Company to engage in any business other than as contemplated by the Operative Documents;

(i)       it shall not, unless (i) it has given at least 20 days’ prior written notice to such effect to the Security Trustee and (ii) all action reasonably necessary to protect and perfect the Lien granted or purported to be granted hereby with respect to the Pledged Collateral, shall have been taken, either (A) change its name, identity or structure or reorganize or (B) reincorporate under the laws of another jurisdiction;

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[Borrower Parent Pledge Agreement]

(j)       if it receives distributions from the Company that were made with funds that the Company was not entitled to receive under the Security Agreement and the other Loan Operative Documents, it shall hold such funds in trust for the Security Trustee and promptly deposit such funds in the applicable Collateral Account on behalf of the Company;

(k)       it shall defend the Security Trustee’s right, title and Lien in and to the Pledged Collateral against the claims and demands of all Persons; and

(l)        it will not amend, repeal or modify the LLC Agreement of the Company without the prior written consent of the Security Trustee (not to be unreasonably withheld, delayed or conditioned).

Section 5.       Voting Rights, Distributions etc. (a) So long as no Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Membership Interest, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the other Loan Operative Documents; provided however, that the Pledgor shall not be entitled to exercise any voting and/or consensual rights and powers with respect to the following without the prior written consent of the Security Trustee:

(i)       the winding up, dissolution, liquidation or reorganization of the Company or the composition or readjustment of its debts;

(ii)       the merger or consolidation of the Company with any other Person;

(iii)       the sale of all or substantially all the assets of the Company;

(iv)       any amendment to or modification of the LLC Agreement;

(v)       except as otherwise provided in the Operative Documents, the incurrence of any indebtedness or the creation of any Lien by the Company;

(vi)       except as otherwise provided in the Operative Documents, the making by the Company of a general assignment for the benefit of creditors;

(vii)      the commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization, winding up or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or of all or any substantial part of its property;

(viii)      failing to controvert in a timely and appropriate manner, or acquiescence in writing to, any petition filed against the Company in an involuntary case under applicable bankruptcy or similar law or in any other action or proceeding against it under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of its debts;

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[Borrower Parent Pledge Agreement]

(ix)       other than with respect to payments permitted or required by the Operative Documents or to be made by the Security Trustee, the payment of dividends or other distributions other than in cash in respect of the Membership Interest or the repurchase or redemption of the Membership Interest; and

(x)       the taking of any action necessary for the purpose of effecting any actions specified in the foregoing clauses (i) through (ix);

(b)       The Pledgor shall execute and deliver, or cause to be executed and delivered, to the Security Trustee, as appropriate, all such proxies and other instruments as the Security Trustee may request for the purpose of enabling the Security Trustee to exercise all rights and privileges in respect of the Membership Interest and/or the voting and/or consensual rights and powers which the Security Trustee is entitled to exercise pursuant to this Section 5.

(c)       At any time when an Event of Default has occurred and is continuing, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a) shall cease and all such rights shall thereupon become vested in the Security Trustee, without further act who shall thereupon have the sole right to exercise such voting and other consensual rights and remedies

(d)       Upon any sale or other disposition of any part of the Pledged Collateral by the Security Trustee pursuant to Section 7 hereof, all of the voting and consensual rights, privileges and powers referred to in the preceding sentence pertaining to such part shall in any event become vested in the Person to whom such sale or disposition is made, which Person shall thereafter have the sole and exclusive right to exercise such voting and consensual rights, privileges and powers.

Section 6.       Delivery of Pledged Collateral. The Pledgor agrees to deliver or cause to be delivered promptly to the Security Trustee any and all other Pledged Collateral, and any and all certificates or other instruments or documents representing any of the Pledged Collateral, including the Certificate, which shall be in or come into the Pledgor’s possession during the term of this Agreement. The Pledgor agrees to deliver to the Security Trustee on or prior to the Closing Date a duly executed limited liability company interest transfer form in blank in the form of Exhibit A hereto.

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[Borrower Parent Pledge Agreement]

Section 7.       Remedies upon Default .. If an Event of Default shall have occurred and be continuing, the Security Trustee may exercise all rights of a secured party under the Uniform Commercial Code, as enacted in any applicable jurisdiction, with respect to the Pledged Collateral and, in addition, the Security Trustee may, without being required to give any notice except as herein provided or as may be required by applicable law, sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Security Trustee in its reasonable discretion shall deem appropriate. The Security Trustee shall be authorized at any sale to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act of 1933, as amended (the “Securities Act”). Upon consummation of any sale, the Security Trustee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral sold and all of the voting and consensual rights and powers granted and reserved to the Security Trustee pursuant hereto shall thereupon become vested in such purchaser or purchasers, subject to any reservations or qualifications imposed by the Security Trustee. Each purchaser at any sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, appraisal, reclamation and turnover which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Security Trustee shall give the Pledgor (with a copy to the Company) ten days’ written notice (which the Pledgor agrees is reasonable notification within the meaning of Section 9-612 of the Uniform Commercial Code, as enacted in any applicable jurisdiction) of the Security Trustee’s intention to attempt to sell any of the Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale, and, in the case of a sale at a broker’s board or on a securities exchange, shall identify the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or a portion thereof, will first be offered for sale. Any public sale of any of the Pledged Collateral shall be held at such time or times within ordinary business hours and at such place or places as the Security Trustee may state in the notice or publication (if any) of such sale. At any sale, the Pledged Collateral, or any portion thereof to be sold, may be sold as an entirety or in separate parcels, as the Security Trustee may (in its sole and absolute discretion) determine. The Security Trustee shall not be obligated to sell any of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of a sale of such Pledged Collateral may have been given. The Security Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. In case all or any part of the Pledged Collateral is sold on credit or for future delivery, the Pledged Collateral so sold may be retained by the Security Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Security Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon ten days’ notice (which the Pledgor agrees is reasonable notification within the meaning of Section 9-612 of the Uniform Commercial Code, as enacted in any applicable jurisdiction). At any sale made pursuant to this Agreement, to the extent permitted by applicable law, the Security Trustee may bid for or purchase, free from any right of redemption, stay, appraisal, reclamation or turnover on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), any Pledged Collateral offered for sale and may make payment on account thereof by using the amount of Secured Obligations outstanding to it from the Pledgor as a credit against the purchase price, and the Security Trustee may, upon compliance with the terms of sale, hold, retain and dispose of the Pledged Collateral sold without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof and the Security Trustee shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Security Trustee shall have entered into such agreement all Events of Default shall have been remedied. As an alternative to exercising the power of sale herein conferred upon it, the Security Trustee may proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court having competent jurisdiction and/or pursuant to a proceeding of a court-appointed receiver.

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[Borrower Parent Pledge Agreement]

The Pledgor hereby constitutes and appoints the Security Trustee the attorney-in-fact of the Pledgor for the purpose of carrying out after the occurrence and during the continuance of an Event of Default, the provisions of this Agreement and taking any action and executing any instrument which the Security Trustee may deem necessary or reasonably advisable to accomplish the purposes hereof, which appointment is granted as security for the performance of the Pledgor’s obligations hereunder and for valuable consideration, and is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Security Trustee shall have the right, after the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Security Trustee’s name or in the name of the Pledgor, to settle, compromise, prosecute or defend any action, claim or proceeding with respect to the Pledged Collateral and shall have the right to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same.

Section 8.       Cooperation. The Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Security Trustee desires to sell any of the Pledged Collateral at a sale, it will, at any time and from time to time, upon the written request of the Security Trustee, use commercially reasonable efforts to cause the Company to take such action and prepare, distribute and/or file such documents as are required for the Security Trustee to permit the sale of such Pledged Collateral.

Section 9.      Private Sales. (a) The Pledgor recognizes that the Security Trustee may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale. The Security Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so; nor shall the Company be at any time obligated to register the Membership Interest for a public sale.

(b)       The Pledgor further agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 8 valid and binding and in compliance with applicable laws. The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Security Trustee, that the Security Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

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[Borrower Parent Pledge Agreement]

Section 10.     Application of Proceeds of Sale and Cash and Securities. The proceeds of any sale of or realization upon the whole or any part of the Pledged Collateral and cash retained by the Security Trustee pursuant to this Agreement shall be applied by the Security Trustee in accordance with Section 3.03 of the Mortgage.

Section 11.    Limitation on Duties Regarding Preservation of Pledged Collateral. Neither the Security Trustee nor any director, officer, employee or counsel of the Security Trustee shall be liable for any action taken or omitted to be taken by it or them relative to any of the Pledged Collateral except for its or their own gross negligence or willful misconduct.

Section 12.    Further Assurances. The Pledgor agrees that at no expense to the Security Trustee, (a) it will duly execute and deliver (to the Security Trustee or otherwise) or cause to be duly executed and delivered (to the Security Trustee or otherwise) and will file or record such notices, financing statements or other documents as may be necessary to enable the perfection of the Lien of the Security Trustee hereunder, or as the Security Trustee may reasonably request, such instruments to be in form and substance reasonably satisfactory to the Security Trustee, and (b) it will do or cause to be done such further acts and things and execute and deliver (to the Security Trustee or otherwise) such additional conveyances, assignments, agreements and instruments, as the Security Trustee may at any time reasonably request in connection with the administration and enforcement of this Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto the Security Trustee its rights, powers and remedies hereunder, including, without limitation, the protection and perfection of the Security Trustee’s Lien in the Pledged Collateral or any part thereof.

Section 13.    Notices. All notices and other communications shall be in writing and shall be given or made by fax, mail or personal delivery and faxed, mailed or delivered to the intended recipient at the address specified in Schedule 1 to the Credit Agreement or at such other address as shall be designated by the Pledgor or the Security Trustee in a notice to the other party hereto. All such communications shall be deemed to have been duly given when transmitted by fax (provided such transmission by fax is in legible form and is accompanied by or generates a substantially simultaneous confirmation of transmission), or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Section 14.    No Waiver. No failure on the part of the Security Trustee or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Security Trustee or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 15.    GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

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[Borrower Parent Pledge Agreement]

Section 16.    Successors and Assigns. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and all holders of the Secured Obligations secured hereby and their respective successors and permitted assigns, except that the Pledgor shall not be permitted to assign or otherwise transfer this Agreement or any rights or interests herein or in the Pledged Collateral or any part thereof, or otherwise to pledge, encumber or grant any option with respect to the Pledged Collateral or any part thereof. The Pledgor shall not be permitted to delegate any of its duties or obligations hereunder. The Security Trustee may assign this Agreement or any or all of its rights hereunder in accordance with the provisions of the Operative Documents.

Section 17.    Waivers; Amendments. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 18.    Termination.

(a)       Upon payment in full of the Secured Obligations, this Agreement shall terminate and the Security Trustee, at the request of the Pledgor, will execute and deliver to the Pledgor, at no cost to the Security Trustee, a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and will duly assign, transfer and deliver to the Pledgor all of the rights and moneys at the time held by the Security Trustee under this Agreement and will execute any other instrument reasonably requested by the Pledgor in connection with the foregoing.

(b)       Upon(or at any time after) payment in full of the principal amount of and interest on and all other amounts due under all Loan Certificates related to the Aircraft owned by the Company and provided that no Default or Event of Default shall have occurred and be continuing, the Pledgor may direct the Security Trustee to execute and deliver to or as directed in writing by the Pledgor an appropriate instrument releasing the Pledged Collateral from the Lien of this Agreement and the Security Trustee shall execute and deliver such instrument as aforesaid.

Section 19.    Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Pledgor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 20.    Headings . Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

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[Borrower Parent Pledge Agreement]

Section 21.    Counterparts. This Agreement may be executed in separate counterparts each of which when so executed and delivered shall be an exchangeable original, but all such counterparts shall together constitute but one and the same agreement.

Section 22.     Entire Agreement .. This Agreement together with the Operative Documents constitutes, on and as of the date hereof, the entire agreement of the Pledgor and the Security Trustee with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Security Trustee and the Pledgor with respect to such subject matter are hereby superseded in their entirety.

Section 23.    WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENTS.

Section 24.    Non-Recourse Obligations.

(a)       In recognition of the Pledgor granting the security referred to in Section 2, the Security Trustee hereby agrees that, notwithstanding the provisions of this Agreement or any Loan Operative Document to the contrary, any and all liability of the Pledgor that is created hereunder shall, in the absence of fraud, gross negligence or willful misconduct in performing its obligations under this Agreement, be limited to the Pledged Collateral. Except as specified above, the Pledgor shall not be personally liable for any shortfall that may arise as a result thereof. The provisions of this Section 24(a) shall only limit the personal liability of the Pledgor for the discharge of its obligations as specified above and shall not (i) limit or restrict in any way the accrual of interest on any such unpaid amount, or (ii) derogate from or otherwise limit the right of recovery, realization or application by the Security Trustee, the Agent, the Swap Counterparty and each Participant under or pursuant to any of the Loan Operative Documents on anything assigned, mortgaged, charged, pledged or secured (by way of security) to or for the benefit of the Security Trustee, the Agent, the Swap Counterparty and each Participant under or pursuant to any of the Loan Operative Documents.

(b)       The Security Trustee hereby acknowledges and agrees that the Pledgor’s obligations under this Agreement and the other Loan Operative Documents are solely the corporate obligations of the Pledgor and that none of the Security Trustee, the Agent, the Swap Counterparty or the Participants shall have any recourse against any of the directors, shareholders, officers or employees of the Pledgor for any claims, losses, damages, liabilities, indemnities or other obligations of the Pledgor under this Agreement and the other Loan Operative Documents.

*     *    *

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[Borrower Parent Pledge Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Membership Interest Pledge Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

AEROCENTURY CORP., as Pledgor

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Security Trustee

By:
Name:
Title:

Acknowledged and Agreed:

[_________________]

By its authorized signatory:

By:
Name:
Title:

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[Borrower Parent Pledge Agreement]

EXHIBIT A

FORM OF INTEREST TRANSFER

AEROCENTURY CORP. (the “Transferor”), for value received does hereby transfer to __________________ (the “Transferee”), its limited liability company interest standing in its name of [____________], represented by Certificate No. 1, to hold the same unto the Transferee.

AEROCENTURY CORP.

By:
Name:
Title:

Exhibit A